UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

April 10, 2009

ANNUAL GENERAL MEETING — May 22, 2009

To the Shareholders of PartnerRe Ltd.,

You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 1:00 p.m local time on Friday, May 22, 2009, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. My fellow directors and the executives will be in attendance and I will present a report on the current affairs of your company. You will have an opportunity for any questions and comments.

If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.

I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.

We are grateful for your assistance and express our appreciation in advance.

Yours sincerely,

John A. Rollwagen

Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS MAY 22, 2009.

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 22, 2009

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, May 22, 2009, at 1:00 p.m. local time, for the following purposes:

1.	To elect two (2) directors to hold office until the 2012 annual general meeting of shareholders or until their respective successors have been duly elected;

2.	To re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors, to serve until the 2010 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3.	To approve our 2009 Employee Share Purchase Plan;

4.	To approve amendments to our 2003 Non-Employee Director Share Plan, as amended and restated;

5.	To approve the extension of the term applicable to the shares remaining under our Swiss Share Purchase Plan; and

6.	To approve six proposals amending and restating our Bye-Laws. Failure by the shareholders to approve any one of them will lead to none of the six proposals being adopted and the current Bye-Laws will remain in effect.

The Board of Directors has fixed the close of business on March 23, 2009, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 10, 2009

PROXY STATEMENT

Page
PROPOSAL 1—To elect two (2) directors to hold office until the annual general meeting of shareholders in the year 2012 or until their respective successors have been duly elected	56
PROPOSAL 2—To re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors to serve until the 2010 annual general meeting, and to refer the determination of auditors’ remuneration to the board of directors	57
PROPOSAL 3—To approve our 2009 Employee Share Purchase Plan	58
PROPOSAL 4—To approve amendments to our 2003 Non-Employee Directors’ Share Purchase Plan, as amended and restated	61
PROPOSAL 5—To approve the extension of the term applicable to the shares remaining under our Swiss Share Purchase Plan	64
PROPOSAL 6—To approve amended and restated bye-laws	67
Proposal 6A: Eliminate supermajority voting requirements for amalgamations	67
Proposal 6B: Advance notice provisions	68
Proposal 6C: Voting/ownership limitations	68
Proposal 6D: Indemnification provisions	69
Proposal 6E: Election, disqualification and removal of Directors	69
Proposal 6F: Other changes to the bye-laws	70
APPENDIX I	AI 1
APPENDIX II	AII 1
APPENDIX III	AIII 1
APPENDIX IV	AIV 1
APPENDIX V	AV 1

PROXY STATEMENT

PARTNERRE LTD.

Annual General Meeting of Shareholders

May 22, 2009

GENERAL INFORMATION ABOUT THE 2009

ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of PartnerRe Ltd. (“PartnerRe”) of proxies from holders of common shares, referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 1:00 p.m. local time on May 22, 2009, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.

Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about April 10, 2009. As further detailed in the Notice Regarding the Availability of Proxy Materials (“Notice”) (which will be mailed to shareholders on or about April 10, 2009), shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

FREQUENTLY ASKED QUESTIONS

WHO IS ENTITLED TO VOTE?

You may vote if you owned common shares as of the close of business on March 23, 2009 (the “Record Date”). Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had an aggregate of 56,577,595 common shares issued and outstanding, net of treasury shares. If you constructively or beneficially, directly or indirectly, own more than 9.9% of the outstanding common shares, your voting rights will be limited pursuant to a formula specified in our Bye-Laws.

WHAT AM I VOTING ON?

You will be asked to:

(i)	Elect two (2) directors to serve on the Board of Directors until the 2012 annual general meeting of shareholders or until their respective successors have been duly elected;

(ii)	Re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors, to serve until the 2010 annual general meeting, and refer decisions regarding the auditors’ compensation to the Board of Directors;

(iii)	To approve our 2009 Employee Share Purchase Plan;

(iv)	To approve amendments to our 2003 Non-Employee Director Share Plan, as amended and restated;

(v)	To approve the extension of the term applicable to the shares remaining under our Swiss Share Purchase Plan; and

(vi)	To approve six proposals amending and restating our Bye-Laws. Failure by the shareholders to approve any one of them will lead to none of the six proposals being adopted and the current Bye-Laws will remain in effect.

For more information about these proposals, see pages 56-71.

WHAT DOES SOLICITATION OF PROXIES MEAN?

If you are unable to attend the Annual General Meeting, you can request that another individual vote on your behalf in accordance with your instructions (the person who votes is referred to as a proxy). In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, John A. Rollwagen, the Chairman, and Patrick A. Thiele, the President and Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy).

HOW DOES THE BOARD SOLICIT PROXIES?

Proxies will be solicited initially by mail. Directors, officers, and our employees may make further solicitation personally, by telephone, or otherwise; these individuals will not be specifically compensated for such activities. Georgeson, Inc. (“Georgeson”), a U.S. and European proxy solicitation firm, has been retained by PartnerRe to assist, if required, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Georgeson, they will receive a fee for their services and reimbursement for out-of-pocket expenses.

Shareholders who hold common shares through an account with a bank or broker will be asked to forward the proxy materials to the bank or broker. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail, or by telephone from outside the United States and Canada, you may incur costs. These costs are your responsibility.

HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?

You can appoint the proxies recommended by the Board (John A. Rollwagen and Patrick A. Thiele) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

CAN I CHOOSE MY OWN PROXY?

If you are a registered shareholder, meaning that you hold common shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., (“Computershare”) you may appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. You also must inform the individual you appoint. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.

If you hold common shares through an account with a bank or broker, please contact the bank or broker if you intend to appoint a proxy that is different from those recommended by the Board.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?

If you are a registered shareholder and you do not appoint a proxy or vote by telephone or over the Internet, your shares will not be voted unless you personally attend the Annual General Meeting.

If you hold common shares through an account with a bank or broker, those shares may be voted even if you do not provide voting instructions. Brokerage firms have the authority to vote their customers’ shares on certain routine matters even if the customers do not provide instructions. The election of directors and the ratification of independent auditors are considered routine matters.

HOW CAN I VOTE BEFORE THE ANNUAL GENERAL MEETING?

If you are a registered shareholder, you can vote:

(i)	Over the Internet at the web address shown on the form of proxy;

(ii)	By telephone, using the telephone number shown on the form of proxy; or

(iii)	By mail using the address shown on the form of proxy.

If you hold common shares through an account with a bank or broker, you may be unable to vote by telephone or over the Internet. Please follow the instructions that your bank or broker provides.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote by:

(i)	Voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Standard Time on May 21, 2009; or

(ii)	Voting at the Annual General Meeting if you are a registered shareholder; or

(iii)	Obtaining a legal proxy from your bank or broker. A legal proxy is an authorization to vote the common shares your bank or broker holds in its name for your benefit.

If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change a previous vote simply because you attend the Annual General Meeting.

CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all holders of outstanding common shares as of the Record Date to attend and vote your common shares (or change your vote). If you hold common shares through an account with a bank or broker, you also need to obtain a legal proxy from that entity. The legal proxy obtained from your bank or broker will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. SHAREHOLDERS WHO DO NOT HAVE VALID PICTURE IDENTIFICATION AND A LEGAL PROXY (IF REQUIRED) MAY NOT BE ADMITTED TO THE ANNUAL GENERAL MEETING.

We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

In order for us to transact business at the Annual General Meeting, the holders of 25 percent of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum. Common shares will be counted toward a quorum if a shareholder:

(i)	Attends the Annual General Meeting and votes in person;

(ii)	Properly returns a proxy by Internet, mail, or telephone; or

(iii)	Indicates an intent to abstain, or if the shareholder’s vote is recorded as a broker non-vote (a “broker non-vote” occurs when the broker does not receive voting instructions on a non-routine matter from the customer for whom the broker holds shares. Electing directors and ratifying independent auditors are considered routine matters, so there will not be any broker non-votes on those proposals).

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, the common shares will be treated as not entitled to vote on that matter for purposes of determining how many votes are required for approval.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

Multiple proxies may indicate that your common shares are in more than one account. To ensure that all common shares are voted, please either vote each account by telephone, or over the Internet, or sign and return all forms of proxy by mail. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you hold common shares through a bank or broker, you should contact the bank or broker and request consolidation.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and our annual report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our postage and printing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and our annual report to any shareholder at a shared address to which we delivered a single copy of any of these documents. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials or our annual report, may contact:

1)	BY INTERNET: www.proxyvote.com

2)	BY TELEPHONE: 1-800-579-1639

3)	BY E-MAIL*: sendmaterial@proxyvote.com

There is no charge for requesting a copy. If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before May 10, 2009 to facilitate timely delivery.

Shareholders who hold their shares through a bank or broker who wish to either discontinue or begin householding should contact their bank or broker.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2010 ANNUAL GENERAL MEETING?

You may propose any matter for a vote by our shareholders at the 2010 Annual General Meeting by sending your proposal marked for the attention of the Secretary PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. We may omit the proposal from next year’s proxy statement if it is not received by the Secretary at the address noted above at least 120 days prior to the first anniversary of this Proxy Statement. We also may omit your proposal if it does not comply with applicable requirements of the SEC.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2010 ANNUAL GENERAL MEETING?

Subject to the paragraph below, if a shareholder proposal is introduced at the 2010 annual general meeting without having been discussed in our proxy statement, and the proposing shareholder does not notify us 45 days prior to the first anniversary of the date on which this Proxy Statement is first made available to shareholders (as required by Securities Exchange Act Rule 14a-4(c)(1)) of the shareholder’s intent to raise such proposal at the 2010 annual general meeting, then all proxies received by us for the 2010 annual general meeting will be voted by the persons named as proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the response to the question above.

Notwithstanding the above, if each of proposals 6A through 6F are approved and as a result, the proposed Bye-Laws, as amended and restated, are adopted by our shareholders at the 2009 Annual General Meeting, then if a shareholder proposal is introduced at the 2010 annual general meeting without having been discussed in our proxy statement, and the proposing shareholder does not notify us 60 to 90 days prior to the first anniversary of the 2009 annual general meeting of the shareholder’s intent to raise such proposal at the 2010 annual general meeting (subject to adjustment if the 2010 annual general meeting date is changed, as described in the proposed Bye-Laws), then all proxies received by us for the 2010 annual general meeting will be voted by the persons named as proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the response to the question above.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

Corporate Documentation

We refer to corporate documentation throughout the Proxy Statement. We will furnish, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K for the year ending December 31, 2008

•	Audit Committee Charter

•	Compensation Committee Charter

•	Human Resources Committee Charter

•	Nominating & Governance Committee Charter

•	Risk Management & Finance Committee Charter

•	Corporate Governance Principles and Application Guidelines

•	Code of Business Conduct and Ethics

The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K.

Exchange Rates

Exchange rates from United States dollars to Swiss francs and the euro are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States dollar-US$	Swiss francs-CHF
1	1.06
0.95	1
United States dollar-US$	European Union-euro
1	0.71
1.41	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2008 (as reported on www.oanda.com) and rounding to two decimal places.

OUR DIRECTORS

The Board consists of eleven directors divided into three classes. Class I has three directors. Mr. Baylis, who is a member of Class I, will not stand for reelection at the Annual General Meeting, further details are included under the heading “Retiring Directors” on page 9. Classes II and III each have four directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors each year. This section details the name, age, class, and committee memberships of our directors as of March 23, 2009.

Nominees for election as the Class I Directors with terms expiring at the 2012 Annual Meeting (see Proposal 1 on page 56:

Jan H. Holsboer

Age:	62
Director Since:	May 2000
Committees:	Audit Committee Nominating & Governance Committee
Biography:

Mr. Holsboer was an executive board member with ING Group until his retirement in 1999, and a member of the executive board of Univar N.V. from 2003 to 2007. Mr. Holsboer also served as President of the Geneva Association from 1993 to 1999. Currently, Mr. Holsboer is a supervisory director of Atradius N.V., TD Waterhouse Bank N.V., Delta Lloyd Insurance Group NV, and Yura International/YAM Invest N.V. He also serves as Chairman of the Board for Stichting Vie d’Or and Vereniging Pro Senectute and is a member of the board of Foundation Corporate Express and Foundation Imtech. Other than PartnerRe, Mr. Holsboer is not a director for any other U.S. listed companies.

Kevin M. Twomey

Age:	62
Director Since:	May 2003
Committees:	Audit Committee, Chairman Compensation Committee Human Resources Committee
Biography:

Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Currently, Mr. Twomey is a Director of Acxiom Corporation (NASDAQ: ACXM), Doral Financial Corporation (NYSE:DRL), and Prime Property Fund LLC. He is on the Board of Trustees of the University of North Florida and chairman of the Board of Trustees of United Way of Northeast Florida. Mr. Twomey was a director of Intergraph Corporation from 2004 until 2006, and a director of Novelis Inc. from 2006 until 2007.

Continuing Class II Directors with terms expiring at the 2010 Annual Meeting:

John A. Rollwagen, Chairman of the Board

Age:	68
Director Since:	May 2001
Committees:	Nominating & Governance Committee, Chairman Risk Management & Finance Committee
Biography:

Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc., a Fortune 500 company, until his retirement in 1993. He served as a principal of Quatris Fund from 2000 until 2005. Currently, Mr. Rollwagen is Chairman of SiCortex Inc. and a director of Algos Corp. and Cassatt Corp. (formerly known as Unlimited Scale Inc.).

Vito H. Baumgartner
Age:	68
Director Since: Committees:	November 2003 Audit Committee Compensation Committee, Vice Chairman Human Resources Committee, Vice Chairman
Biography:

Mr. Baumgartner was a Group President and Executive Officer of Caterpillar Inc. until his retirement in 2004. Currently, Mr. Baumgartner is a director of AB SKF, Inc. (Sweden) and Northern Trust Global Services Ltd. (UK).

Jean-Paul L. Montupet

Age:	61
Director Since:	February 2002
Committees:	Compensation Committee, Chairman Human Resources Committee, Chairman Risk Management & Finance Committee
Biography:

Mr. Montupet has been an Executive Vice President of Emerson since 1990, and also is an advisory Director of Emerson Electric Co. and President of Emerson Europe. In addition, Mr. Montupet is a Director of Lexmark International, Inc. and was a member of the board of governors of NEMA (National Electrical Manufacturers Association) from 1993 to 2008.

Lucio Stanca
Age:	67
Director Since:	September 2006 (formerly served from May 1998 - January 2005)
Committees:	Nominating & Governance Committee Risk Management & Finance Committee
Biography:

Mr. Stanca was Executive Chairman of IBM EMEA (Europe, Middle East, and Africa) until his retirement in 2001. Mr. Stanca is the former Minister of Innovation and Technology for the Italian Government and was elected as a Senator in Italy in April 2006 and Deputy of the Italian Parliament in April 2008. Mr. Stanca is Vice Chairman of the Aspen Institute Italia.

Continuing Class III Directors with terms expiring at the 2011 Annual Meeting:

Judith Hanratty, CVO, OBE

Age:	65
Director Since:	January 2005
Committees:	Nominating & Governance Committee Risk Management & Finance Committee, Vice Chairman
Biography:

Ms. Hanratty was an Executive for British Petroleum plc until she retired in 2003. Currently, Ms. Hanratty is a non-executive Director of Charles Taylor Consulting plc and a Director of the U.K. Gas and Electricity Markets Authority. Ms. Hanratty is also Chairman of the Commonwealth Education Trust and the Commonwealth Institute (Australia) Limited and a member of the Editorial Board of the Cambridge University Press Legal Practice Section. She is also an Honorary Fellow and former trustee of Lucy Cavendish College, Cambridge University, and a fellow of the Royal Society for the Encouragement of Arts, Manufacture and Commerce. Ms. Hanratty was made an Officer of the Order of the British Empire in 2002 and was made a Commander of the Royal Victorian Order in 2007.

Rémy Sautter
Age:	63
Director Since:	November 2001
Committees:	Audit Committee, Vice Chairman Nominating & Governance Committee
Biography:

Mr Sautter was CEO of Compagnie Luxembourgeoise de Télédiffusion (CLT) 1996-2000. Currently, Mr. Sautter is Chairman of the Board for RTL Radio, France, and a director of Channel 5, UK, a director of M6 Télévision (Paris), Pages Jaunes (Paris), and Thomson Multimédia P.L.C and operating partner of Duke Street Capital (London).

Patrick A. Thiele, President and Chief Executive Officer

Age:	58
Director Since:	December 2000
Committees:	Risk Management & Finance Committee Human Resources Committee
Biography:

Mr. Thiele is on the Board of overseers of the School of Risk Management and Actuarial Science, St. John’s Campus, New York. Effective March 5, 2009, Mr. Thiele resigned as a Director of Channel Reinsurance Ltd. and ChannelRe Holdings Ltd. Currently, Mr. Thiele is a member of the Geneva Association and the Dean’s Advisory Board of the University of Wisconsin Business School and Vice-Chairman of the Association of Bermuda Insurers and Reinsurers.

Jürgen Zech
Age:	69
Director Since:	August 2002
Committees:	Audit Committee Compensation Committee Human Resources Committee
Biography:

Dr. Zech was Chief Executive of Gerling-Konzern Versicherungs-Beteiligungs-AG until he retired in 2001. Currently, Dr. Zech is Chairman of Denkwerk GmbH, Klinikum der Universität zu Köln, Heubeck AG and a Director of Seeburger AG.

Retiring Director

Robert M. Baylis

Age:	70
Director Since:	May 2000
Committees:	Nominating & Governance Committee Risk Management & Finance Committee, Chairman
Biography:

Mr. Baylis was an executive with CS First Boston until his retirement in 1996. Currently, Mr. Baylis is a director of New York Life Insurance Company, Host Hotels and Resorts, Inc., and Chairman of the Board for Gildan Activewear, Inc. In 2007, Mr. Baylis became Chairman of the Audit Committee of Woods Hole Oceanographic Institute (a charitable trust). He is an overseer of the University of Pennsylvania Museum and a trustee of the Rubin Museum of Art. Mr. Baylis is a member of the advisory council of the Economics Department of Princeton University. Mr. Baylis was a Class I director but will not be standing for re-election at the Annual General Meeting and will retire as a member of the Board of Directors when his current term expires immediately prior to the Annual General Meeting. Mr. Baylis has reached the mandatory retirement age of 70 pursuant to our Corporate Governance Principles and Application Guidelines.

OUR EXECUTIVE OFFICERS

This section details the age, position, and business experience for each of our executive officers. Mr. Thiele is described in further detail under the heading “Our Directors” on page 8.

Name	Age	Position
Patrick A. Thiele	58	President and Chief Executive Officer(1)
Albert A. Benchimol	51	Executive Vice President, Chief Financial Officer, PartnerRe Group and Chief Executive Officer, Capital Markets(2)
Bruno Meyenhofer	60	Chairman, PartnerRe Global(3)
Costas Miranthis	45	Chief Executive Officer, PartnerRe Global(4)
Theodore C. Walker	48	President and Chief Executive Officer, PartnerRe U.S.(5)

(1)	Mr. Thiele was appointed President and Chief Executive Officer in December 2000.
(2)	Mr. Benchimol was appointed Executive Vice President and Chief Financial Officer in April 2000, and Chief Executive Officer of the Capital Markets Group, one of our business units, in June 2007.
(3)	Mr. Meyenhofer was appointed Chief Executive Officer, PartnerRe Global, one of our business units, in February 2002. Effective as of July 1, 2008, Mr. Meyenhofer relinquished his role as Chief Executive Officer and accepted the position of Chairman of PartnerRe Global.
(4)	Mr. Miranthis was appointed Deputy Chief Executive Officer, PartnerRe Global in September 2007 and was promoted to Chief Executive Officer, PartnerRe Global, and Chief Executive Officer, Partner Reinsurance Europe Limited in July 1, 2008.
(5)	Mr. Walker was appointed head of the worldwide catastrophe underwriting operations in 2002. In July 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe U.S. and, effective January 1, 2009, Mr. Walker succeeded Mr. Moore as President and Chief Executive Officer of PartnerRe U.S.

Retiring Executives

Scott Moore joined PartnerRe at its inception in 1993 as the Chief Financial Officer. Mr. Moore held the position of Chief Financial Officer until 1998 when he accepted the role of President and Chief Executive Officer of PartnerRe U.S. Mr. Moore retired on March 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND DIRECTORS

Directors and Officers

The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of all directors and executive officers. As defined by the SEC, an individual is deemed to be the “beneficial owner” of any shares that the person could acquire through the exercise of any currently exercisable options. The common shares owned by all directors and executive officers as a group constitute approximately 3.35% of the issued and outstanding common shares, net of treasury shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Shares
Patrick A. Thiele	542,748	(1)	*
Albert A. Benchimol	286,684	(2)	*
Bruno Meyenhofer	267,794	(3)	*
Costas Miranthis	73,091	(4)	*
Scott D. Moore	197,877	(5)	*
Theodore C. Walker	46,929	(6)	*
John A. Rollwagen	77,274	(7)	*
Vito H. Baumgartner	44,778	(8)	*
Robert M. Baylis	51,255	(9)	*
Judith Hanratty	36,346	(10)	*
Jan H. Holsboer	73,719	(11)	*
Jean-Paul L. Montupet	41,441	(12)	*
Rémy Sautter	38,182	(13)	*
Lucio Stanca	16,180	(14)	*
Kevin M. Twomey	36,689	(15)	*
Jürgen Zech	56,509	(16)	*
All directors and executive officers (16 total)	1,887,496		3.34

*	Denotes beneficial ownership of less than 1%

(1)	Mr. Thiele held 451,670 exercisable options to purchase common shares and 56,700 restricted share units that were vested. In addition, Mr. Thiele has acquired 3,478 common shares under the Employee Share Purchase Plan, and held an additional 30,900 common shares, 15,900 of which were purchased on the open market.
(2)	Mr. Benchimol held 268,781 exercisable options to purchase common shares and 15,623 restricted share units that were vested. In addition, Mr. Benchimol has acquired 2,280 common shares under the Employee Share Purchase Plan. Mr. Benchimol holds 17,903 shares in a margin account.
(3)	Mr. Meyenhofer held 247,015 exercisable options to purchase common shares and 17,589 restricted share units that were vested. In addition, Mr. Meyenhofer has acquired 3,190 common shares under the Employee Share Purchase Plan and the Swiss Share Purchase Plan.
(4)	Mr. Miranthis held 69,534 exercisable options to purchase common shares and 2,540 restricted share units that were vested. In addition, Mr. Miranthis has acquired 1,017 common shares under the Employee Share Purchase Plan.
(5)	Mr. Moore held 182,250 exercisable options to purchase common shares and 15,627 restricted share units that were vested.
(6)	Mr. Walker held 44,365 exercisable options to purchase common shares and 1,719 restricted share units that were vested. In addition, Mr. Walker has acquired 845 common shares under the Employee Share Purchase Plan.

(7)	Mr. Rollwagen held exercisable options to purchase 49,413 common shares. In addition, Mr. Rollwagen has 23,861 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant. Mr. Rollwagen also held 4,000 common shares that he purchased on the open market.
(8)	Mr. Baumgartner held exercisable options to purchase 34,991 common shares. Mr. Baumgartner has been granted 9,787 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(9)	Mr. Baylis held exercisable options to purchase 36,124 common shares. In addition, Mr. Baylis has been granted 12,458 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant and 673 common shares. Mr. Baylis also held 2,000 common shares that he purchased on the open market.
(10)	Ms. Hanratty held exercisable options to purchase 29,741 common shares. In addition, Ms. Hanratty has been granted 6,605 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(11)	Mr. Holsboer held exercisable options to purchase 60,866 common shares. In addition, Mr. Holsboer has been granted 11,656 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant, and 1,197 common shares.
(12)	Mr. Montupet held exercisable options to purchase 32,366 common shares. In addition, Mr. Montupet has been granted 7,659 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant, and 1,416 common shares.
(13)	Mr. Sautter held exercisable options to purchase 28,124 common shares. In addition, Mr. Sautter has been granted 10,058 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(14)	Mr. Stanca held exercisable options to purchase 9,569 common shares. In addition, Mr. Stanca has been granted 6,611 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(15)	Mr. Twomey held exercisable options to purchase 27,866 common shares. In addition, Mr. Twomey has 8.823 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(16)	Dr. Zech held exercisable options to purchase 43,691 common shares. In addition, Dr. Zech has been granted 12,143 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant. Dr. Zech also held 675 common shares that he purchased on the open market.

Other Beneficial Owners

The following table provides information regarding each person (including each corporate group) that owned, of record or beneficially, more than five percent of our outstanding common shares as of December 31, 2008. The information contained in the table is based solely on reports on Schedule 13G filed with the SEC; we have not independently verified the data. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares, or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. The shares detailed in the table are not necessarily owned by the entities named but may be owned by accounts over which they exercise discretionary investment authority.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class

FMR LLC 82 Devonshire Street Boston, MA, 02109, U.S.A	5,497,856	(1)	9.99%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,928,404	(2)	5.32%

Goldman Sachs Asset Management, 32 Old Slip New York, NY 10005 U.S.A.	2,904,708	(3)	5.30%

Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60603-3790	2,845,940	(4)	5.17%

(1)

As of December 31, 2008, based on a joint report on Schedule 13G/A filed on February 17, 2009, FMR LLC, Edward C. Johnson 3rd and Fidelity Management & Research Company are together deemed to be the beneficial owners and have sole dispositive power over 5,497,856 common shares. The Schedule 13G/A states that no one person’s interest exceeds 5% of PartnerRe’s total outstanding common shares.

(2)	As of December 31, 2008, based on a report on Schedule 13G filed on February 17, 2009, Wellington Management Company, LLP beneficially owns 2,928,404 common shares.
(3)	As of December 31, 2008, based on a joint report on Schedule 13G filed on February 13, 2009, Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC beneficially owns 2,904,708 common shares.
(4)	As of December 31, 2008, based on a joint report on Schedule 13G filed on February 13, 2009, Harris Associates L.P. and Harris Associates Inc. are the beneficial owners and have sole dispositive power over of 2,845,940 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons that own more than 10 percent of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC and the New York Stock Exchange. We assist directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2008, no director or executive officer failed to file his or her required reports on a timely basis.

CORPORATE GOVERNANCE

Board Classification

As described above under the heading “Our Directors,” the Board is divided into three classes with terms expiring at successive annual meetings. Class I, whose term expires at the upcoming Annual General Meeting, comprises Robert M. Baylis, Jan H. Holsboer and Kevin M. Twomey. Mr. Baylis will not be standing for reelection (For further details, see “Retiring Director” on page 9). Mr. Holsboer and Mr. Twomey, if elected, will continue to serve until the new term expires at the 2012 Annual General Meeting.

Meetings and Committees of the Board

Working through its five standing Committees, the Board exercises oversight over strategic decisions throughout the organization. (For further details, see “Committees of the Board of Directors” on page 16 and “Our Directors” on pages 6-9.) The Board held four meetings in 2008. Every director attended at least 75 percent of the meetings held by the Board and by the committees on which he or she serves. Every director attended the 2008 Annual General Meeting.

Insurance

The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2008 to May 14, 2009. The cost of this coverage for the one-year period ending May 14, 2009, was $1,587,853.

Communication with Directors

Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, business solicitations or advertisements.

Significant Board Practices

Executive Session

At every physical board meeting there is an executive session where Mr. Thiele, the Chief Executive Officer, is excused. In 2008, there were four physical board meetings. The non-management board members are at liberty to raise whatever issues they wish.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The directors set an annual agenda in advance, which is circulated with the materials. In addition, the Chairman of the Board and each committee, after receiving input from the directors, sets a quarterly agenda in advance for all Board and committee meetings.

Access to Management and Employees

Directors have full and unrestricted access to management and employees. In addition, key members of management attend Board meetings from time to time to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee and the Chairman of the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.

Director and Officer Questionnaire

Every year, each director and executive officer completes a Director and Officer Questionnaire that requires disclosure of considerable information, including whether the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest in any transaction involving PartnerRe.

Board Independence and Expertise

The Nominating & Governance Committee has determined that all directors are independent with the exception of Mr. Thiele, who is the only management director. In making this determination, the Nominating & Governance Committee considers the New York Stock Exchange listing standards for independence and reviews a comprehensive list of board memberships and charitable associations for each director. In addition, the Nominating & Governance Committee considered certain other arrangements described under the heading “Agreements with Related Parties” in our filing on Form 10-K for the year ended December 31, 2008. Based on this review, the Nominating & Governance Committee determined that no director other than Mr. Thiele had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors or any of their immediate family members receive any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Nominating & Governance Committee would make a new determination as to independence.

The Board has not appointed a Lead Director, as the role of Chairman of the Board is filled by an independent, non-executive director who presides at all meetings and at all executive sessions of the Board.

In the normal course of our operations, PartnerRe has bought or held securities of companies for which some of our board members serve as directors or non-executive directors. All transactions entered into as part of the investment portfolio were completed on market terms.

Director Qualifications

The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee follows established criteria when evaluating the candidacy of any individual as a director. (Further information about these criteria can be found under the heading “Nominating & Governance Committee” on pages 19-20.) The Board has retained the firm of Spencer Stuart and is actively seeking to fill the vacancy created by the retirement of Mr. Baylis.

Code of Business Conduct and Ethics

The Board has adopted the PartnerRe Ltd. Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires approval of the Board or the Audit Committee, and any waivers must be disclosed to shareholders promptly. There were no waivers of the Code of Business Conduct and Ethics in 2008. Any director, officer or employee who violates the Code of Business Conduct and Ethics will be subject to disciplinary action.

Corporate Governance Principles and Application Guidelines

The Board believes that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. To that end, the Board adopted the Corporate Governance Principles and Application Guidelines to define how the Board will operate and to reflect PartnerRe’s business and global practices. The Corporate Governance Principles and Application Guidelines specifically note that our Bye-Laws require majority voting for resolutions relating to the election of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established five standing committees: the Audit Committee, the Compensation Committee, the Human Resources Committee, the Nominating & Governance Committee and the Risk Management & Finance Committee. Members of the Audit, Compensation, and Nominating & Governance Committees are independent of PartnerRe and management as defined by New York Stock Exchange rules. The committee memberships are as follows:

Audit Committee	Compensation Committee	Human Resources Committee	Nominating & Governance Committee	Risk Management & Finance Committee
Kevin M. Twomey*	Jean-Paul L. Montupet*	Jean-Paul L. Montupet*	John A. Rollwagen*	Robert M. Baylis*
Rémy Sautter**	Vito H. Baumgartner**	Vito H. Baumgartner**	Robert M. Baylis	Judith Hanratty**
Vito H. Baumgartner	Kevin M. Twomey	Kevin M. Twomey	Judith Hanratty	Jean-Paul L. Montupet
Jan H. Holsboer	Jürgen Zech	Jürgen Zech	Rémy Sautter	John A. Rollwagen
Jürgen Zech		Patrick A. Thiele+	Jan H. Holsboer	Lucio Stanca
			Lucio Stanca	Patrick A. Thiele+

*	Chairman
**	Vice-Chairman
+	non-independent director

Each committee has a charter that, among other things, reflects current best practices in corporate governance. The following section describes the role of each committee.

Audit Committee

The Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.

To that end, the Audit Committee regularly meets with management, the Chief Audit Executive, and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent, and results of their audits. The Audit Committee met eight times during the year ended December 31, 2008.

The Chairman of the Audit Committee, Mr. Twomey, meets the definition of an “audit committee financial expert” as adopted by the SEC, and he has agreed to be designated as such. Mr. Twomey serves on the Audit Committees for two other public companies. Further information about Mr. Twomey can be found on page 6.

The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange. They have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 6-9.

The following report was approved at a meeting of the Audit Committee on February 26, 2009.

Audit Committee Report

The Audit Committee has discussed with the independent registered public accounting firm, Deloitte & Touche (“Deloitte”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and Regulation S-X Rule 2-07.

The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.

During fiscal year 2008, the Audit Committee had eight meetings, including telephonic meetings, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee

Kevin M. Twomey, Chairman

Rémy Sautter, Vice Chairman

Vito H. Baumgartner

Jan H. Holsboer

Jürgen Zech

Compensation Committee

The Compensation Committee’s primary responsibilities are:

•	Reviewing and recommending to the Board the adoption of plans providing for the issuance of shares, incentive-compensation plans and other equity based plans;

•

Determining the terms of any awards under such plans to the Chief Executive Officer and the officers subject to Section 16 of the Exchange Act of 1934 (the “Exchange Act”) and recommending them to the Board;

•	Establishing goals and objectives relevant to the Chief Executive Officer’s compensation;

•	Evaluating the performance of the Chief Executive Officer in light of established goals and objectives relevant to the Chief Executive Officer’s Compensation;

•	Determining and recommending to the executive session of the Board the compensation and benefits of the Chief Executive Officer;

•	Determining and recommending to the Board any employment or other agreements with the officers subject to Section 16 of the Exchange Act providing for severance or change in control benefits;

•

With input from the Human Resources Committee, determining the compensation of the officers subject to Section 16 of the Exchange Act (other than the Chief Executive Officer) and making recommendations to the Board;

•	Producing any external report required by statute or regulation relating to compensation; and

•

Reviewing and discussing the Compensation Discussion and Analysis with management and providing a recommendation to the Board regarding its inclusion in PartnerRe’s proxy statement and Annual Report on Form10-K.

The Compensation Committee can delegate authority to individual Compensation Committee members or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee. In addition, the Compensation Committee may delegate to one or more officers of PartnerRe its authority under the terms of any incentive-compensation or other equity-based plan to make grants and awards under such plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

The Compensation Committee meets at least four times per year, but the Chairman may call additional meetings as required.

Compensation Committee Consulting Services

The Chairman of the Compensation Committee, Mr. Montupet, has the authority to hire, manage and terminate outside consulting services.

Mr. Montupet requests information, analysis and proposals from PricewaterhouseCoopers, Watson Wyatt or Frederic W. Cook, firms that provide consulting services from time to time. As discussed below, examples of these services include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our comparative peer group and making competitive pay analyses based on the peer group.

Management obtains consulting services from other independent compensation consultants on an as-needed basis throughout the year. Typical projects include market pay studies, industry benchmarking and input on current trends and developments in executive compensation. Fees for these consulting services are set on a project-by-project basis. We do not pay an annual retainer to any executive compensation consulting firm.

Compensation of Named Executive Officers: Roles and Responsibilities

Human Resources Committee

The Human Resources Committee comprises the Chief Executive Officer and the members of the Compensation Committee. The Human Resources Committee oversees human resources philosophy, strategy, policy and administration for the Section 16 officers (excluding the Chief Executive Officer) and below for the PartnerRe group of companies.

Chief Executive Officer

The Chief Executive Officer is not a member of the Compensation Committee and did not attend any Compensation Committee meetings in 2008. As a member of the Human Resources Committee, the Chief Executive Officer assists the Compensation Committee by:

•	Explaining business context, the market environment and PartnerRe’s strategic direction;

•	Proposing financial performance measures and organizational performance objectives for Named Executive Officers (as defined below) other than himself, for the next annual performance period; and

•

Making compensation recommendations for Named Executive Officers other than himself, based on PartnerRe’s financial results and his personal qualitative assessment of the contributions of each executive toward those results and other organizational objectives.

Human Resources Management

In February 2008, Human Resources management provided the Compensation Committee with its analysis on internal pay equity, compensation mix, executive share ownership and competitive market comparisons.

Two Human Resources officers attend meetings of the Compensation Committee in a support capacity, but are not members.

•

The Chief Human Resources Officer presents information and proposals and coordinates technical and administrative support for the Compensation Committee. Once compensation packages are approved, the Chief Human Resources Officer is responsible for implementing any base salary adjustments, annual incentive payments and equity award grants.

•	The Director of Group Compensation and Benefits is a resource on technical issues and serves as secretary to both the Human Resources Committee and the Compensation Committee.

Compensation Consultant

An independent consulting firm provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate peer group. Further details about the peer group can be found under “External Pay Equity—Competitive Peer Group,” on page 31. When the Compensation Committee approves the peer group, the consultant prepares a competitive analysis of total compensation for the Named Executive Officers against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at a meeting the following February. The consultant, together with the Chief Human Resources Officer, also presents the Compensation Committee with options for the compensation of the Chief Executive Officer based on peer group analysis.

Compensation Committee

The Compensation Committee reviews all of the analysis and information it receives and formulates the final compensation recommendations to the Board for the Named Executive Officers. Further information about the Compensation Committee can be found under “Committees of the Board of Directors—Compensation Committee,” which begins on page 17.

Board of Directors

The full Board is responsible for the final approval of all compensation elements for each Named Executive Officer, excluding the Chief Executive Officer. All compensation elements for the Chief Executive Officer are discussed and approved during a Board executive session convened by independent directors. The Compensation Committee met five times during the year ended December 31, 2008.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2008 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Human Resources Committee

The Human Resources Committee is responsible for our compensation philosophy, all forms of deferred compensation (other than for the Named Executive Officers), and the defined contribution pension plans. The Human Resources Committee also reviews, analyzes, discusses and, if appropriate, validates management’s recommendations regarding human resource philosophies, policies and programs. The Human Resources Committee focuses primarily on executive compensation (excluding the Chief Executive Officer) (including making recommendations to the Compensation Committee), employee benefits, equity programs and executive succession planning and development. The Human Resources Committee met four times during the year ended December 31, 2008.

Nominating & Governance Committee

The Nominating & Governance Committee is responsible for all aspects of governance. The Nominating & Governance Committee identifies individuals qualified to become Board members, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating &

Governance Committee establishes Board committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets Board compensation, and develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman conducts individual assessments for those directors who are standing for re-election.

Because of the unique and diversified nature of the reinsurance industry, only the Nominating & Governance Committee may nominate directors, but the Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders.

The Nominating & Governance Committee has established and rigorously follows criteria for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its committees is diverse and appropriate in light of current challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience and determines whether it may be appropriate to supplement the Board or remove current directors.

The Nominating & Governance Committee met four times during the year ended December 31, 2008.

Risk Management & Finance Committee

The Risk Management & Finance Committee oversees PartnerRe’s risk management policies and practices as well as its corporate financial management. In particular, the Risk Management & Finance Committee approve policy for, and monitor the management of, PartnerRe’s risks and capital, including:

•	Approving and monitoring dollar limits for the Key Risks PartnerRe assumes;

•	Monitoring the “Capital at Risk” methodology;

•	Reviewing and recommending to the Board for approval material changes to PartnerRe’s reserving policy and philosophy;

•	Reviewing and recommending to the Board for approval material changes to PartnerRe’s asset valuation policy and philosophy;

•	Monitoring the diversification polices of the Capital Markets and reinsurance units;

•	Monitoring the retrocession and hedging policies of PartnerRe;

•	Monitoring PartnerRe’s Integrated Risk Management process and methodology;

•	Approving and recommending to the full Board any new equity or debt issuances or share repurchase programs and declarations of dividends;

•	Approving capital expenditures, including acquisitions and strategic investments, in accordance with prescribed thresholds; and

•	Monitoring Capital adequacy of the Group and approving movement of capital between subsidiaries in accordance with prescribed thresholds.

The Risk Management & Finance Committee met five times during the year ended December 31, 2008.

DIRECTOR COMPENSATION

The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for directors to fulfill their duties.

The total compensation package for director service consists of three components:

•	Cash compensation;

•	Share options; and

•	Restricted share units.

The following table shows how director compensation was allocated among these three components in 2008.

Component	Director Annual Amount	Board Chairman Annual Amount
Cash	$ 50,000	$180,000
Share options	$100,000	$120,000
Restricted share units	$ 80,000	$100,000
Dividend equivalents	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

With the exception of the spousal program (described below under “Management Director’s Fees and Directors’ Expenses”), we do not provide any perquisites to the directors.

Equity Components

The share option awards are immediately vested options to purchase PartnerRe common shares. These are granted each year on the date of the Annual General Meeting. The number of share options granted is determined using Black-Scholes methodology. Once the director ownership guidelines have been met and maintained and the director has served two full three year terms, the director can elect to take the cash value instead of the option grant. This was approved at the February 27, 2008 Board meeting.

The restricted share units are awarded on a quarterly basis and vest immediately. Each restricted share unit award has a minimum share delivery date restriction of five years from the date of grant. Directors may elect to extend the share delivery date restriction to 10 years or 15 years from the date of grant. If a director’s service terminates for any reason other than death, the delivery deferral will be lifted and the shares will be delivered six months following termination. In the case of termination due to death, the shares will be delivered immediately to the director’s designated beneficiary or estate. Dividend equivalents on cumulative restricted share unit awards are paid out quarterly in cash.

All equity awards for the directors are made from the 2003 Non-Employee Director Share Plan. This plan currently provides for the issuance of up to 500,000 common shares, and prescribes maximum annual limits for share option and restricted share unit awards. PartnerRe may amend or terminate this plan at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May 22, 2013. PartnerRe is requesting shareholder approval for specified amendments to this plan (see Proposal 4 on pages 61-63).

Elective Equity Incentive

In order to further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50 percent or 100 percent of their cash compensation. Deferred cash compensation is paid out in equity, with a PartnerRe match of 25 percent on the value of deferred cash compensation, to encourage increased share ownership. The PartnerRe match is paid out in restricted share unit awards, which are made under the same terms and conditions as the other restricted share unit grants.

Deferred Compensation Subject to Internal Revenue Code Sections 409A and 457A

For directors who are U.S. taxpayers, we have made changes to the Non-Employee Directors Compensation Plans so that it is compliant with Internal Revenue Code Sections 409A and 457A.

Board of Directors Ownership Guidelines

Each director is asked to own, at a minimum, a number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement. For these purposes, restricted share units and shares held outright are included in each director’s holdings. As of January 2007 all board members have met the ownership guidelines. Directors who do not meet the ownership guideline are required to defer at least 50 percent of their cash compensation in the form of restricted share units until the guideline is met. As with the elective equity incentive, mandatory deferrals receive a PartnerRe match equivalent to 25 percent. The match is paid out in restricted share unit awards, which are made under the same terms and conditions as the other restricted share unit grants.

Compensation for the Chairman of the Board

For services as Chairman in 2008, Mr. Rollwagen elected to receive his share options award in cash ($120,000) and 4,527 restricted share units. Mr. Rollwagen elected to defer 100 percent of his 2008 cash compensation and therefore was entitled to receive a company match equivalent to 25 percent of his deferral.

Chairman of the Board restricted share units	($)
Standard annual restricted share units award	100,000
Cash deferral to restricted share units award	180,000
Company match	45,000
Dividend equivalents in cash	40,796
Total	365,796

Management Director’s Fees and Directors’ Expenses

Mr. Thiele is not paid any fees or additional compensation for services as a director or as a member of any committee. All directors, including Mr. Thiele, are reimbursed for travel and other related expenses incurred in attending meetings of the Board or its committees. All directors, including Mr. Thiele, are reimbursed for attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year we invite the partners/spouses of the directors and Named Executive Officers to a board meeting and provide an extra optional program. Such a program took place in 2008 during the September meeting of the Board in Buenos Aires, Argentina. The cost of the extra program was $12,236 at an average of $1,360 per director/executive officer who utilized the spousal program. Other than the spousal program, we do not provide perquisites to our directors in lieu of compensation or otherwise.

Director Compensation Table

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)*	Total ($)
John A. Rollwagen(3)	180,000	100,000	120,000	—	87,156	487,156
Vito H. Baumgartner(4)	50,000	80,000	100,000	—	27,110	257,110
Robert M. Baylis(5)	50,000	80,000	100,000	1,719	31,965	263,684
Judith Hanratty(6)	50,000	80,000	100,000	—	15,750	245,750
Jan H. Holsboer(7)	50,000	80,000	100,000	—	31,382	261,382
Jean-Paul L. Montupet(8)	50,000	80,000	100,000	—	13,017	243,017
Rémy Sautter(9)	50,000	80,000	100,000	—	23,171	253,171
Lucio Stanca(10)	50,000	80,000	100,000	—	16,829	246,829
Kevin M. Twomey(11)	50,000	80,000	100,000	—	17,096	247,096
Jürgen Zech(12)	50,000	80,000	100,000	—	32,278	262,278

(1)	The grant date fair market values for restricted share unit awards granted in 2008 were as follows: $77.18 on March 3, 2008; $73.42 on June 2, 2008; $68.88 on September 2, 2008; and $68.47 on December 1, 2008. The directors received the following awards:

	3-Mar-08	2-Jun-08	2-Sep-08	1-Dec-08
John Rollwagen	1,053	1,107	1,180	1,187
Vito. H. Baumgartner	462	486	518	521
Robert M. Baylis	462	486	518	521
Judith Hanratty	361	379	404	407
Jan H. Holsboer	462	486	518	521
Jean-Paul L. Montupet	260	273	291	293
Rémy Sautter	361	379	404	407
Lucio Stanca	361	379	404	407
Kevin M. Twomey	260	273	291	293
Jürgen Zech	462	486	518	521

(2)	The grant date fair market value for option awards granted in 2008 was $74.08 on May 22, 2008.
(3)	Mr. Rollwagen elected to defer 100 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 49,413 common shares and 24,101 restricted share units.
(4)	Mr. Baumgartner elected to defer 100 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 34,991 common shares and 9,208 restricted share units.
(5)	Mr. Baylis elected to defer 100 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 36,124 common shares and 12,133 restricted share units. In addition, Mr. Baylis deferred his compensation in 2000 and 2002 pursuant to a plan that has since expired; such deferral earned $1,719 in interest during 2008.
(6)	Ms. Hanratty elected to defer 50 percent of her cash compensation. At December 31, 2008, she held exercisable options to purchase 29,741 common shares and 6,153 restricted share units.
(7)	Mr. Holsboer elected to defer 100 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 60,866 common shares and 11,077 restricted share units.
(8)	Mr. Montupet did not defer any cash compensation. At December 31, 2008, he held exercisable options to purchase 32,366 common shares and 7,334 restricted share units.
(9)	Mr. Sautter elected to defer 50 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 28,124 common shares and 9,733 restricted share units.
(10)	Mr. Stanca elected to defer 50 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 9,569 common shares and 6,286 restricted share units.
(11)	Mr. Twomey did not defer any cash compensation. At December 31, 2008, he held exercisable options to purchase 27,866 common shares and 9,152 restricted share units.
(12)	Dr. Zech elected to defer 100 percent of his cash compensation. At December 31, 2008, he held exercisable options to purchase 43,691 common shares and 11,564 restricted share units.

*	All Other Compensation includes the following:

Name	Spousal Program ($)	Dividend Equivalents ($)	Company Match on Cash Deferral ($)(a)	Corporate Jet ($)	Total ($)
John A. Rollwagen	1,360	40,796	45,000	0	87,156
Vito H. Baumgartner	0	14,610	12,500	0	27,110
Robert M. Baylis	0	19,465	12,500	0	31,965
Judith Hanratty	0	9,500	6,250	0	15,750
Jan H. Holsboer	1,360	17,522	12,500	0	31,382
Jean-Paul L. Montupet	1,360	11,657	0	0	13,017
Rémy Sautter	1,360	15,561	6,250	0	23,171
Lucio Stanca	1,360	9,219	6,250	0	16,829
Kevin M. Twomey	0	17,096	0	0	17,096
Jürgen Zech	1,360	18,418	12,500	0	32,278

(a)	As further detailed under “Elective Equity Incentive” on page 21 and “Board of Directors Ownership Guidelines” on page 22, all deferred cash compensation is entitled to receive a company match equivalent to 25 percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating & Governance Committee considers various relationships when determining whether a director is independent. These relationships are more fully described in “Board Independence and Expertise” on page 15.

There were no related-party transactions involving our directors, executive officers, or any of their immediate family members or any of the entities named in “Other Beneficial Owners” on page 13.

In November 2007, the Board adopted a written Related Person Transaction policy to codify the practice of identifying, approving and reporting related-party transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each director completes a questionnaire identifying his or her board relationships outside of PartnerRe. The results of the questionnaire are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. These individuals then identify and quantify any transactions that may have been consummated with any party on the list. The Nominating & Governance Committee determines whether the transaction should be stopped or reported in the proxy statement (or both), or whether the transaction may continue without disclosure in the proxy statement because it falls within certain permitted exceptions and is not to be disclosed required by the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

We are a leading global reinsurer, providing multi-line reinsurance to insurance companies. Since the purpose of our business is to assume risk, we can only create shareholder value when we have executives and employees with the skills to assess, value and manage risk.

Three principles drive our behavior and form the basis for our compensation policies. We are committed to:

•	Selling a product of value to selected insurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	Delivering an adequate return on shareholders’ capital to compensate you for the risk we assume on your behalf; and

•

Remaining a well-managed company that follows sound governance practices and provides a challenging work environment where employees can develop their careers and be appropriately rewarded for their performance.

An Overview of 2008 and its Implications on Executive Compensation

Despite the very difficult market conditions of 2008 when insurance markets were hit with the third worst catastrophe claims year in history, PartnerRe continued to provide strong, consistent support to our clients and a stable workplace for its employees. We delivered an operating return on beginning common shareholder’s equity of 12.3 percent which was only slightly below our target return of 13 percent over the cycle. Notwithstanding the turmoil in the markets, our results for the year underscored our excellent risk management, the balance and diversification we have achieved in our underwriting and investment operations, and the strength and resilience of our balance sheet.

Executive compensation at PartnerRe is strongly anchored within a pay-for-performance framework. Incentive compensation is only payable once we have provided an appropriate return to our shareholders for risks they have assumed as investors.

Incentive compensation delivered to the individuals named in the table below (“Named Executive Officers”) reflected 2008 results and annual incentive payments and equity awards were significantly lower in comparison to the prior two years.

2008 Annual Incentive

Operating return on equity (ROE) is the primary financial metric used in the calculation of annual incentives. It is calculated using operating earnings or losses available to common shareholders (net income or loss excluding net after-tax realized gains or losses on investments, net after-tax interest in earnings or losses of equity investments and preferred share dividends) divided by beginning common shareholders’ equity. The annual incentive calculation uses pre-determined performance measures, weights and scales which reflect the relative contribution for each Named Executive Officer. The actual annual incentive payments shown as a percentage of salary for each of the last four years is as follows:

	2005	2006	2007	2008	Difference 2008 vs. 2007
Patrick Thiele	43%	186%	200%	140%	(30%)
Albert Benchimol	74%	173%	141%	135%	(4%)
Bruno Meyenhofer	22%	165%	197%	150%	(24%)
Costas Miranthis	n/a	n/a	167%	147%	(12%)
Scott Moore	20%	185%	197%	92%	(53%)

Equity Awards

Subject to achieving a pre-determined financial metric, annual awards delivered to each Named Executive Officer under our long-term incentive plan are delivered in equity. The metric used is a four year compound annual growth rate (CAGR) in economic value per share (EVPS). Full details on the rationale for this metric and the calibration scale used to define the total equity pool are discussed under the heading “Total Equity Pool” on page 34.

For 2008, CAGR of EVPS was 5.4 percent. Therefore, the minimum end of the scale, being 0.8 percent of common shares outstanding, was applied to calculate the total equity pool available for distribution. The total equity pool is defined as “Option Equivalents” which are delivered in restricted share units and share-settled share appreciation rights, thereby significantly reducing the share dilution factor.

The percentages of common shares outstanding in prior years were as follows:

	2006	2007	2008
% of Common Shares O/S	2.7%	2.7%	0.8%

Historical value of equity awards in prior years and in 2008 were as follows:

	2005 (in 000’s)	2006 (in 000’s)	2007 (in 000’s)	2008 (in 000’s)	Difference 2008 vs. 2007
Patrick Thiele	$1,224	$3,293	$2,664	$759	(72%)
Albert Benchimol	$612	$2,195	$1,771	$380	(79%)
Bruno Meyenhofer	$612	$2,195	$1,771	$380	(79%)
Costas Miranthis	n/a	n/a	$1,063	$380	(64%)
Scott Moore	$612	$2,195	$1,771	$380	(79%)

The total compensation (defined as the sum of base salary, annual incentive and the value of equity award grants) paid to each Named Executive Officers for 2008, relative to 2007, is shown in the following table

	2008 Base Salary (in 000’s)*		2008 Cash Annual Incentive (in 000’s)		2008 Equity Award Value (in 000’s)		2008 Total Compensation (in 000’s)		2007 Total Compensation (in 000’s)		Difference in Compensation 2008 vs. 2007
Patrick Thiele		$1,000		$1,400		$759		$3,159		$6,164	(49%)
Albert Benchimol		$560		$763		$380		$1,703		$3,078	(45%)
Bruno Meyenhofer	CHF	787	CHF	1,190	C	HF 401	C	HF 2,378	C	HF 4,210	(44%)
Costas Miranthis	CHF	649	CHF	961	C	HF 401	C	HF 2,011	C	HF 2,853	(30%)
Scott Moore		$560		$520		$380		$1,460		$3,382	(57%)

*	Prorated over 2008 to reflect April 2008 pay adjustments.

2008 Changes to Executive Compensation Programs

The Compensation Committee approved that the fair market value definition in the Employee Equity Plan be changed to the closing sale price of shares on the grant date. Previously the definition had been the average of the high and low trading price on the trading day immediately preceding the grant date. This amendment was to align the definition of fair market value with typical market practice, based on independent survey information.

The Compensation Committee approved an amendment to the Executive Total Compensation Program which provided Named Executive Officers with an additional choice in the compensation customization guidelines once their share ownership targets had been met. Specifically the amendment allows a Named Executive Officer, in the last two equity grants preceding retirement, to elect to receive the cash value of his long-term incentive award. Approval for the encashment is on a case-by-case basis and is at the discretion of the

Compensation Committee. The approval may be subject to the attainment of specific business objectives by the Named Executive Officer. This change was to recognize that the Named Executive Officers, in meeting their ownership targets, have already accumulated a significant volume of PartnerRe shares within their personal equity portfolio. Secondly, the amendment guards against the possibility of executive decisions being influenced by share price considerations during the Named Executive Officer’s final years of service. As the encashment is only applicable in cases of Named Executive Officers nearing retirement and retention is therefore no longer the primary focus, there is no vesting associated with the award.

The Nominating & Governance Committee, in conjunction with the Compensation Committee, approved up to 40 hours of personal use of a leased aircraft for the Chief Executive Officer (and immediate family members) due to increased volume of travel undertaken by the Chief Executive Officer who resides in Bermuda, but whose family members live in the United States. The Chief Executive Officer is required to reimburse the company for each hour traveled over 40 hours. The reimbursement is valued by applying the cost of a first class ticket for each person traveling on the aircraft.

Executive Total Compensation Program

PartnerRe’s Executive Total Compensation Program is the basis for compensation and benefits that, we believe, will motivate and reward contributions and behaviors of its executive participants which will effectively produce optimal financial and non-financial results and ensure the long-term success of PartnerRe.

All Named Executive Officers participate in the Executive Total Compensation Program.

As shown in the following table, the Executive Total Compensation Program has several components to meet strategic objectives set by the Board. Each component is discussed in this Compensation Discussion & Analysis.

Strategic Objective	What We Use to Pursue the Objective
Align the long-term interests of the Named Executive Officers and our shareholders by fostering an ownership culture	• Annual equity awards based on quantitative financial goals • Share ownership guidelines • Share retention guidelines
Establish competitive pay levels on a total compensation basis	• Compensation measured against median pay for target performance among the peer group • Internal and external compensation benchmarks
Clearly link pay with performance

•     Annual cash incentive based on the attainment of one year quantitative financial goals and organizational objectives

•     Annual equity awards based on pre-determined long term quantitative financial goals linked to economic value goals

Motivate the Named Executive Officers to remain at PartnerRe	• Vesting schedule for equity awards • Deferred annual incentive payments • Chief Executive Officer retention program • Change in control policy • Executive retirement guidelines
Provide flexibility in form and structure to meet individual time horizons	• Options for compensation customization after requisite share ownership conditions are satisfied

Strategic Objective	What We Use to Pursue the Objective
Demonstrate good governance and corporate responsibility

•     Compensation Committee independence and authority

•     Independent advice from consultants retained by the Compensation Committee

•     Variations in compensation programs to comply with legal and regulatory requirements in each jurisdiction where our employees reside

•     Caps on variable compensation and equity awards

•     Transparency regarding executive compensation

Named Executive Officers in the Proxy

The following table identifies the Named Executive Officers by title and location:

Member	Title	Location
Patrick A. Thiele	President and Chief Executive Officer, PartnerRe Group	Bermuda
Albert Benchimol	Executive Vice President and Chief Financial Officer, PartnerRe Group and Chief Executive Officer, Capital Markets	Bermuda*
Bruno Meyenhofer	Chairman, PartnerRe Global	Switzerland
Costas Miranthis	Chief Executive Officer, PartnerRe Global	Ireland
Scott D. Moore	President and Chief Executive Officer, PartnerRe U.S.**	USA

*	Mr. Benchimol was located in the Bermuda office for 10 months in 2008 before relocating to the US.
**	Retired on March 31, 2009

Elements of Compensation

The three principal types of compensation available to Named Executive Officers are base salary, annual incentive and annual equity awards. When setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program: “Compensation should be competitive to the median of total compensation for target performance as determined by peer group analysis within the global market environment.” With that goal in mind, the Compensation Committee compares both aggregate total compensation and each element of compensation to the peer group median.

Base Salary

Salary is intended to compensate our Named Executive Officers for their extensive years of experience and industry-specific expertise. The salary for each Named Executive Officers was fixed and effective as of April 1, 2008. The Compensation Committee refers to peer company comparisons to set base salary at market competitive levels. (See “External Pay Equity—Competitive Peer Group,” on page 31).

Base salaries for the Named Executive Officers for the past two years were as follows:

	Annual Salary Rate April 2007		Annual Salary Rate April 2008		Percentage Increase
Patrick A. Thiele(a)		$1,000,000		$1,000,000	0%
Albert Benchimol		$543,400		$565,000	4%
Bruno Meyenhofer	CHF	770,000	CHF	793,000	3%
Costas Miranthis	CHF	634,800	CHF	654,000	3%
Scott D. Moore		$543,400		$565,000	4%

(a)	At his request, Mr. Thiele’s salary has been capped at $1 million per year.

Annual Incentive

All PartnerRe employees, including Named Executive Officers, are eligible for a cash annual incentive if we achieve pre-determined performance goals. The PartnerRe Group Annual Incentive Guidelines provide a framework for the structure and payout of annual incentives, including guidance on performance metrics and weights as well as process and governance. For further details about how the annual incentive is determined and what each Named Executive Officer was awarded in respect of 2008 business performance, see “Annual Incentive Awards” on pages 31-33.

Under the Annual Incentive Guidelines:

•	Each employee has a target annual incentive that is a percentage of his or her base salary.

•	The target payout is set to the median range of the competitive market.

•	The annual incentive payout ranges from 0 percent to 200 percent of the target payout based upon performance results.

•	The payout will be at target for target performance, below target for low performance and above target for superior performance.

The target annual incentives and 2008 payout ranges for the Named Executive Officers were as follows:

	Target Annual Incentive	Current Base Salary		Minimum Annual Incentive Payout (0% of target)	Target Annual Incentive Payout (100% of target)		Maximum Annual Incentive Payout (200% of target)
Patrick A. Thiele	125%		$1,000,000	0%		$1,250,000		$2,500,000
Albert Benchimol	100%		$565,000	0%		$565,000		$1,130,000
Bruno Meyenhofer	100%	CHF	793,000	0%	CHF	793,000	C	HF 1,586,000
Costas Miranthis	100%	CHF	654,000	0%	CHF	654,000	C	HF 1,308,000
Scott D. Moore	100%		$565,000	0%		$565,000		$1,130,000

Equity Awards

The Compensation Committee determines annual equity awards based upon both company financial performance and individual performance. Equity awards typically are delivered in a mix of restricted share units and either share options or share-settled share appreciation rights.

Our Executive Total Compensation Program prescribes share ownership targets for each Named Executive Officer and our structured award program enables each individual to reach his targets within a reasonable period of time. As discussed below, Named Executive Officers who reach target ownership levels are permitted to customize the form of their equity grants thereafter. For more information about how the annual equity awards are determined, what each Named Executive Officer was awarded for the 2008 performance year, and what the ownership targets are, see “Annual Equity Awards,” which begins on page 34, and “Executive Share Ownership and Retention,” which begins on page 36.

Analysis of Total Compensation

Mix of Compensation

In February 2009, the Compensation Committee analyzed and reviewed the mix of compensation for the Named Executive Officers with respect to the 2008 performance year. To allocate the various forms of compensation optimally, the Compensation Committee focused on:

•	Achieving a balance between fixed and variable compensation that supports a pay-for-performance approach; and

•	Ensuring that the equity component is sufficient to align the Named Executive Officers’ interests with shareholders’ interests.

The following table shows the total target (not actual) compensation for 2008 allocated among salary, annual incentive and equity awards.

	Target Base Salary	Target Cash Annual Incentive	Target Equity Award Value(*)
Patrick A. Thiele	24%	30%	46%
Albert Benchimol	27%	27%	46%
Bruno Meyenhofer	31%	30%	39%
Costas Miranthis	28%	28%	44%
Scott D. Moore	27%	27%	46%

The table below shows how the actual annual compensation for 2008 was allocated among salary, annual incentive and equity awards. The numbers in the “target” and “actual” tables differ because the actual results depend on PartnerRe’s results. In 2008, PartnerRe achieved solid results, with Group return on equity of 12.3 percent. This result caused annual cash incentive payouts to be near target. However, the value of equity awards were significantly below target levels as our four-year CAGR in EVPS was 5.3 percent. In aggregate, Named Executive Officer equity grants for the 2008 financial year were 70 percent lower than the prior year.

	Base Salary	Actual Cash Annual Incentive	Actual Equity Award Value(*)
Patrick A. Thiele	32%	44%	24%
Albert Benchimol	33%	45%	22%
Bruno Meyenhofer	33%	50%	17%
Costas Miranthis	32%	48%	20%
Scott D. Moore	39%	35%	26%

(*)	The value of equity is based on the fair market value at grant for restricted share units, $61.90, the value of share-settled share appreciation rights as 20 percent of the fair market value, plus any cash value arising from the executive’s equity customization election.

Internal Pay Equity

In February 2008, management prepared an internal pay equity analysis for the Compensation Committee. This analysis compares the levels of each principal element of compensation, as well as total compensation, for all of the Named Executive Officers relative to the peer group of companies as selected by the Compensation Committee based on the recommendations of PricewaterhouseCoopers. Because the reinsurance industry is cyclical, our internal pay equity analysis typically covers a three-year period to ensure that decisions are not skewed by results from aberrational years.

The Compensation Committee determined that the Chief Executive Officer’s compensation, compared to the compensation of the other Named Executive Officers, is appropriate and reflects the differences in their respective responsibilities. The Compensation Committee also determined that compensation levels for the other Named Executive Officers are appropriately positioned between the Chief Executive Officer and the next level of management.

Based on the aggregate of salary, annual incentive, and equity value averaged over the last three years, the Chief Executive Officer’s annual compensation was 26 times the average annual compensation paid to our employees.

External Pay Equity—Competitive Peer Group

We define our competitive peer group as companies in the insurance or reinsurance industry with which we compete for executive talent. PricewaterhouseCoopers recommended the companies constituting the peer group based on their size (revenues and market capitalization), corporate strategy, business mix and location. The Compensation Committee considered and approved the peer group.

The 2008 peer group is as follows: ACE Ltd., XL Capital Ltd., W.R. Berkley Corporation, Reinsurance Group America Inc., Everest Re Group Ltd., Transatlantic Holdings Inc., Arch Capital Group Ltd., Scor SA, Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., RenaissanceRe Holdings and Platinum Underwriters Holding Ltd. Eleven of these companies were in the 2007 peer group. Platinum Underwriters Holding Ltd. was added as the twelfth company for 2008.

In February 2008, the Compensation Committee reviewed an analysis prepared by PricewaterhouseCoopers comparing compensation within the peer group. The analysis indicated that the total compensation of PartnerRe’s Named Executive Officers was at market median relative to executive officers with comparable responsibilities at peer group companies.

Annual Incentive Awards

Performance Weightings, Metrics and Scales

The annual incentive paid to the Named Executive Officers varies based on pre-determined, quantitative measures designed to motivate and reward performance. In November 2007, the Compensation Committee approved the performance goals for each Named Executive Officer for the performance period beginning January 1, 2008 and ending December 31, 2008. Metrics measure both financial and non-financial (organizational) performance against pre-determined objectives. Each metric is weighted based on how important the objective is to our strategy, the current business environment and the behaviors the Compensation Committee wants to encourage and reward.

The following table shows the group and business units performance metrics.

	Group	U.S./Global	Capital Markets (Public Markets)	Capital Markets (Private Markets)
Profitability	Operating Return on Equity	Operating Return on Equity	Return above Risk-Free Rate	Operating Return on Equity
Organizational	Integrated Risk Management; Cycle Management; Succession Planning/ Management Development
Growth	n/a	n/a	n/a	Capital Utilized

The annual incentive for each Named Executive Officer is heavily weighted toward PartnerRe’s profitability. We use operating return on equity as the principal financial measure because this gauge ensures that incentive payments accurately reflect our performance throughout the business cycle of both hard and soft market conditions. The scale, which has not changed in six years, is as follows:

Operating Return on Equity Performance	Payout of Award as a Percentage of Target Incentive
>18%	200%
>17%	180%
>16%	160%
>15%	140%
>14%	120%
12-14%	100%
>11%	80%
>10%	60%
>9%	40%
>8%	20%
<8%	0%

This scale is calibrated to reflect how difficult it is to achieve each return on equity target shown. Moreover, the scale reflects PartnerRe’s rigorous compensation philosophy in three respects:

•

The annual incentive target (i.e., payout at 100 percent) reflects a 12 to 14 percent return on equity performance, which is consistent with our long-term goal of a 13 percent return on equity over the reinsurance cycle.

•

The scale starts at eight percent because we have determined that shareholders are not adequately compensated for the risk associated with their investment in PartnerRe if the return on equity is less than eight percent. An independent study of the Dow Jones Wilshire Property & Casualty Index (which covers a broad range of insurance companies in the property and casualty industry) conducted by the Research Data Group showed that the average return on equity for the industry sector over the period 1997 to 2007 was 7.4 percent.

•

The annual incentive payout is capped at 18 percent because the Compensation Committee has determined that an uncapped payout could encourage behavior that is not in the best interests of PartnerRe or our shareholders.

As shown on page 33 under the heading “Annual Incentive Payouts,” operating return on equity has reached a low of 12.3 percent and a high of 26 percent over the past three years.

The quantitative goals for 2008 for the PartnerRe Group as a whole and for each individual business unit (U.S., Global and Capital Markets) were return on equity. In addition to the return on equity goal, the Compensation Committee sets other quantitative and qualitative goals. There were two additional quantitative goals for the Capital Markets business unit: to increase capital utilized (Private Markets) and to achieve investment profitability in excess of the risk-free rate of return (Public Markets). These quantitative goals are set out in the table on page 33. The qualitative goals are organizational and relate to specific projects and actions that the Board considers crucial to PartnerRe’s overall success. These goals are succession planning/management development, integrated risk management and cycle management.

2008 Annual Incentive Weightings for the Named Executive Officers

The following table shows the performance measures and the annual incentive weightings applied to each measure for the Named Executive Officers. The Compensation Committee regards Group Performance as the principal indicator of annual success, therefore the primary measure was operating return on equity. To reflect our business strategy for the Capital Markets group, there was an additional growth measure for the Chief Executive Officer of this business unit.

Performance Metrics	Chief Executive Officer	Chief Financial Officer/CEO Capital Markets Group	Other Named Executive Officers
Group Operating Return on Equity	80%	50%	50%
Business Unit Operating Return on Equity	—	20%	30%
Business Unit Growth	—	10%	—
Organizational Objectives	20%	20%	20%
Total	100%	100%	100%

The 2008 quantitative goals for each Named Executive Officer are detailed in the following table:

Measure	Patrick Thiele	Albert Benchimol	Bruno Meyenhofer	Costas Miranthis	Scott Moore
Group Operating Return on Equity	12 – 14%	12 – 14%	12 – 14%	12 – 14%	12 – 14%
US Operating Return on Equity	—	—			12 – 14%
Global Operating Return on Equity	—	—	12 – 14%	12 – 14%	—
Capital Markets Return on Equity (Private Markets)	—	12 – 14%	—	—	—
Capital Markets Capital Utilized (Private Markets)	—	15%	—	—	—
Capital Markets Investments Profitability Return in Excess of Risk-Free Rate (Public Markets)	—	1.10%	—	—	—

Annual Incentive Payouts

PartnerRe’s operating return on equity for the past four years was as follows:

2008:	12.3%
2007:	25.2%
2006:	25.5%
2005:	(8.9%)

The following table shows, as a percentage of target, PartnerRe’s annual incentive payout for each Named Executive Officer for the past three years. In addition, the table shows the dollar amount paid to each Named Executive Officer in 2008.

	2006 % of Target	2007 % of Target	2008 % of Target	2008 Annual Incentive Paid in February 2009
Patrick A. Thiele	186%	200%	112%	$1,400,000
Albert Benchimol	173%	141%	135%	$762,750
Bruno Meyenhofer	165%	197%	150%	CHF 1,189,500
Costas Miranthis	174%	167%	147%	CHF 961,380
Scott D. Moore	185%	197%	92%	$519,800

Annual Equity Awards

The Compensation Committee strives to align the long-term interests of employees and shareholders by encouraging employees to own PartnerRe common shares. One way we pursue this objective is by making annual grants of equity awards.

Total Equity Pool

Since equity awards are a grant of ownership in PartnerRe, the Compensation Committee has determined that the number of shares available to allocate to employees each year should vary with the value employees have created for shareholders.

In 2006, the Compensation Committee determined that growth in Economic Value Per Share (“EVPS”) was the best measure for determining the size of the total equity pool since this metric more accurately reflects value creation. Unlike operating return on equity, the calculation of EVPS captures aspects of value creation that are critical to a reinsurance company. The Compensation Committee determined that this measure incorporates a longer-term view and is better aligned with the objectives of a long-term incentive award.

Economic value is defined as the difference between the net present value of our tangible assets and net present value of our liabilities. The table below shows how economic value is calculated:

Economic Value
Common shareholder equity
(i)	+ Value of discount in reserves
(ii)	+ Unrecognized future value
(iii)	+ Embedded value of Life business
(iv)	- Goodwill
(v)	- Tax due if the value of items (i) through (iii) were immediately recognized

Using a longer performance period will enable us to reward Named Executive Officers for sustained success, and also will ensure that unusually good or bad years do not have an unwarranted impact on the size of equity grants. The Compensation Committee therefore approved the use of EVPS growth as the financial measure used to determine allocation of equity in any one year beginning in 2007.

The table below, approved by the Compensation Committee, shows how the compound annual growth rate in economic value per share translates into the corresponding equity pool.

Economic Value Per Share Growth – after dividends (%)	Percentage of Common Shares Outstanding (%)
>12.5	2.7
>11.5 – 12.5	2.4
>10.5 – 11.5	2.1
>9.5 – 10.5	1.8
>8.5 – 9.5	1.5
>7.5 – 8.5	1.2
>6.5 – 7.5	1.0
<6.5	0.8

PartnerRe experienced CAGR in EVPS of 5.4 percent in 2008. Accordingly, the Compensation Committee approved a pool of 460,271 option equivalents, to be delivered in the form of either share-settled share appreciation rights, share options or restricted share units, for annual equity awards to employees (see “Form of Equity” below). This pool is equal to 0.8 percent of the 57,533,862 common shares outstanding as of December 31, 2008.

Equity Pool Allocation

The Compensation Committee recommends how the equity pool should be allocated among the Chief Executive Officer, the other Named Executive Officers and other employees. These recommendations are based upon a mathematical formula derived from peer group analysis. Shares available for equity awards are distributed as shown in the table below.

Allocation Category	Pool Allocation as % of Total Equity Pool
Chief Executive Officer	13
Other Named Executive Officers	27
Other Employees	60

The total equity pool is defined as “Option Equivalents” which are delivered in the form of restricted share units and share-settled share appreciation rights, thereby significantly reducing the share dilution factor.

For 2008, these percentages translated to the following numbers:

Total Equity Pool
460,271

Participants in Executive Total Compensation Program Pool		Employee Equity Pool
40%		60%
184,108 option equivalents		276,163 option equivalents

Chief Executive Officer 1/3	Other Named Executive Officers 2/3
61,308 option equivalents	122,800 option equivalents

Specific equity award grants to the individual Named Executive Officers were as follows:

	Allocation as % of Total Equity Pool	Share-Settled Share Appreciation Rights (3-year ratable vest)	Restricted Share Units (3-year cliff vest)	Cash
Patrick A. Thiele	13	—	—	$758,993
Albert Benchimol	6.75	18,420	2,456	—
Bruno Meyenhofer	6.75	—	—	CHF 401,198
Costas Miranthis	6.75	18,420	2,456	—
Scott D. Moore	6.75	—	—	$380,066

Form of Equity

Named Executive Officers do not receive their equity grants in the form of common shares. Equity awards consist of a mix of share-settled share appreciation rights, restricted share units and cash. For more information, see “Compensation Customization” on page 37. For this purpose, the Compensation Committee has determined that five share-settled share appreciation rights are equivalent to one restricted share unit.

The Compensation Committee has determined that the restricted share units, which vest all at once (known as “cliff vesting”) three years after the grant date, will encourage Named Executive Officers to remain with PartnerRe. Similarly, our share-settled share appreciation rights, which vest ratably over a period of three years, will encourage Named Executive Officers to continue efforts to achieve growth in value and share price. The Compensation Committee has determined that the three-year vesting schedule is consistent with market practice.

Executive Share Ownership and Retention

To promote the goal of aligning the interests of Named Executive Officers with the interests of shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage Named Executive Officers to hold a stake in the future value of PartnerRe.

Share Ownership Guidelines

Named Executive Officers are required to meet and maintain two types of share ownership targets:

•	Total shares/equivalents, meaning shares owned outright, restricted shares, restricted or deferred share units and shares held in qualified plans; and

•	Total shareholdings, meaning total shares/equivalents plus all exercisable and unexercisable options and share-settled share appreciation rights.

The targets are expressed as a percentage of total shares outstanding and were derived from a study of senior executives’ share ownership within our competitive peer group. The following table shows both the ownership targets and each Named Executive Officer’s actual share ownership as of December 31, 2008.

Ownership Targets	Total Shares/Equivalents as a Percentage of Shares Outstanding	Total Shareholdings as a Percentage of Shares Outstanding
Chief Executive Officer	0.20	1.00
Other Named Executive Officers	0.05	0.25

Actual Holdings at December 31, 2008	Total Shares/Equivalents as a Percentage of Shares Outstanding	Total Shareholdings as a Percentage of Shares Outstanding
Patrick A. Thiele	0.31	1.09
Albert Benchimol	0.08	0.71
Bruno Meyenhofer	0.09	0.56
Costas Miranthis	0.02	0.23
Scott D. Moore	0.08	0.40

As discussed below, we do not impose a direct penalty on a Named Executive Officers who has not yet reached the ownership targets. However, executives who have not reached their targets may not, until such targets are met, sell any of the net shares that they have been granted, and they are not eligible for our compensation customization program. For this purpose, “net shares” are the shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the Named Executive Officers sells enough shares to pay the applicable exercise price and any related tax or social security liabilities.

Net Share Retention Guidelines

The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. Under the guidelines:

•	Named Executive Officers who have not satisfied the applicable total shareholdings ownership target must retain 100 percent of the net shares they acquire until they reach the target.

•

Named Executive Officers who have met the total shareholdings ownership target must retain, for at least three years, 50 percent of the net shares they acquire or have acquired. This holding period is reduced to one year for Named Executive Officers who are 55 or older.

•

If a Named Executive Officer has met both ownership targets, but his or her holdings subsequently drop below the target amounts because PartnerRe has issued shares or the executive has sold shares to cover taxes upon the vesting of restricted shares or restricted share units, the executive will have a one-year grace period to once again meet the targets. During this grace period, the executive can replenish his or her ownership status through new awards or purchases, and remains eligible to customize compensation (as described below under “Compensation Customization”).

Elective Company Match

The Compensation Committee further encourages Named Executive Officers to own shares by offering a company match on elective deferrals of cash annual incentives. Named Executive Officers may defer all or a portion of their cash annual incentive by converting it immediately to vested restricted deferred share units. These restricted deferred share units have a minimum delivery date restriction of five years from the date of grant, but Named Executive Officers may choose to defer their delivery dates for 10 years or until retirement or other termination. The company match will consist of restricted share units valued at 25 percent of the deferred cash incentive value. These restricted share units will vest all at once after three years and have delivery date restrictions that match the restrictions of the related deferred share units.

Compensation Customization

The Compensation Committee recognizes that Named Executive Officers may prefer different forms of compensation based upon their respective personal financial portfolio, risk appetite, retirement goals and age. To ensure that our compensation program optimally motivates, rewards and retains key executives, and at the same time keeps executives’ interests aligned with shareholders’ interests, the Executive Total Compensation Program permits Named Executive Officers who have met the two share ownership targets described above to customize their compensation. As of December 31, 2008, Mr. Thiele, Mr. Benchimol, Mr. Meyenhofer and Mr. Moore all are eligible to customize their annual equity compensation.

The compensation customization guidelines permit eligible executives to choose the form in which they will receive the value of their annual equity awards. The standard form of annual equity awards is 60 percent in share-settled share appreciation rights and 40 percent in restricted share units. A qualifying Named Executive Officer may change this allocation by selecting from a pre-defined menu of alternatives, including 100 percent in share options or share-settled share appreciation rights, 100 percent in restricted share units, or 40 percent in restricted share units and 60 percent in deferred cash or 100 percent in deferred cash. The amount of a deferred cash award is valued by applying the dollar value of the related shares on the date of grant. The deferred cash award is subject to the same three year ratable vesting restriction that would otherwise have applied to the share-settled share appreciation rights.

The Named Executive Officer receives the vested portion of the restricted share unit award in cash with interest equal to the three-month Treasury bill rate, which is compounded quarterly. The full-year interest is paid to each Named Executive Officer annually in February.

The 2008 annual equity awards delivered to the Named Executive Officers were as follows:

	Customization Eligibility	Share-settled Share Appreciation Rights (3-year ratable vest)	Restricted Share Units (3-year cliff vest)	Deferred Cash (3-year ratable vest)	Cash (100% on date of grant in 000s)
Patrick A. Thiele	Yes	—	—	—		$759
Albert Benchimol	Yes	18,420	2,456	—		—
Bruno Meyenhofer	Yes	—	—	—	CHF	401
Costas Miranthis	No	18,420	2,456	—		n/a
Scott D. Moore	Yes	—	—	—		$380

Retirement Benefits and Conditions

The Compensation Committee determined that Named Executive Officers who have dedicated themselves to PartnerRe for a significant period and who have participated at the highest level of management in shaping and guiding its future value should share in the rewards of their contributions. In addition, the Compensation Committee encourages Named Executive Officers to focus on PartnerRe’s long-term value, even beyond their proposed retirement dates, by giving them the opportunity to realize the full value of their long-term incentive awards. To accomplish both of these objectives, the Executive Total Compensation Program outlines special post-retirement treatment of equity compensation awarded to Named Executive Officers who meet prescribed age and service requirements and who agree to certain conditions.

Executive Retirement Definition and Status

Named Executive Officers are eligible for executive retirement benefits once they meet one of these age and service requirements:

•	55 years old with 10 years of service;

•	58 years old with eight years of service; or

•	60 years old with five years of service.

The table below shows when each Named Executive Officer will satisfy one of these criteria.

Named Executive Officers’	Eligible for Executive Retirement Benefits
Patrick A. Thiele	Currently Eligible*
Albert Benchimol	August 19, 2012
Bruno Meyenhofer	Currently Eligible
Costas Miranthis	August 7, 2018
Scott D. Moore	Currently Eligible**

*	Mr. Thiele became eligible for executive retirement benefits on December 1, 2008.
**	Mr. Moore became eligible for executive retirement benefits on February 20, 2008 and retired on March 31, 2009.

Special Treatment of Equity Compensation on Retirement

Under the Executive Total Compensation Program, any unvested awards held by an eligible Named Executive Officer as of his or her retirement date will continue to vest under the original vesting provisions. Similarly, any options or share-settled share appreciation rights (including those that vest post-retirement) will remain exercisable for the remainder of their original term.

Post-retirement Conditions

In order to retain the beneficial treatment of long-term equity compensation awards, a Named Executive Officer must agree to refrain from any of the following activities for 36 months following retirement:

•	Competing in the reinsurance business in the locations where PartnerRe does business;

•	Soliciting employees or customers to a company that competes in the reinsurance business in the locations where PartnerRe does business; or

•	Disclosing PartnerRe confidential information, unless legally required to do so.

Chief Executive Officer Retention

The Compensation Committee and the Board have full confidence in the expertise, integrity and leadership of Patrick A. Thiele as our Chief Executive Officer. The Compensation Committee wants PartnerRe to provide every incentive and motivation to Mr. Thiele to remain in his position through the most critical stages of the current reinsurance business cycle.

In November 2004, we entered into retention award arrangements with Mr. Thiele, which were designed based on recommendations from PricewaterhouseCoopers. The arrangements provide for a deferred cash award in the amount of $2,500,000 and a separate award of 42,582 restricted share units, each of which represents the right to future delivery of one common share. These awards are subject to two conditions, which may be varied at the discretion of the Compensation Committee:

•	Mr. Thiele must remain a PartnerRe employee until December 31, 2009; and

•	PartnerRe’s book value per share must equal or exceed $65.00 per diluted share on December 31, 2009, as presented in our 2009 audited financial statements.

Other Compensation & Benefits

Mr. Thiele is based at the corporate headquarters in Bermuda. Mr. Benchimol was a resident in Bermuda for 10 months in 2008. There is competition for talent among the international companies in Bermuda, and the cost of living is significantly higher than many other locations. In keeping with our compensation philosophy, policies at corporate headquarters reflect local market practices. For example, all Bermuda employees receive a housing allowance and reimbursement of the local payroll tax. In addition, Named Executive Officers in Bermuda are entitled to reimbursement of car expenses, club fees and tax filing assistance if applicable (see “2008 Summary Compensation Table” on page 41 for further details).

Mr. Miranthis, who resides in Europe, receives various benefits associated with an expatriate package, such as housing and education benefits, tax equalization, family health care benefits and relocation assistance. Some of these additional benefits will cease in 2010 when local employment terms and conditions will apply.

Other items included in the “All Other Compensation” column of the 2008 Summary Compensation Table reflect each Named Executive Officers’ participation in broad-based plans that are the same for all employees. These include competitive employer contributions to defined-contribution retirement plans, company-paid life insurance premiums and cash dividend equivalent payments on unvested, undelivered, restricted share units.

Severance

To assist in recruiting executive officers and to ensure that we are competitive with the market, we provide for severance payments to the Named Executive Officers. Severance will be paid when employment terminates under several different scenarios, including a change in control. Severance triggers, restrictive conditions and compensation payments are governed by executive employment agreements and our change in control policy. For more information, see “Potential Payments Upon Termination or Change of Control” on page 47.

Impact of Regulatory and Accounting Requirements

The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.

Internal Revenue Code Section 162(m)

Section 162(m) precludes a public company (with certain exceptions) from taking an income tax deduction for compensation in excess of $1 million paid to specified executive officers. We believe that the corporate income tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy. Accordingly, although we generally intend to avoid losing a tax deduction due to Section 162(m), we reserve the right to pay amounts that are not deductible in appropriate circumstances. In 2008, the compensation of Mr. Moore who is an employee of PartnerRe U.S., was subject to the corporate income tax deductibility rules of Section 162(m). (No other Named Executive Officer’s compensation was subject to the corporate income tax deductibility rules of Section 162(m)). We have determined that all of Mr. Moore’s 2008 compensation will be a deductible expense under Section 162(m). However, certain equity awards that were provided to Mr. Moore in prior years and were settled in 2008 are non-deductible.

Deferred Compensation Subject to Internal Revenue Code Section 409A and Section 457A

For executives who are U.S. taxpayers, we have made changes to the plans that impact deferred compensation so that such plans are compliant with Internal Revenue Code Sections 409A and 457A.

FAS 123R

FAS 123R describes how public companies must account for equity compensation. In determining share-settled share appreciation rights and restricted share awards in 2008, the Compensation Committee considered the potential expense of those programs under FAS 123R and the impact on earnings per share. The Compensation Committee concluded that the associated expense and earnings per share impact were appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Jean-Paul L. Montupet, Chairman

Vito H. Baumgartner, Vice-Chairman

Kevin M. Twomey

Jürgen Zech

2008 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2006, 2007 and 2008. All assumptions used in calculating FAS 123R values with respect to the share and option awards are described in Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The amounts disclosed in column (e) include all restricted share unit awards. The amounts disclosed in column (f) include all options, cash-settled share appreciation rights and share-settled share appreciation rights. The amounts disclosed in column (g) were determined by the Compensation Committee at its February 26, 2009 meeting and were paid out shortly thereafter. The amounts disclosed in column (h) are further detailed in the table under the header “All Other Compensation.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)*	Total ($)
Patrick Thiele, President and CEO, PartnerRe Ltd.(4)	2008	1,000,000	682,954	3,008,517	23,720	1,400,000	1,112,691	7,227,882
	2007	991,500	204,000	2,581,085	406,312	2,500,000	758,680	7,441,577
	2006	956,222	0	2,494,690	1,014,645	2,245,950	553,977	7,265,484
Albert Benchimol, EVP and Chief Financial Officer, PartnerRe Group and CEO, Capital Markets	2008	559,560	0	767,560	734,763	762,750	913,048	3,737,681
	2007	538,800	0	701,524	666,212	763,477	474,854	3,144,867
	2006	518,750	0	340,834	658,902	905,625	334,028	2,758,139
Bruno Meyenhofer, Chairman, PartnerRe Global(4)(5)(6)	2008	742,695	0	834,523	540,769	1,126,813	121,873	3,366,673
	2007	727,705	0	1,237,280	1,426,417	1,437,398	106,285	4,935,085
	2006	710,608	0	915,915	2,225,931	1,181,895	107,607	5,141,956
Costas Miranthis, CEO PartnerRe Global(7)	2008	612,453	0	225,234	260,515	910,715	1,096,636	3,105,553
	2007	513,247	0	112,011	165,720	1,009,088	542,952	2,343,018
	2006	440,000	0	55,735	167,559	620,686	444,361	1,728,341
Scott D. Moore, President and CEO, PartnerRe U.S.(4)	2008	559,600	746,671	1,087,555	0	519,800	159,199	3,072,825
	2007	538,800	427,365	1,439,901	55,156	1,067,781	140,359	3,669,362
	2006	518,750	325,365	319,375	356,250	971,250	99,759	2,590,749

(1)	The figures reflect the total salary received by the Named Executive Officers during the applicable fiscal year. Our Named Executive Officers are not entitled to defer their salary in exchange for equity.
(2)	As described in further detail under “Compensation Customization” on page 37, Mr. Thiele, Mr. Benchimol, Mr. Meyenhofer and Mr. Moore are eligible to customize the payout of their equity award value under the Executive Total Compensation Program as they have met the required share ownership targets. Mr. Thiele and Mr. Moore have elected to receive a portion of their equity award value in restricted cash. The cash vests ratably over three years with an interest rate equal to a three-month U.S. Treasury Bill rate, compounded quarterly. Only the earned portion of the cash award is disclosed in column (d) for the applicable year. The interest is reported in column (h).
(3)	In accordance with FAS 123R, column (e) reflects the amount expensed in the applicable fiscal year for restricted share units and column (f) reflects the amount expensed in the applicable fiscal year for options, share-settled share appreciation rights and cash-settled share appreciation rights.
(4)	Mr. Thiele and Mr. Meyenhofer are eligible for retirement, and Mr. Moore was eligible for retirement and retired on March 31, 2009; therefore all their equity grants were expensed immediately.
(5)	In addition to options and share-settled share appreciation rights, Mr. Meyenhofer received cash-settled share appreciation rights in 2001. These share appreciation rights were expensed at $540,769 in 2008.
(6)	All of Mr. Meyenhofers’ cash compensation was paid in Swiss francs. The applicable exchange rate was used to convert amounts reported. Mr. Meyenhofer’s salary and non-equity incentive plan compensation for 2008 were CHF 787,257 and CHF 1,189,500 respectively, for 2007 CHF 766,005 and CHF 1,513,050, respectively, and for 2006 CHF 748,008 and CHF 1,244,100 respectively.
(7)	All of Mr. Miranthis’ cash compensation was paid in Swiss Francs. The exchange rate was used to convert the amounts reported. Mr. Miranthis’ salary and non-equity incentive plan compensation for 2008 were CHF 649,200 and CHF 961,380, respectively. Salary paid in 2007 was US$312,227 plus CHF 211,600 and non-equity incentive plan compensation was CHF 1,062,198. In 2006 Mr. Miranthis’ cash compensation was paid in U.S. dollars.

*  All Other Compensation

	Patrick A. Thiele ($)	Albert Benchimol ($)		Bruno Meyenhofer ($)	Costas Miranthis ($)	Scott D. Moore ($)
Housing(4)	240,000	144,000		n/a	221,391	n/a
Tax equalization	127,794	112,818		n/a	651,363	n/a
Bermuda payroll tax reimbursement(1)	16,511	16,511		n/a	n/a	n/a
Bermuda government social insurance	1,523	1,523		n/a	n/a	n/a
Car expenses(5)	0	2,798		n/a	n/a	n/a
Club fees	7,900	7,900		0	0	0
Tax filing assistance	32,070	60,200		0	15,233	4,150
Personal use of corporate apartment(2)	0	0		153	0	0
Personal use of corporate jet(3)	301,684	0		0	0	0
Company contributions to defined contribution plans and non-qualified plan	150,000	83,940		45,085	92,981	61,556
Life insurance premiums	1,872	3,378		0	8,945	3,828
Dividend equivalents	200,125	55,887		60,987	17,601	55,887
Interest from equity customization	29,672	0		0	0	33,778
Executive health benefit-company paid portion	2,180	0		9,357	0	0
Executive health benefit-gross up	0	0		4,931	0	0
Health coverage premium	n/a	n/a		n/a	12,929	n/a
Relocation/shipping expenses	n/a	422,733	(7)	n/a	n/a	n/a
Children’s education costs	n/a	n/a		n/a	76,193	n/a
Director and Named Executive Officers Spousal Program(6)	1,360	1,360		1,360	0	0
Total	1,112,691	913,048		121,873	1,096,636	159,199

(1)	The Bermuda government imposes a payroll tax of 4.75 percent on all employees in the Bermuda office. The salary level to which this tax applies is currently capped at $350,000. We pay the employee payroll tax rate for all Bermuda employees.
(2)	We make available to all employees a corporate apartment in Paris. Named Executive Officers are entitled to use the apartment for personal or business use. Generally, employees other than Named Executive Officers may use the apartment for business purposes with the approval of an executive. The apartment is subject to a lease, which can be terminated on three months notice. If a guest shares the apartment with an employee who is using it for business purposes, there is no incremental cost to us. If the apartment is used solely for personal purposes, it is valued at a rate of euro 100 per night. In 2008, Mr. Meyenhofer used the apartment for personal use for one night. The applicable exchange rate was used to convert this figure.
(3)	The Chief Executive Officer has access to three private airplanes in which we have a fractional interest. The Chief Executive Officer must approve any business use of the aircraft by employees and directors, and such use was limited in both 2007 and 2008. In 2008, the Chief Executive Officer was entitled to 40 hours of personal travel on the aircraft and 43 hours were used at a total cost of $340,878. As per the policy, Mr. Thiele reimbursed the company the total amount of $39,194, with the balance of $301,684 as a benefit to Mr. Thiele. For more information on our airplane usage policy, see “2008 Changes to Executive Compensation Programs” on pages 26-27. Apart from the Chief Executive Officer, there was no personal use by the Named Executive Officers of the airplanes during fiscal 2008, but there were limited instances in which guests were passengers on business-related flights. In such cases, the individual paid us an amount equivalent to the taxable benefit as valued by the Internal Revenue Service, which the Nominating & Governance Committee believes is the fair value for such use. The incremental cost to us for personal guests of Mr. Thiele and Mr. Benchimol of those flights was calculated as $200 and $50, respectively. The total amount reimbursed by Mr. Thiele was $3,855 and by Mr. Benchimol was $703. These amounts exceed the incremental cost to the company for travel by their personal guests. All personal use of the airplanes in exceptional or emergency situations is reported to the Audit Committee on a quarterly basis, and all use of the airplanes is reviewed annually by the Audit Committee. The total cost to us of operating the aircraft in 2008 was $2,385,366.
(4)	Mr. Miranthis housing allowance is paid by the company in Swiss Francs and euros. The applicable exchange rate has been applied.
(5)	Under their executive employment agreements, Mr. Thiele and Mr. Benchimol are entitled to the use of company cars. When they are not using their company cars, the cars are utilized for other business-related purposes. The cost of both company cars was fully expensed in the year of purchase. In 2008, Mr. Thiele did not request any reimbursement for servicing or licensing of his company car.
(6)	As described under the “Management Director’s Fees and Director’s Expenses” on page 22, we provide an extra optional spousal program for the partners of directors and named executive officers. The total cost of the extra program was $12,236 and an average of $1,360 for each director and officer who utilized the program.
(7)	Mr. Benchimol received a $400,000 relocation allowance to cover the costs of relocating from Bermuda to the United States.

2008 Grants of Plan-Based Awards

This table discloses cash-based non-equity incentive plan awards paid in February 2008 in respect of 2007, and equity awards granted in 2008. It does not include any cash award that resulted from an executive officer’s equity customization.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Option (#)(2)	Exercise or Base Price of Option Awards ($)(2)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Patrick A. Thiele(4)	2/27/2008	—	—	—	16,110	—	77.92	78.63	1,255,291
		0	1,250,000	2,500,000	—	—	—	—	—
Albert Benchimol(4)	5/23/2008	—	—	—	—	15,000	73.66	73.66	169,950
	2/27/2008	—	—	—	10,710	—	77.92	78.63	834,523
	2/27/2008	—	—	—	—	80,323	77.92	78.63	936,566
		0	565,000	1,130,000	—	—	—	—	—
Bruno Meyenhofer(4)(5)	2/27/2008	—	—	—	10,710	—	77.92	78.63	834,523
		0	751,209	1,502,418	—	—	—	—	—
Costas Miranthis(4)(6)	9/5/2008	—	—	—	—	15,000	68.30	68.30	146,700
	2/27/2008	—	—	—	6,426	—	77.92	78.63	500,714
	2/27/2008	—	—	—	—	48,194	77.92	78.63	561,942
		0	619,534	1,239,068	—	—	—	—	—
Scott D. Moore(4)	2/27/2008	—	—	—	10,710	—	77.92	78.63	834,523
		0	565,000	1,130,000	—	—	—	—	—

(1)	All share awards vest in their entirety after three years. Dividend equivalents are paid out quarterly in cash.
(2)	We granted share appreciation rights, but no share options, to the Named Executive Officers during fiscal year 2008. Share appreciation rights were granted under the Employee Equity Plan with an exercise price equal to the fair market value of our common shares on the date of grant. Share appreciation rights will vest 33 percent on the first anniversary of the date of grant, 33 percent on the second anniversary, and 34 percent on the third anniversary.
(3)	The value of share appreciation rights on February 27, 2008 is calculated by multiplying the Black-Scholes valuation of $11.66 by the number of underlying share appreciation rights. On May 23, 2008 the Black-Scholes valuation was $11.33 and on September 5, 2008 the Black-Scholes valuation was $9.78.
(4)	As described in further detail under “Annual Incentive” on page 29, all employees of the PartnerRe group are eligible for a cash annual incentive if we achieve pre-determined performance goals. Each employee has a target annual incentive that is set as a percentage of base salary. The annual incentive payout ranges from 0 percent to 200 percent of the target payout based upon results.
(5)	Mr. Meyenhofer’s minimum, target and maximum annual incentive was CHF 0, CHF 793,000 and CHF 1,586,000, respectively. The applicable exchange rate was used to convert Mr. Meyenhofer’s annual incentive.
(6)	Mr. Miranthis’ minimum, target and maximum annual incentive was CHF 0, CHF 654,000 and CHF 1,308,000, respectively. The applicable exchange rate was used to convert Mr. Miranthis’ annual incentive.

The Compensation Committee reviews, adjusts, and recommends the final total equity pool and the annual equity awards for the individual Named Executive Officers. The grant date of the annual equity awards is the date of the February Board meeting, when awards are approved. Share-settled share appreciation rights for eligible employees are granted with an exercise price equal to the fair market value of PartnerRe’s common shares. The fair market value is the average of the high and low trading prices of the common shares on the trading date immediately preceding the grant date. On February 27, 2008, the fair market value of the rights was lower than the closing price of the common shares on the date of grant. Effective May 22, 2008 shareholders approved the change of the fair market value definition to be the closing price on the date of grant.

2008 Outstanding Equity Awards at Fiscal Year-End

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Thiele	2/27/2008	—		—		—	—	16,110		1,148,160	0	—
	2/23/2007	—		—		—	—	26,011		1,853,804	0	—
	2/24/2006	—		—		—	—	10,000		712,700	0	—
	2/10/2005	50,143		—		62.91	2/10/2015	—		—	0	—
	2/24/2004	150,000		—		55.63	2/24/2014	—		—	42,582	3,034,819
	2/25/2003	112,613	(3)	—		49.68	2/25/2013	—		—	0	—
	2/26/2002	68,914	(3)	—		53.80	2/26/2012	—		—	0	—
	12/4/2000	70,000		—		53.67	12/4/2010	—		—	0	—
Albert Benchimol	5/23/2008	—		15,000	*	73.66	5/23/2018	—		—	0	—
	2/27/2008	—		80,323	*	77.92	2/27/2018	10,710		763,302	0	—
	2/23/2007	22,890	*	46,474	*	71.35	2/23/2017	17,341		1,235,893	0	—
	2/24/2006	14,114	*	7,271	*	61.20	2/24/2016	5,000		356,350	0	—
	2/10/2005	42,800		—		62.91	2/10/2015	—		—	0	—
	2/24/2004	68,000		—		55.63	2/24/2014	—		—	0	—
	2/25/2003	42,500		—		49.68	2/25/2013	—		—	0	—
	2/26/2002	21,750		—		53.80	2/26/2012	—		—	0	—
Bruno Meyenhofer	2/27/2008	—		—		—	—	10,710		763,302	0	—
	2/23/2007	22,890	*	46,474	*	71.35	2/23/2017	17,341		1,235,893	0	—
	2/24/2006	14,114	*	7,271	*	61.20	2/24/2016	5,252	(4)	374,310	0	—
	2/10/2005	42,800		—		62.91	2/10/2015	—		—	0	—
	2/24/2004	68,000		—		55.63	2/24/2014	—		—	0	—
	2/25/2003	—		42,500	(5)	49.68	2/25/2013	—		—	0	—
	2/26/2002	21,750		—		53.80	2/26/2012	—		—	0	—
	2/27/2001	50,000	**	—		51.39	2/27/2011	—		—	0	—
	4/3/2000	4,800		—		36.31	4/3/2010	—		—	0	—
Costas Miranthis	9/5/2008	—		15,000	*	68.30	9/5/2018				0	—
	2/27/2008	—		48,194	*	77.92	2/27/2018	6,426		457,981	0	—
	2/23/2007	3,465	*	7,035	*	71.35	2/23/2017	2,625		187,084	0	—
	2/24/2006	4,950	*	2,550	*	61.20	2/24/2016	1,250		89,088	0	—
	2/24/2005	14,000		—		62.70	2/24/2015	—		—	0	—
	2/24/2004	11,000		—		55.63	2/24/2014	—		—	0	—
	2/25/2003	5,000		—		49.68	2/25/2013	—		—	0	—
	5/27/2002	9,200		—		51.17	5/27/2012	—		—	0	—
Scott Moore	2/27/2008	—		—		—	—	10,710		763,302	0	—
	2/23/2007	—		—		—	—	17,341		1,235,893	0	—
	2/24/2006	—		—		—	—	5,000		356,350	0	—
	2/24/2004	68,000		—		55.63	2/24/2014	—		—	0	—
	2/25/2003	42,500		—		49.68	2/25/2013	—		—	0	—
	2/26/2002	21,750		—		53.80	2/26/2012	—		—	0	—
	2/27/2001	50,000		—		51.39	2/27/2011	—		—	0	—
*	Share-settled share appreciation rights. ** Cash-settled share appreciation rights.
(1)	All grants of options and share appreciation rights vest 33 percent on the first anniversary of the grant date, 33 percent on the second anniversary, and 34 percent on the third anniversary.
(2)	The market value of restricted shares and restricted share units is based on the closing price of $71.27 at December 31, 2008. All share awards vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash.
(3)	Mr. Thiele’s annual incentive deferral into options for 2002 and 2003 vested immediately on date of grant.
(4)	Number includes the company match portion of the annual incentive deferral, given in the form of restricted share units (252 shares for Mr. Meyenhofer in 2006). Annual incentive deferrals are fully vested at grant with a five year delivery restriction. The company match portion vests in its entirety three years from the date of grant with a five year delivery restriction.
(5)	Mr. Meyenhofer has 42,500 options blocked from exercise for a period of six years from the date of grant.

2008 Option Exercises and Shares Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Patrick A. Thiele	0	0	32,230	(1)	2,607,407	(2)
Albert Benchimol	0	0	12,200		986,980	(2)
Bruno Meyenhofer	0	0	12,200		986,980	(2)
Costas Miranthis	0	0	1,650		128,139	(3)
Scott D. Moore	0	0	12,200		986,980	(2)

(1)	Under the terms of the Executive Total Compensation Program, Mr. Thiele elected to receive 50% of his cash annual incentive in restricted share units and the company matched this election with 3,618 restricted share units that vested but have a five year delivery restriction.
(2)	The value of the shares is $80.90, which is based on the fair market value on the date of vesting (defined as the average high and low on the preceding trade date).
(3)	The value of the shares is $77.66, which is based on the fair market value on the date of vesting (defined as the average high and low on the vest date).

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)		Registrant Contributions in Last Fiscal Year ($)(1)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Patrick A. Thiele	292,696	(3)	150,000		(413,718)	0	1,733,240
Albert Benchimol	16,788		83,940		(216,999)	0	698,748
Bruno Meyenhofer(4)	22,544	*	45,086	*	98,157 *	0	3,735,128	*
Costas Miranthis(4)	19,920	*	92,981	*	(114,959)*	0	452,399	*
Scott D. Moore	13,184		36,256		(34,911)	0	725,123

(1)	The registrant’s and executive’s contribution in 2008 for Mr. Thiele, Mr. Benchimol, Mr. Meyenhofer, Mr. Miranthis and Mr. Moore that were reported in the 2008 Summary Compensation Table were $442,696, $100,728, $67,630, $112,901, $49,440 respectively.
(2)	Of this amount, the following was disclosed in the Summary Compensation Table of the 2007 and 2006 proxy statements:

Patrick Thiele: 2007 $148,725; 2006 $143,720
A. Benchimol: 2007 $96,984; 2006 $93,375
Bruno Meyenhofer: 2007 $62,106**; 2006 $75,423***
Costas Miranthis: 2007 $79,764**; 2006 $66,000
Scott Moore: 2007 $47,070; 2006 $44,813
(3)	This amount includes the value of 3,618 deferred restricted share units on the date of vesting.
(4)	The contributions made by and on behalf of Mr. Miranthis include both Swiss francs and U.S. dollars. The contributions made by and on behalf of Mr. Meyenhofer were made in Swiss francs.
*	The applicable exchange rate was used.
**	Based on the exchange rate at December 31, 2007 of US$1.00 to CHF1.13
***	Based on the exchange rate at December 31, 2006 of US$1.00 to CHF1.22

Bermuda-based employees

We have three nonqualified defined contribution plans in Bermuda: the Non-Registered Pension Plan, the Registered Pension Plan and the Deferred Compensation Plan. The three plans were established to address the varying needs of the different employee populations. The Registered Pension Plan applies only to Bermudians and spouses of Bermudians.

Investment options, employer contributions and vesting schedules are the same for all three plans. PartnerRe contributes 15 percent of annual base salary each year. Employees are vested 50 percent after one year of service and 100 percent at the end of two years.

Mr. Thiele and Mr. Benchimol

Both Mr. Thiele and Mr. Benchimol are eligible for benefits under the Deferred Compensation Plan. Eligible employees may elect to supplement employer contributions by deferring up to 10 percent of salary, any part of annual incentive payments, or both. In order to participate, an employee must make an election at least six months prior to the end of the performance period in question. Payouts and withdrawals may be made only upon the employee’s separation from service. Payout will commence six months after the employee ceases to work for PartnerRe, and may be in the form of a lump sum or installments, as determined by prior election.

Mr. Miranthis

Mr. Miranthis moved to Switzerland and joined the Swiss Plan (described below) as of September 1, 2007. Since this date, we have continued to make employer contributions of five percent of base salary into the Non-Registered Pension Plan to cover the shortfall between the Swiss Plan and his Bermuda benefit.

Switzerland-based employees

For Mr. Meyenhofer and Mr. Miranthis

Under the laws of Switzerland, our employee pension fund is required to have a guaranteed rate of return for the compulsory part. We have a non-qualified defined contribution plan for retirement and a non-qualified defined benefit arrangement for disability and death, combined into one plan. For the retirement part, the plan requires an employer contribution equal to 10 percent of the employee’s insured salary and an employee contribution equal to five percent of the employee’s insured salary. As required under Swiss law, all contributions to this plan vest immediately. The plan is governed internally by a pension committee comprising both employer representatives (designated by us) and employee representatives. The committee selects and manages the plan administrator, makes investment decisions, decides hardship withdrawals and communicates with employees about plan-related matters.

U.S.-based employees

Mr. Moore

In addition to our qualified defined contribution plan for all U.S.-based employees, we have a non-qualified defined contribution plan for U.S.-based senior management. Under the non-qualified plan, eligible participants receive an employer based contribution equal to three percent of base salary as well as an employer match equal to 200 percent of the first four percent of base salary upon exceeding the 2008 Internal Revenue Code compensation maximum of $230,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Executive Employment Agreements

Mr. Thiele, Mr. Benchimol, Mr. Miranthis and Mr. Moore all have executive employment agreements. Under these agreements, “termination” is defined as death, disability, and termination by us for cause or by the executive for good reason. The agreements set forth compensation for each defined type of termination, as well as for termination for any other reason. The termination compensation was compared to competitive benchmarks and recommended by PricewaterhouseCoopers.

Severance benefits under the executive employment agreements are subject to post-termination restrictions. These restrictions prevent the executive from soliciting business or PartnerRe employees for the benefit of competitors (for further details, see “Post-retirement Conditions” on page 38).

Mr. Moore’s executive employment agreement entitles him to post-retirement benefits consisting of continued hospital and medical coverage. There are no contractual agreements for post-retirement benefits for any of the other Named Executive Officers.

Mr. Meyenhofer does not have an executive employment agreement and therefore does not have specific rights or responsibilities upon severance.

Change in Control Policy

The PartnerRe Ltd. Change in Control Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction. Each of the Named Executive Officers has an individual change in control agreement governed by this policy.

The policy’s definition of a change in control is consistent with the definition in the shareholder-approved 2005 Employee Equity Plan.

Certain senior employees, including the Named Executive Officers, are eligible for severance in the form of cash compensation and benefits if two things occur:

1.	There has been a change in control event, as defined in the Change in Control Policy, within the previous 24 months; and

2.	The employee is terminated for reasons other than death, disability or for cause, or the employee terminates with good reason. For this purpose, termination “for cause” means an employee engaged in gross negligence or willful misconduct or the employee is convicted of a criminal offense. An employee will be deemed to have terminated “with good reason” if: the employee is assigned duties inconsistent with his or her position, authority, duties, responsibilities or status with PartnerRe; the employee’s compensation and benefits are reduced without the employee’s consent; or there is any other material change in the conditions of employment.

The Compensation Committee recognizes that even if key executives are not terminated as a result of a change in control event, they may want to leave the new organization for other reasons. However, the loss of key employees during the initial integration phase of a change in control may be detrimental to the new organization. Moreover, the acquiring company is likely to pay more if its management is confident of our assistance during the transition. Therefore, the change in control policy provides an incentive to key executives to remain with the new organization during the critical first year. Specifically, if a Named Executive Officer or other key executive remains in his or her position during the first 12 months following a change in control, then during a 30-day period following the first anniversary of the change in control, the executive may terminate his or her employment without good reason and still be entitled to the same severance cash compensation and benefits that would have been paid if PartnerRe had terminated the executive’s employment.

The tables below reflect the amount of compensation that would be paid to each of our Named Executive Officer in the event such executive’s employment terminated under various scenarios, including disability or death, for cause or without good reason and a change of control. The amounts shown assume that a termination was effective as of December 31, 2008; thus, amounts earned through that date are included. The amounts shown in the tables are only estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation.

Payments Made Upon a Change in Control

Patrick A. Thiele

The following table shows the potential payments upon termination or a change in control for Patrick Thiele.

Patrick A. Thiele, President & Chief Executive Officer & Director	Death (1)	Disability (2)(3)(4)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change In Control)(5)	Executive Voluntary Termination or Company Termination for Cause(6)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control(7)
Base salary	$500,000	$3,325,578	$1,000,000	$0	$3,000,000
Annual incentive—target	$625,000	$0	$2,500,000	$0	$5,249,945
Annual incentive—pro rata	$2,500,000	$2,500,000	$2,500,000	$0	$1,250,000
Housing continuance	$60,000	$60,000	$60,000	$0	$60,000
Car continuance(8)	$0	$0	$0	$0	$0
Health & welfare benefit continuance	$0	$183,096	$0	$0	$70,558
Gross-up on U.S. excise tax	n/a	n/a	n/a	n/a	$4,443,247
Equity Awards
Options/Share Appreciation Rights	$0	$0	$0	$0	$0
Restricted shares/restricted share units	$0	$0	$0	$0	$3,714,664
Cash customization of equity award	$0	$0	$0	$0	$2,646,344
Retention award—restricted share units	$2,442,778	$2,442,778	$2,442,778	$0	$0
Retention award—cash	$2,012,293	$2,012,293	$2,012,293	$0	$0
Total	$8,140,071	$10,523,745	$10,515,071	$0	$20,434,758

(1)	Mr. Thiele’s spouse and/or dependants would be entitled to receive six months of base salary; 50 percent of his target annual incentive; continuation of housing and motor vehicle benefits (presently Mr. Thiele does not utilize his car benefit) for a period of three months or, if earlier, until the spouse/dependents leave Bermuda (we assumed three months for purposes of this calculation); immediate vesting of all unvested equity awards; and a pro rata annual incentive for the termination year, based on the previous year’s annual incentive amount. If the performance condition for Mr. Thiele’s retention awards is achieved on a pro rata basis, then a pro rata portion of the awards will vest and be delivered to Mr. Thiele’s designated beneficiary or estate.
(2)	Mr. Thiele would be entitled to two-thirds of his base salary, to be paid by insurance and supplemented by PartnerRe as necessary, for so long as he is disabled and entitled to benefits; continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (we assumed three months for purposes of this calculation); immediate vesting of all option awards; a pro rata annual incentive for the termination year, based on the previous year’s annual incentive amount; and continued medical coverage until age 65. If the performance condition for Mr. Thiele’s retention awards is achieved on a pro rata basis, then a pro rata portion of the awards will vest and be delivered to Mr. Thiele.
(3)	We are responsible for paying any difference between long-term disability payments required under our benefit plans and the actual amount paid by insurance. Insurance benefits consist of two-thirds of base salary up to a monthly cap of $15,000. Any difference will be paid to Mr. Thiele for so long as he is disabled and entitled to benefits (age 65).

Mr. Thiele’s monthly base salary	$83,333
Two-thirds of monthly base salary	$55,556
Portion paid by insurance	$15,000
Portion paid by us	$40,556
Number of months to age 65	82

Total paid by us	$3,325,578

(4)	Mr. Thiele’s medical coverage will continue at our expense until age 65. For purposes of this calculation, we assumed an 11 percent increase in premiums each year until age 65. This assumption is based on the average increase in premiums from 2003 to 2007.
(5)	Mr. Thiele would be entitled to continuation of his base salary for one year (1/12th of his previous base salary paid each month for one year); continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (we assumed three months for purposes of this calculation); immediate vesting of all options and share appreciation rights; and a pro rata annual incentive for the termination year based on the previous year’s annual incentive amount. If the performance condition for Mr. Thiele’s retention awards is achieved on a pro rata basis, then a pro rata portion of the awards will vest and be delivered to Mr. Thiele.
(6)	Mr. Thiele would be entitled to all accrued salary and benefits through the date of termination and would forfeit all unvested awards and all retention awards.
(7)	Mr. Thiele would be entitled to three times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; continuation of health and welfare benefits for three years; continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (we assumed three months for the purposes of this calculation); and U.S. excise tax reimbursement and gross-up.

Annual Incentive Calculation:
2005 Annual Incentive	$503,995
2006 Annual Incentive	$2,245,950
2007 Annual Incentive	$2,500,000
Annual Average	$1,749,982

In the event of a change in control, the restricted share units that constitute part of Mr. Thiele’s retention awards will be converted into a cash award using the fair market value on the effective date of the change in control. Thereafter, the restricted share units-converted award and cash award are no longer subject to the performance condition, but will remain subject to the provision requiring Mr. Thiele to remain employed by PartnerRe until December 31, 2009. In the event Mr. Thiele terminates for good reason or we terminate Mr. Thiele without cause prior to December 31, 2009, Mr. Thiele will receive a pro-rated portion of the award if the performance condition is met on a pro-rated basis, in accordance with a pre-determined vesting schedule.

(8)	The amount for car continuance is zero because we recorded the full value of the car as compensation in the year of purchase. For further details, see the “All Other Compensation” table on page 42.

Albert Benchimol

The following table shows the potential payments upon termination or a change in control for Albert Benchimol.

Albert Benchimol, Executive Vice President, Chief Financial Officer and Chief Executive Officer, Capital Markets	Death (1)	Disability (2)(3)(4)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (5)	Executive Voluntary Termination or Company Termination for Cause (6)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (7)
Base salary	$282,500	$2,671,378	$565,000	$0	$1,130,000
Annual incentive—target	$282,500	$0	$763,477	$0	$1,357,734
Annual incentive—pro rata	$763,477	$763,477	$763,477	$0	$565,000
Health & welfare benefit continuance	$0	$551,086	$0	$0	$44,546
Equity Awards
Options/Share Appreciation Rights	$73,219	$73,219	$73,219	$0	$73,219
Restricted shares/restricted share units	$0	$0	$0	$0	$2,355,545
Total	$1,401,696	$4,059,160	$2,165,173	$0	$5,526,044

(1)	Mr. Benchimol’s spouse and/or dependants would be entitled to receive six months of base salary; 50 percent of his target annual incentive; immediate vesting of all unvested equity awards; and a pro rata annual incentive for the termination year based on the previous year’s annual incentive amount.
(2)	Mr. Benchimol would be entitled to two-thirds of his base salary, to be paid by insurance and supplemented by PartnerRe as necessary, for so long as he is disabled and entitled to benefits; immediate vesting of all equity awards; a pro rata annual incentive for the termination year based on the previous year’s annual incentive amount; and continued medical coverage until age 65.
(3)	We are responsible for paying any difference between long-term disability payments required under our benefit plans and the actual amount paid by insurance. Insurance benefits consist of two-thirds of base salary up to a monthly cap of $15,000. Any difference will be paid to Mr. Benchimol for so long as he is disabled and entitled to benefits (age 65).

Mr. Benchimol’s monthly base salary	$47,083
Two-thirds of monthly base salary	$31,389
Portion paid by insurance	$15,000
Portion paid by us	$16,389
Number of months to age 65	163

Total paid by us	$2,671,378

(4)	Mr. Benchimol’s medical coverage will continue at our expense until age 65. For purposes of this calculation, we assumed an 11 percent increase in premiums each year until age 65. This assumption is based on the average increase in premiums from 2003 to 2007.
(5)	Mr. Benchimol would be entitled to a continuation of his base salary for one year (1/12th of his previous base salary paid each month for one year); immediate vesting of all options and share appreciation rights; and a pro rata annual incentive for the termination year based on the previous year’s annual incentive amount.
(6)	Mr. Benchimol would be entitled to all accrued salary and benefits through the date of termination and would forfeit all unvested awards.

(7)	Mr. Benchimol would be entitled to two times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; health and welfare benefit continuation for two years; and U.S. excise tax reimbursement and gross-up.

Annual Incentive Calculation:
2005 Annual Incentive	$367,500
2006 Annual Incentive	$905,625
2007 Annual Incentive	$763,477
Annual Average	$678,867

Bruno Meyenhofer

The following table shows the potential payments upon termination or a change in control for Bruno Meyenhofer. Mr. Meyenhofer does not have an executive employment agreement and therefore does not have specific severance arrangements.

Bruno Meyenhofer Chairman, PartnerRe Global	Death	Disability (1)(2)	Retirement (3)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (2)	Executive Voluntary Termination or Company Termination for Cause (2)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (4)
Base salary	n/a	n/a	$0	n/a	n/a	$1,506,716
Annual incentive—target	n/a	n/a	$0	n/a	n/a	$1,655,593
Annual incentive—pro rata	$0	$0	$0	$0	$0	$753,358
Car continuance	$0	$0	$0	$0	$0	$0
Health & welfare benefit continuance	$0	$0	$0	$0	$0	$0
Equity Awards
Options/Share Appreciation Rights	$0	$0	$73,219	$0	$0	$73,219
Restricted shares/restricted share units	$0	$0	$2,373,506	$0	$0	$2,373,505
Cash	$0	$0	$0	$0	$0	$980,872
Total	$0	$0	$2,446,725	$0	$0	$7,343,263

(1)	Standard local benefits will apply.
(2)	Mr. Meyenhofer would be entitled to all accrued salary and benefits through the date of termination, but would forfeit all unvested options and restricted share units.
(3)	Pursuant to the terms of the Executive Total Compensation Program, Mr. Meyenhofer was eligible to retire as of December 31, 2007. Upon his retirement, all unvested equity awards will continue to vest under the original vesting provisions for an additional 36 months.
(4)	Mr. Meyenhofer would be entitled to two times his current annual base salary and average annual incentive over the prior three years, and a pro rata target annual incentive for the year of termination. All unvested options will vest immediately and become exercisable.

Annual Incentive Calculation:
2005 Annual Incentive	$120,760
2006 Annual Incentive	$1,019,042
2007 Annual Incentive	$1,343,588
Annual Average	$827,797

Costas Miranthis

The following table shows the potential payments upon termination or a change in control for Costas Miranthis.

Costas Miranthis Chief Executive Officer, PartnerRe Global	Death	Disability (1)(2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (2)	Executive Voluntary Termination or Company Termination for Cause (2)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (3)
Base salary	n/a	n/a	$310,650	$0	$1,242,600
Annual incentive—target	n/a	n/a	$340,905	$0	$1,363,618
Annual incentive—pro rata	n/a	n/a	$681,809	$0	$621,300
Housing Continuance	n/a	n/a	$0	$0	$0
Health & welfare benefit continuance	n/a	n/a	$9,270	$0	$37,079
Equity Awards
Options/Share Appreciation Rights	$0	$0	$0	$0	$70,229
Restricted shares/restricted share units	$0	$0	$0	$0	$734,152
Total	$0	$0	$1,342,634	$0	$4,068,978

(1)	Standard local benefits will apply.
(2)	Mr. Miranthis would be entitled to all accrued salary and benefits through the date of termination, but would forfeit all unvested options and restricted share units.
(3)	Mr. Miranthis would be entitled to two times his current annual base salary and average annual incentive over the prior three years, and a pro rata target annual incentive for the year of termination. All unvested options will vest immediately and become exercisable.

Annual Incentive Calculation:
2005 Annual Incentive	$310,200
2006 Annual Incentive	$791,995	*
2007 Annual Incentive	$943,657
Annual Average	$681,951

* This sum included a foreign exchange adjustment of $171,309.

Scott Moore

Mr. Moore retired on March 31, 2009. The following table shows the potential payments upon termination or a change in control for Scott Moore.

Scott D. Moore Chief Executive Officer, PartnerRe U.S.	Death (1)	Disability (2)(3)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (4)	Executive Voluntary Termination or Company Termination for Cause (5)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (6)
Base salary	$282,500	$0	$565,000	$0	$1,130,000
Annual incentive—target	$282,500	$0	$0	$0	$1,425,188
Annual incentive—pro rata	$1,067,781	$0	$1,067,781	$0	$565,000
Health & welfare benefit continuance	$0	$427,038	$0	$0	$85,703
Equity Awards
Options/Share Appreciation Rights(7)	$0	$0	$0	$0	$0
Restricted shares/restricted share units	$0	$0	$0	$0	$2,355,545
Cash customization of equity award	$0	$0	$0	$0	$1,723,849
Total	$1,632,781	$427,038	$1,632,781	$0	$7,285,285

(1)	Mr. Moore’s spouse and/or dependants would be entitled to receive six months of base salary; 50 percent of his target annual incentive; and a pro rata annual incentive for the termination year based on the previous year’s annual incentive amount.
(2)	Mr. Moore would be entitled to 60 percent of his base salary to be paid by insurance for so long as he is disabled and entitled to benefits. Such payments are capped at $10,000 per month, and are not supplemented by PartnerRe. Mr. Moore also is entitled to continued medical coverage until age 65.
(3)	Mr. Moore’s medical coverage will continue at PartnerRe’s expense until age 65. For purposes of this calculation, we assumed an 11 percent increase in premiums each year until age 65. This assumption is based on the average increase in premiums from 2003 to 2007.
(4)	Mr. Moore would be entitled to his base salary for the remainder of the unexpired term of his employment agreement or 12 months, whichever is longer; a bonus equal to the annual incentive amount received for the previous year; and immediate vesting of all unvested options and share appreciation rights.
(5)	Mr. Moore would be entitled to all accrued salary and benefits through the date of termination and would forfeit all unvested awards.
(6)	Mr. Moore would be entitled to two times his current annual base salary and average annual incentive over the prior three years, a pro rata target annual incentive for the year of termination, continuation of health and welfare benefits for three years, U.S. excise tax reimbursement and gross-up and immediate vesting of all unvested options.

Annual Incentive Calculation:
2005 Annual Incentive	$98,750
2006 Annual Incentive	$971,250
2007 Annual Incentive	$1,067,781
Annual Average	$712,594

(7)	As of December 31, 2008, Mr. Moore does not hold any unvested options or share appreciation rights.

Mr. Moore’s target annual incentive in the amount of $565,000 was paid in March 2009.

EQUITY COMPENSATION PLAN INFORMATION

As part of our long-term incentive compensation for executives and employees, we maintain the PartnerRe Ltd. 2005 Employee Equity Plan as amended and restated. In addition, for directors, we maintain the PartnerRe 2003 Non-Employee Director Share Plan. These two plans enable employees and directors to acquire and maintain share ownership, thereby strengthening their commitment to PartnerRe and promoting a commonality of interest among directors, employees and shareholders. We find that the existence of such plans helps to attract and retain key employees.

The following table sets out details of our equity compensation plans, both active and expired, as of December 31, 2008. In May 2000, our shareholders approved the establishment of the Employee Share Purchase Plan (“ESPP”) and authorized the issuance of up to 500,000 shares under the ESPP. In 2002, we established the Swiss Share Purchase Plan (“SSPP”) to offer a competitive benefit to our employees in Switzerland. Concurrently, the Compensation Committee approved a reduction in the number of shares available for issue under the ESPP to 300,000 in order to make 200,000 shares available for issue under the SSPP. In 2008, the Compensation Committee approved the transfer of 56,178 shares from the SSPP to the ESPP. All equity compensation plans, with the exception of the SSPP, have been approved by shareholders. The terms of the SSPP are more fully described under the heading “Stock and Stock Option Plans-Swiss Share Purchase Plan” in Note 10 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity compensation plans approved by shareholders	3,965,153	57.09	1,490,412
Equity compensation plans not approved by shareholders	—	—	72,890
Total	3,965,153	57.09	1,563,302

(1)	Includes 69,790 shares that relate to the 1993 Non-Employee Director Stock Plan, 382,634 shares that relate to the 2003 Non-Employee Director Stock Plan, 45,502 shares that relate to the 1993 Stock Option Plan, 1,981,813 shares that relate to the Employee Incentive Plan, and 894,022 shares and 591,392 restricted share unit awards that relate to the 2005 Employee Equity Plan. Column A includes restricted share unit awards but does not include the estimated number of shares to be purchased pursuant to the ESPP or the SSPP during the current offering period, which commenced on December 1, 2008, and will close on May 31, 2009.
(2)	The weighted average exercise price of outstanding options is $50.31 per share under the 1993 Non-Employee Director Stock Plan, $65.97 per share under the 2003 Non-Employee Director Stock Plan, $44.42 per share under the 1993 Stock Option Plan, $52.73 per share under the Employee Incentive Plan, and $72.00 per share under the 2005 Employee Equity Plan. The weighted average exercise price does not take into account any restricted share unit awards or the estimated number of shares to be purchased pursuant to the ESPP or SSPP during the current offering period (defined above).
(3)	Includes 94,377 shares remaining available for grant under the 2003 Non-Employee Director Stock Plan, 629,174 shares and 751,933 restricted share unit awards remaining available for issue under the 2005 Employee Equity Plan. Also includes 14,928 shares remaining available for issue under the ESPP and 72,890 shares remaining available for issue under the SSPP both figures exclude the estimated number of shares to be purchased in the current offering period. The 1993 Non-Employee Director Stock Plan, the 1993 Stock Option Plan, and the Employee Incentive Plan have expired.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2007 and 2008. All services of the Deloitte Entities were pre-approved by the Audit Committee. The Audit Committee has concluded that the Deloitte Entities remain independent despite providing the non-audit services listed below.

	Year Ended December 31
	2008	2007
Audit Fees(1)	$6,494,810	$4,985,627
Audit Related Fees(2)	40,500	36,000
Tax Fees(3)	—	16,000
All Other Fees	—	—
Total	$6,535,310	$5,037,627

(1)	These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings, and services related to our S-3 filings with the SEC.
(2)	These are fees for assurance and related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. This includes employee benefit plan audits.
(3)	These are fees for tax services performed by the Deloitte Entities with respect to certain non-U.S. subsidiary companies.

ELECTION OF DIRECTORS

PROPOSAL 1 TO ELECT TWO (2) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2012

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

Mr. Holsboer and Mr. Twomey have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2012 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the two nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

The presence, in person or by proxy, of the holders of 25 percent of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present to hold the Annual General Meeting?” and “How many votes are needed to approve each proposal?” on page 3.

Nominees

The ages, business experience, and directorships in other companies of the two nominees for election are set forth on page 6. All of the nominees currently serve as directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO

DIRECTORS NAMED ABOVE.

PROPOSAL 2 TO RE-APPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL THE 2010 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board of Directors proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche to serve as our independent registered public accounting firm until the 2010 Annual General Meeting. Deloitte & Touche has served as independent auditors from the inception of PartnerRe in August 1993 to the present. A representative of Deloitte & Touche will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting also will be asked to vote to refer decisions about the auditors’ compensation to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REAPPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS, TO SERVE UNTIL THE 2010 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS.

PROPOSAL 3 TO APPROVE OUR 2009 EMPLOYEE SHARE PURCHASE PLAN

(Item 3 on the Form of Proxy)

The Board of Directors has determined that it would be in the best interests of PartnerRe and our shareholders to adopt the 2009 Employee Share Purchase Plan (“2009 ESPP”), a plan intended to be qualified under the provisions of Sections 421 and 423 of the Internal Revenue Code and to be substantially similar to our existing Employee Share Purchase Plan (“1999 ESPP”), which will expire on November 18, 2009. Subject to certain adjustments, the maximum number of shares of PartnerRe which will be made available under the 2009 ESPP will be 600,000 shares.

The Board of Directors approved the 2009 ESPP on February 27, 2009. Other than establishing the number of shares reserved for issuance thereunder, updating the definition of Fair Market Value of a share to make it consistent with the definition in our 2005 Employee Equity Plan and proposed for our 2003 Non-Employee Directors Stock Plan, and having the Compensation Committee administer the 2009 Plan, the terms of the 2009 ESPP are identical to the terms of the 1999 ESPP. Under its terms, the 2009 ESPP will expire on February 27, 2019.

Employee share purchase plans are intended to provide employees of PartnerRe and its subsidiaries with an opportunity to purchase its shares through accumulated payroll deductions or direct contributions to the plan. PartnerRe believes that share ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of our business. Attractive employee share incentives, including employee share purchase plans, are considered by employees to be an important element of an employer’s compensation package and by employers, including PartnerRe, to be a competitive necessity.

The Board is asking shareholders to approve the adoption of the 2009 ESPP.

Description of the 2009 ESPP

The following is a summary of the material features of the 2009 ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2009 ESPP, which, as proposed to be adopted, is attached to this Proxy Statement as Appendix II.

Eligibility

Generally, each person who is an employee of PartnerRe or a subsidiary, whose customary employment with PartnerRe or any subsidiary is more than three months in any calendar year, is eligible to participate in an Offering Period (as defined below).

Currently, approximately 994 employees are eligible to participate in the 2009 ESPP.

Shares Available Under the Plan

If shareholders approve the proposed 2009 ESPP, then 600,000 shares will be available for future issuance under the plan.

Administration

The 2009 ESPP shall be administered by the Compensation Committee of the Board of Directors. This committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the 2009 ESPP, to determine eligibility and to adjudicate all disputed claims filed under the 2009 ESPP. Members of the Board of Directors who are employees are permitted to participate in the 2009 ESPP, provided that: (1) members of the Board who are eligible to participate in the 2009 ESPP may not vote on any matter affecting the administration of the 2009 ESPP or the grant of any option pursuant to the 2009 ESPP and (2) no member of the Board of Directors who is not an employee may participate in the 2009 ESPP.

Participation

The 2009 ESPP is implemented by consecutive Offering Periods lasting for either 12 months (for employees eligible to participate in the 2009 ESPP before June 1) or six months (for employees eligible to participate in the 2009 ESPP before December 1 and employees who want to recommence participation). Each year there are two purchase periods in which employees can purchase shares. The purchase periods commence on or around June 1 and December 1 each year and last for a period of six months.

To become a participant in the 2009 ESPP, an employee must enroll in the plan through their on-line brokerage account and by completing the share purchase plan form in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will elect to have either deductions taken from his or her payroll or to pay PartnerRe in a single lump sum. A participant can contribute to his or her account an amount of not more than 10 percent of his or her eligible compensation during each purchase period. No participant can purchase more than $25,000 worth of our shares during any Offering Period, determined based on the fair market value of a share at the beginning of the Offering Period, subject to the 10 percent contribution rate maximum. Once an employee becomes a participant in the 2009 ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the 2009 ESPP or the employee’s employment with PartnerRe terminates.

At the beginning of each Offering Period, each participant will be granted options to purchase our shares. At the end of each purchase period, amounts credited to the participant’s account will be used to purchase shares. The purchase price per share will be 85 percent of the Fair Market Value of a share on the first day of the Offering Period or the last day of the purchase period, whichever is lower.

During an Offering Period, payroll deductions or contributions may not be increased or decreased for that Offering Period, except that for any Offering Period consisting of two purchase periods, a participant may, prior to commencement of the second purchase period, change his or her payroll deductions or contributions to the plan for such second purchase period.

A participant may withdraw all (but not less than all) of the payroll deductions or contributions credited to his or her account and not yet used to exercise his or her option under the 2009 ESPP at any time but not less than ten business days prior to the exercise date. All of the participant’s payroll deductions or contributions credited to his or her account will be paid to such participant promptly after they have withdrawn from the plan and such participant’s option for the purchase period will be automatically terminated, and no further payroll deductions or contributions for the purchase of shares will be made during the purchase period. If a participant withdraws from the plan during an Offering Period, he or she may not resume participation until the next purchase period. Upon any termination of employment, all amounts credited to a participant’s account will be delivered to the participant or his or her successor in interest (in the case of death).

Fair Market Value

The Fair Market Value of a share on a given date shall mean (A) if the shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the committee in good faith to be the fair market value per share, on a fully diluted basis.

Transferability

A participant’s rights under the 2009 ESPP may not be transferred, assigned, pledged or otherwise disposed of in any way to any other person. After shares have been acquired by the participant pursuant to the 2009 ESPP, such shares may be assigned or transferred in the same manner as any other shares.

Adjustments; Change in Capitalization

Subject to any required action by our shareholders, the price per share covered by each option under the plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the shares, or any other increase or decrease in the number of shares effected without receipt of consideration by us; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.”

Merger or Asset Sale

In the event we merge with or into another corporation or there is a sale of substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation, unless the Compensation Committee determines in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new exercise date.

Amendment or Termination of the Plan

The Board of Directors may at any time terminate or amend the 2009 ESPP. An Offering Period may be terminated by the Board of Directors at the end of any purchase period if the Board determines that termination of the 2009 ESPP is in the best interests of PartnerRe and our shareholders.

New Plan Benefits

Because benefits under the 2009 ESPP depend on employees’ elections to participate in the plan and the fair market value of our shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the 2009 ESPP, an eligible employee who participates in the plan may not purchase more than $25,000 worth of shares in any calendar year.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the 2009 ESPP. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as we are domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

The 2009 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. PartnerRe is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

OUR 2009 EMPLOYEE SHARE PURCHASE PLAN.

PROPOSAL 4 TO APPROVE AMENDMENTS TO OUR 2003 NON-EMPLOYEE DIRECTORS SHARE PLAN, AS AMENDED AND RESTATED

(Item 4 on the Form of Proxy)

The Board of Directors has determined that it would be in the best interests of PartnerRe and our shareholders to amend our 2003 Non-Employee Directors’ Share Plan (“Director Plan”). The Director Plan was approved by our shareholders on May 22, 2003. Pursuant to the terms of the Director Plan, the number of shares that may be awarded is capped at 500,000 shares. This number of shares was intended to be sufficient to grant awards for the first six years of the Director Plan, which expires on May 22, 2013. After six years it was intended that we would revert to our shareholders to obtain approval to grant further shares pursuant to the Director Plan. As projected, as of March 23, 2009, we have used 409,844 of the current authorized share pool under the plan for existing awards. As a result of this, and for the additional reason described in the following paragraphs, on February 27, 2009, the Board approved amendments to the Director Plan to:

(1) Allocate a further 300,000 shares to the Director Plan that may be awarded;

(2) Amend the definition of “Fair Market Value”; and

(3) Clarify that options granted under the Director Plan may not be repriced.

The directors’ compensation guidelines are designed to align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. We promote share ownership by awarding our directors share options and restricted share units. Shares are awarded to directors under the Director Plan, which sets a limit on the maximum number of shares underlying share-based awards that a director can be awarded annually. In order to continue to implement our goals and to provide additional flexibility to use PartnerRe shares as a form of payment, we will be required to allocate a further 300,000 shares to the Director Plan. If this amendment is not approved, we will not be able to make further grants of share-based awards pursuant to the Director Plan once the current cap of 500,000 is reached, but the Director Plan will otherwise remain in effect until May 22, 2013 (unless terminated earlier).

In preparing the proposed amendments to the Director Plan, we have conducted analytical tests that are typically used by shareholder advisory groups. These tests examine whether the recommended plan amendments are deemed reasonable in terms of the plan’s cost and “burn rates” relative to industry norms. “Burn rate” is defined as the number of awards granted in a year divided by the weighted average common shares outstanding for that fiscal year. Burn rates include share options, share-settled share appreciation rights and “full value” shares (i.e., restricted shares and restricted share units). We are satisfied that this proposal satisfies these tests in every aspect, and this has been confirmed with external consultants with expertise in this area.

The Director Plan defines “Fair Market Value” of a share on a given date as “the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the shares are listed and traded on the date prior to such date”. In order to comply with best practice and to have a definition that is consistent with the SEC’s disclosure rules, we would like to amend the definition as follows:

The Fair Market Value of a share on a given date shall mean (A) if the shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the committee in good faith to be the fair market value per share, on a fully diluted basis.

An identical amendment to the definition of fair market value was approved by shareholders last year for our Employee Equity Plan.

The Director Plan has provided that the per share exercise price of an option will not be less than the Fair Market Value of a share on the date of grant of such option. We are proposing to clarify this provision to make clear that options granted under the Director Plan cannot be repriced.

The Board is asking shareholders to approve the foregoing amendments to the Director Plan.

Description of the Director Plan

The following is a summary of the material features of the Director Plan, as proposed to be amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our Director Plan, which is attached to this Proxy Statement as Appendix III.

Administration

The Nominating & Governance Committee will administer the Director Plan. This committee will have full discretion to determine the directors eligible to receive awards under the Director Plan, to establish the terms and conditions of awards and to interpret and construe the Director Plan.

Shares Available for Awards

The number of shares that may be awarded under the Director Plan is capped at 800,000 shares. This number represents the original cap of 500,000 plus the additional amount of 300,000 being requested pursuant to this proposal.

Options

Options granted under the Director Plan will be non-qualified share options. The exercise price of options will be determined by the Nominating & Governance Committee, but under no circumstances will an option be amended or replaced in any manner that would have the effect of reducing the exercise price of such option established at the time of grant. The term of each option will be fixed by the Nominating & Governance Committee but the term cannot extend more than 10 years from the date of grant.

Restricted Shares and Restricted Share Units

Restricted shares and restricted share units awarded under the Director Plan will be subject to such vesting as will be established by the Nominating & Governance Committee at the time of grant. A holder of restricted shares will generally be entitled to the rights and privileges of a shareholder including the right to vote such shares and receive dividends. Holders of restricted share units who satisfy vesting criteria with respect to such units will be entitled to receive the equivalent cash value of one common share for each restricted share unit. Restricted share units will not entitle a holder to the privileges of share ownership, although the Nominating & Governance Committee may provide for payment of “dividend equivalents” in respect of such units.

Other Share-Based Awards

Other share-based awards that may be granted under the Director Plan include any award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our shares. The determination of such awards will be at the sole discretion of the Nominating & Governance Committee.

Amendment or Termination of the Plan

The Board of Directors may at any time terminate or amend the Director Plan. The Director Plan has a term of 10 years, beginning on the effective date of the Director Plan.

Change in Control

Unless specifically provided to the contrary in any award agreement under the Director Plan and subject to the Nominating & Governance Committee’s discretion to cancel outstanding awards in consideration for payment for such canceled awards, upon a change in control (as defined in the Director Plan), all outstanding awards will become fully vested and exercisable, and any restrictions applicable to any award will automatically lapse.

New Plan Benefits

Any awards under the Director Plan, as proposed to be amended and restated, will be at the discretion of the Nominating & Governance Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the Director Plan. Under the terms of the Director Plan, the maximum number of shares to which all awards granted to any non-employee director in a single year of the Director Plan may relate shall not exceed 30,000 for the Chairman or 20,000 for any other non-employee director.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the Director Plan. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as we are domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

Non-Qualified Share Options. An optionee will not recognize any taxable income upon the grant of a non-qualified share option, and we will not be entitled to a tax deduction with respect to the grant of a non-qualified share option. Upon exercise of a non-qualified share option, the excess of the Fair Market Value of the underlying shares of common shares on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes, if any. We will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of a non-qualified share option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares received upon the exercise of a non-qualified share option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO OUR 2003 NON-EMPLOYEE DIRECTORS’ SHARE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5 TO APPROVE THE EXTENSION OF THE TERM APPLICABLE TO THE SHARES REMAINING UNDER OUR SWISS SHARE PURCHASE PLAN

(Item 5 on the Form of Proxy)

The Board of Directors has determined that it would be in the best interests of PartnerRe and our shareholders to extend the term applicable to the shares available under our Swiss Share Purchase Plan (as amended and restated, the “SSPP”). Pursuant to the terms of the SSPP, the number of shares that may be awarded is capped at 200,000 shares. This number of shares was intended to be sufficient to grant awards for the entire term of the SSPP, which expires on February 25, 2012. The shares were originally taken from our existing Employee Share Purchase Plan (“1999 ESPP”), which was approved by shareholders on May 19, 1999 and will expire on November 18, 2009. As of January 1, 2009, there were approximately 78,756 shares remaining under the SSPP. To avoid any ambiguity as to whether these remaining shares will expire in November 2009 in connection with the termination of the 1999 ESPP or in February 2012 in connection with the termination of the SSPP, we are asking for shareholder approval to extend the term of the remaining shares until the termination of the SSPP. In connection with the extension of the term of the remaining shares, we are also going to amend the definition of Fair Market Value to comply with best practice. In this regard, on February 27, 2009, the Board ratified the availability of the 78,756 shares that are remaining under the SSPP.

The SSPP is a form of an employee share purchase plan for employees in Zurich. Employee share purchase plans are intended to provide employees of PartnerRe and its subsidiaries with an opportunity to purchase its shares through accumulated payroll deductions or direct contributions to the plan. PartnerRe believes that share ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of our business. Attractive employee share incentives, including employee share purchase plans, are considered by employees to be an important element of an employer’s compensation package and by employers, including PartnerRe, to be a competitive necessity.

The Board is asking shareholders to approve the extension of the term applicable to the shares remaining under the SSPP, as described above.

Description of the SSPP

The following is a summary of the material features of the SSPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the SSPP, which is attached to this Proxy Statement as Appendix IV.

Eligibility

Generally, each person who is an employee of PartnerRe Holdings Europe Limited (Zurich Branch) and who is customarily employed by the Branch on an open-ended contract for at least 20 hours per week, is eligible to participate in an Offering Period (as defined below).

Currently, approximately 304 employees are eligible to participate in the SSPP.

Shares Available Under the Plan

The number of shares that may be awarded under the SSPP is capped at 200,000 shares.

Administration

The SSPP is administered by the Compensation Committee of the Board of Directors. This committee has authority to administer the SSPP or delegate certain matters to the Company’s Chief Executive Officer, including without limitation: (a) method of contribution (b) amount of contribution (c) annual limitation of contributions (d) amount of discount (e) adjustment to time period of restriction on sale or transfer of common shares and (f) cut off time for withdrawal of contributions.

Participation

The SSPP is implemented by consecutive Offering Periods lasting for six months. The Offering Periods commence on or around June 1 and December 1 each year.

A participant can contribute to his or her account an amount of not more than 8 percent of his or her eligible compensation during each Offering Period. No participant can purchase more than 5,000 CHF worth of our shares annually.

Once an employee becomes a participant in the SSPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the SSPP or the employee’s employment with PartnerRe terminates.

At the beginning of each Offering Period, each participant will be granted options to purchase our shares. At the end of each Offering Period, amounts credited to the participant’s account will be used to purchase shares. The purchase price per share will be 60 percent of the Fair Market Value of a share on the last day of the Offering Period.

During an Offering Period, a participant may not increase or decrease the rate of his or her contributions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her contributions of the next succeeding Offering Period.

A participant may discontinue his or her participation in the SSPP at any time but not less than 15 days prior to the exercise date. If a participant withdraws from the SSPP during an Offering Period, he or she may not resume participation until the next Offering period. A participant will be deemed to have withdrawn from the SSPP if his or her contributions are not received by the Company 10 business days prior to the exercise date.

Transferability

A participant’s rights under the SSPP may not be transferred, assigned, pledged or otherwise disposed of in any way to any other person. After shares have been acquired by the participant pursuant to the SSPP, such shares may not be sold, transferred, pledged or otherwise encumbered or disposed of by the participant during the two-year period beginning on the date of the acquisition of such shares by participant.

Adjustments; Change in Capitalization

Subject to any required action by our shareholders, the price per share covered by each option under the plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the shares, or any other increase or decrease in the number of shares effected without receipt of consideration by us; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.”

Merger or Asset Sale

In the event we merge with or into another corporation or there is a sale of substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation, unless the Board determines in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new exercise date.

Amendment or Termination of the Plan

The SSPP will terminate on February 25, 2012. The Compensation Committee may at any time terminate or amend the SSPP. An Offering Period may be terminated by the Board of Directors at the end of any Offering Period if the Board determines that termination of the SSPP is in the best interests of PartnerRe and our shareholders.

New Plan Benefits

Because benefits under the SSPP depend on employees’ elections to participate in the plan and the Fair Market Value of our shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the SSPP, an eligible employee who participates in the plan may not purchase more than 5,000 CHF worth of shares in any calendar year.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the SSPP. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as we are domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

Under the Internal Revenue Code, a participant subject to U.S. federal income taxation will not realize income at the time the Offering Period commences. When the shares purchased under the SSPP are transferred to him or her, then he or she will be required to include in income, as compensation for the year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and PartnerRe will be entitled to a deduction equal to the amount that the participant is required to include as income as a result of such purchase. The participant’s basis in such shares purchased will be equal to the Fair Market Value of such shares. If the participant disposes of such shares, then any gain or loss computed with reference to such basis will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXTENSION OF THE TERM APPLICABLE TO THE SHARES REMAINING UNDER OUR SSPP.

PROPOSAL 6 TO APPROVE AMENDED AND RESTATED BYE-LAWS

(Item 6 on the Form of Proxy)

Shareholders are being asked to consider and approve the adoption of each of the six proposals described below (Proposals 6A through 6F) to implement the new Amended and Restated Bye-Laws of the Company (the “Amended Bye-Laws”). The adoption of each of these proposals is conditioned on shareholder approval of all of Proposals 6A through 6F.

Under Section 13 of the Bermuda Companies Act of 1981 (the “Companies Act”) and Bye-Law 131 of the Company’s current Bye-Laws (the “Current Bye-Laws”), any amendments to the Bye-Laws require approval by the affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy at the Annual General Meeting.

Background and Reasons for the Amendments to the Bye-Laws

The Board recently undertook a review of the Current Bye-Laws to determine whether changes were appropriate (1) to reflect recent amendments to the Companies Act, Bermuda’s primary company legislation and (2) to closer align the Bye-Laws in certain respects with those of other Bermudian reinsurance companies and other large U.S. publicly-traded companies.

Following its review, the Board determined, at its meeting held on February 27, 2009, that it is in the best interests of the Company and its Shareholders to make certain amendments to the Current Bye-Laws. As such, the Board approved, and recommends that Shareholders approve, the adoption of the Amended Bye-Laws. The Amended Bye-Laws are included as Appendix V to this Proxy Statement and the description of each proposal below is qualified in its entirety by reference to them.

Shareholders will vote separately on each of the six proposals described below (Proposals 6A through 6F) to amend and restate the Current Bye-Laws. The adoption of the Amended Bye-Laws is conditioned on shareholder approval of each of the proposals below. Failure to approve any of them will lead to none of the proposals being adopted and the Current Bye-Laws will remain in effect without change. Shareholders are urged to carefully review Appendix V.

Proposal 6A: Eliminate supermajority voting requirements for amalgamations

Reason for Change from Current Bye-Laws. Under the Companies Act, business combinations by way of amalgamation require the approval of 75% of shareholders, or, if required by the Companies Act, holders of each class of shares, present in person or voting by proxy, unless a company’s bye-laws provide otherwise. The Current Bye-Laws are silent on this issue. The Board believes that, as with other actions, Shareholders should have the right to act by a majority. In addition, the Board recognizes that there are practical reasons that support majority voting. For example, there are irregularities in the proxy system that may result in proxies never being received by Shareholders or proxies arriving too late for a vote. In addition, Shareholders could experience difficulty in approving a business combination beneficial to them, and recommended by the Board, in the absence of majority voting. As such, the Amended Bye-Laws provide that a simple majority of votes cast is required to approve an amalgamation.

Expected Effect. The Company will no longer be required to muster a 75% vote to approve an amalgamation, the primary mechanism for the sale of a publicly-traded Bermudian company. Shareholders, or, if required by the Companies Act, holders of each class of shares, can approve an amalgamation with a simple majority vote of those voting at a meeting at which a quorum is present. This amendment thus empowers Shareholders to more easily approve amalgamations that may be beneficial to them, and recognizes the practical difficulties that obtaining a supermajority can present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6A: ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS FOR AMALGAMATIONS.

PROPOSAL 6A WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

Proposal 6B: Advance notice provisions

Reason for Change from Current Bye-Laws. The Current Bye-Laws do not give any procedural guidance to Shareholders who wish to nominate Directors or otherwise propose business at general meetings. The Amended Bye-Laws provide that Shareholders shall give notice of their nomination or other proposal to be brought before annual general meetings between 60 and 90 days prior to the first anniversary of the preceding annual general meeting, and they must give notice of any nomination to be brought before a special general meeting between 60 and 90 days prior to the date of the special general meeting or within 10 days of the notice of such special general meeting. The ability of Shareholders to convene a special general meeting as provided by the Companies Act remains unchanged. Shareholders who submit nominations or other proposals must also provide certain information with regard to their economic and other interests.

Expected Effect. Providing for 60 to 90 days advance notice of Shareholder nominations or other proposals to be brought at an annual or special general meeting provides clarity to the submitting Shareholders on how to properly submit a nomination or proposal. This benefits all Shareholders by enabling the Company to take appropriate steps to evaluate the nomination or proposal so that the Board can properly advise the Shareholders on its purpose. The information provided by the submitting Shareholder will aid the Company in giving all Shareholders information necessary to review the proposal, and will allow the Company to determine that the Shareholders’ motives are aligned with the Company’s interests. In addition, it will provide a consistent basis upon which any Shareholder may submit a proposal or nomination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6B: ADVANCE NOTICE PROVISIONS.

PROPOSAL 6B WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

Proposal 6C: Voting/ownership limitations

Reason for Change from Current Bye-Laws. The Current Bye-Laws prohibit any Shareholder from acquiring, owning, controlling or voting more than 9.9% of the Company’s share capital or voting power. By so doing, they prevent the Company from being treated as a “controlled foreign corporation” under U.S. tax rules, and thus avoid adverse tax treatment for certain Shareholders. Similar provisions are common in other publicly-traded Bermudian reinsurance companies. To protect Shareholders, the Amended Bye-Laws also provide the Company the right to reduce voting rights to comply with the foregoing limitations in order to avoid non-de minimis adverse tax, legal or regulatory consequences to the Company or Shareholders. These provisions enable the Company to protect against accumulations of its shares that could raise regulatory issues in some jurisdictions. The Amended Bye-Laws also provide additional protection to Shareholders from adverse tax treatment by permitting the Company to purchase shares from a Shareholder if the Board reasonably determines that the 9.9% limitation is exceeded or such reduction is necessary in order to avoid non-de minimis adverse tax, legal or regulatory consequences to the Company or Shareholders. Finally, the Amended Bye-Laws permit the Board to reasonably request certain information from Shareholders necessary to effectuate the voting/ownership limitations. The Company will be required to maintain the confidentiality of any information disclosed.

Expected Effect. The Amended Bye-Laws consolidate existing provisions into one bye-law and provide mechanics for applying such limitations for greater clarity. The effect is that the Board will be better able to protect both the Company and its Shareholders from adverse consequences, including, most prominently, those that would result from the Company being deemed a “controlled foreign corporation.” From time to time, the Company may request information from its Shareholders for the purpose of applying the voting/ownership limitations discussed above. The Company will use this information to minimize the likelihood that the Company would be a “controlled foreign corporation” under U.S. tax rules, which in turn will lower the possibility of adverse tax consequences for certain Shareholders. The Company will treat such information as confidential and limit access to it appropriately. If a Shareholder fails to respond to a request for such information or submits incomplete or inaccurate information, the Board may in its reasonable discretion limit such Shareholder’s voting rights.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6C: VOTING/OWNERSHIP LIMITATIONS.

PROPOSAL 6C WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

Proposal 6D: Indemnification provisions

Reason for Change from Current Bye-Laws. In addition to other indemnification obligations, the Current Bye-Laws require the Company to indemnify its Directors and Officers for any costs they incur in defending themselves in legal proceedings arising as a result of their performance of Company business. An exception is made for any proceedings involving in fraud or dishonesty, in which case the Director or Officer may only be indemnified if he has a judgment in his favor or he is acquitted. In line with recent changes to the Companies Act, the Amended Bye-Laws provide greater protection to Directors and Officers by extending the indemnification to situations in which a claim involving fraud or dishonesty is settled, compromised or abandoned. They also provide that the Company will pay for such expenses in advance, though if a Director or Officer is found to have engaged in fraud or dishonesty, he must repay the Company. Finally, the Amended Bye-Laws make clear that any further changes to the Bye-Laws will not adversely affect a Director or Officer’s existing indemnification right.

Expected Effect. The Amended Bye-Laws will enable the Company to attract and retain Directors and Officers who might otherwise be concerned about having to bear upfront costs in any potential litigation. It is not expected that this change will result in a significantly greater expense to the Company. In addition, the Amendments also provide assurance to potential Directors and Officers that future adverse amendments to the indemnification provisions will not affect the indemnification rights they are given when they begin service.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6D: INDEMNIFICATION PROVISIONS.

PROPOSAL 6D WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

Proposal 6E: Election, disqualification and removal of Directors

Reason for Change from Current Bye-Laws. Publicly-traded Bermudian reinsurance companies typically have staggered boards, with approximately one-third of their board up for election at each annual general meeting, and preclude removal of directors except for cause. Furthermore, publicly-traded Bermudian reinsurance companies typically require a supermajority vote of their shareholders (75% of shareholders present in person or voting by proxy) to approve business combinations by way of an amalgamation. As noted above, the Company is proposing to reduce the vote it requires for an amalgamation to a simple majority of votes cast. Integral to the Board’s determination to make such change, and the other changes proposed in the Amended Bye-Laws, is the Board’s determination that the Company and the Shareholders be protected from actions not in their best interests. Unlike most publicly-traded Bermudian reinsurance companies, the Current Bye-Laws allow Shareholders to remove Directors at a special general meeting (not an annual general meeting) called for that purpose. The Amended Bye-laws preserve the Board as a staggered board with three classes of directors and only one class up for re-election at each annual general meeting; and allow Shareholders to remove Directors only at a special general meeting and for cause, which is defined as fraud, embezzlement or felony. Under the Amended Bye-Laws, Shareholder action to elect Directors would require a majority of votes cast (not just a plurality). In order to further protect Shareholders’ interests, the Amended Bye-Laws expand the circumstances in which Directors can be disqualified from continuing to serve (even before their three-year terms have expired). The Current Bye-Laws set out several events that mandate the disqualification of a Director, including bankruptcy and unsound mental health. The Amended Bye-Laws provide two additional disqualification events: (i) an unexcused absence from Board meetings for six consecutive months; and (ii) the written request of at least three-fourths of the other Directors after notice and opportunity to be heard. The Board believes that providing it with the ability to deal with an inattentive or disruptive Director through such additional disqualification mechanisms provides the Company with a more practical and effective mechanism than the extreme mechanism currently provided of having to convene a special shareholder meeting to remove the Director.

Expected Effect. The Company will continue to have a staggered board with three classes of Directors and only one class up for re-election at each annual general meeting. Furthermore, Shareholder action to elect Directors requires a majority of votes cast (not just a plurality). While the limitation on the right to remove Directors could have an anti-takeover effect, that effect needs to balanced against the following considerations.

•

Firstly, currently (and in the Amended Bye-Laws) there are various prohibitions on any Shareholder acquiring, owning, controlling or voting more than 9.9% of the Company’s share capital or voting power.

•

Secondly, currently Shareholders can only remove a Director at a special general meeting (not an annual general meeting) which would involve the delay and incremental costs of first soliciting Shareholders to requisition a meeting and then separately soliciting proxies to remove and replace the Director.

•

Thirdly, the removal of a Director currently only requires a simple majority of votes cast. Therefore, Shareholders being asked to remove Directors to facilitate a sale of the Company may have considerable uncertainty as to whether shareholders representing 75% of Shareholders present in person or voting by proxy at a future meeting (the required vote for an amalgamation) would approve a sale by way of amalgamation.

•	Fourthly, the Amended Bye-Laws are an integrated proposal. Therefore, failure to approve them would deny the Company and the Shareholders the other benefits contemplated by the Amended Bye-Laws.

•

Fifthly, the Amended Bye-Laws grant the Board the power to remove a Director by action of three-fourths of the other Directors which would avoid the practical impediments, including cost, adverse publicity, disruption and expense, of calling a special general meeting of Shareholders to take that action.

•	Finally, this change is consistent with the requirements currently applicable at most publicly-traded Bermudian reinsurance companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6E: ELECTION, DISQUALIFICATION AND REMOVAL OF DIRECTORS.

PROPOSAL 6E WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

Proposal 6F: Other changes to the Bye-Laws

Reason for Change from Current Bye-Laws. These changes make the Bye-Laws easier to read, clarify the operation of certain provisions, memorialize certain provisions of the Companies Act in the Bye-Laws and group like bye-laws together for ease of reference. Changes include, among others:

•

Under the Amended Bye-Laws, the Company may issue fractional Shares, and Shares may be in certificated or uncertificated form. These provisions provide flexibility to the Company to accommodate advances in technology and depositary arrangements.

•

The Current Bye-Laws provide that an Annual General Meeting may be called by not less than 30 days’ notice in writing, and that a Special General Meeting may be called by not less than seven days’ notice in writing. The Amended Bye-Laws state that both Annual General Meetings and Special General Meetings must be called by not less than ten (10) days’, and not more than ninety (90) days’, notice in writing.

These changes harmonize the notice periods for annual general and special general meetings and provide greater flexibility by allowing the Company to call an annual general meeting, if necessary, on shorter notice than before or with greater lead time, within the stated limit of (90) days.

•	The Amended Bye-Laws provide greater mechanics relating to fixing record dates for the purpose of identifying persons entitled to receive notices of, and to vote at, any general meeting.

•	The Amended Bye-Laws modernize the means by which notices may be sent to Shareholders, including transmissions by electronic means.

Expected Effect. Expected effects include, among others:

•

The Company may issue shares in a fractional denomination that will have, in fractional proportion of the whole share that it represents, all the rights of a whole share, including the right to vote, to receive dividends and distributions and to participate in a winding up. Shares may be issued in certificated or uncertificated form.

•

The Company will be required to provide notice of an upcoming general meeting at least 10 days, but no more than 90 days, in advance. By setting these limits in the Bye-Laws, the Shareholders will be able to more easily anticipate and prepare for meetings, while still preserving the Company’s flexibility to call meetings when necessary within the stated time limits. The notice period is also aligned with the period required for Shareholder notice of any nomination to be brought before a special general meeting.

•

The Company can specify who can receive notice of, vote at, attend, and exercise all the rights or privileges of a Shareholder (or a Shareholder of the relevant class) in relation to, any general meeting.

•	The Company will be provided with the most effective and efficient means to communicate with its Shareholders.

This is a summary of some of the changes provided for by Proposal 6F. Other changes have been made for readability and to provide clarity. Shareholders are urged to carefully review Appendix V.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

PROPOSAL 6F: OTHER CHANGES TO THE BYE-LAWS.

PROPOSAL 6F WILL ONLY BE ADOPTED IF SHAREHOLDERS APPROVE EACH OF

PROPOSALS 6A THROUGH 6F.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

AMENDED BYE-LAWS BY VOTING FOR EACH OF PROPOSALS 6A THROUGH 6F.

APPENDIX I

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by the external auditors, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte & Touche for certain audit-related services, which are as follows:

•

Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, annual report, etc.), attendance at Audit Committee meetings, preparation of management letter, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•

Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•

Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•

Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•

Services that result from the role of Deloitte as independent auditor, such as reviews of SEC filings, consents, letters to underwriters, and other services related to financings that include audited financial statements;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SAS 70 attestation reports;

•	Electronic accounting research services;

•	Foreign statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the New York Insurance Department;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.

Other Permitted Services

Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

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•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.

Prohibited Services

The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman would be included in the quarterly summary for the Audit Committee.

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APPENDIX II PARTNERRE LTD. 2009 EMPLOYEE SHARE PURCHASE PLAN Effective as of May 22, 2009

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Shares of the Company through accumulated payroll deductions or direct contributions to the Plan. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the ~~Human Resources~~Compensation Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

(d) “Common Shares” shall mean the common shares of the Company, $1.00 par value per share.

(e) “Company” shall mean PartnerRe Ltd., a Bermuda company.

(f) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) “Employee” shall mean any individual who is an employee of the Company or a Subsidiary whose customary employment with the Company or any Subsidiary is more than three months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exercise Date” shall mean the last day of each Purchase Period.

(k) “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

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(l) “Offering Period” shall mean, for each calendar year, subject to Section 4(b) hereof, (i) for Employees who are first eligible to participate in the Plan on the June 1 Enrollment Date, a period of twelve months consisting of two Purchase Periods, commencing on the first Trading Day coincident with or immediately after June 1 of such calendar year and terminating on the last Trading Day on or immediately prior to the following May 31, and (ii) for new Employees who are first eligible to participate in the Plan on the December 1 Enrollment Date, and for Employees described in clause (i) who withdraw from the 12-month offering period prior to the December 1 Enrollment Date but elect in accordance with Section 10(a) hereof to recommence participation as of the December 1 Enrollment Date, a period of six months consisting of one Purchase Period, commencing on the first Trading Day coincident with or immediately after December 1 and terminating on the last Trading Day on or immediately prior to the following May 31.

(m) “Parent” shall mean a corporation which is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(n) “Plan” shall mean this PartnerRe Ltd. 2009 Employee Share Purchase Plan.

(o) “Purchase Period” shall mean a period of six months, commencing on the first Trading Day coincident with or immediately after June 1 and December 1 of each calendar year and terminating on the last Trading Day on or immediately prior to the following November 30 and May 31, respectively.

(p) “Purchase Price” shall mean an amount equal to 85 percent of the Fair Market Value of a Common Share on the Enrollment Date or the Exercise Date, whichever is lower.

(q) “Reserves” shall mean the number of Common Shares covered by each option under the Plan which have not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

(r) “Subsidiary” shall mean a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(s) “Trading Day” shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3. Eligibility.

(a) Each person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan; provided that an Employee may only participate in one Offering Period at a time.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares (together with shares owned by any other person or entity that would be attributed to such Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares subject to any outstanding options to purchase such shares, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase shares under all employee shares purchase plans (within the meaning of Section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $25,000 worth of shares (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

4. Offering Periods.

(a) The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The ~~[Board][~~Committee~~]~~ shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least 10 business days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

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(b) Notwithstanding anything herein to the contrary, in the event that the Fair Market Value of a Common Share on the June 1 Enrollment Date of a 12 month Offering Period is greater than the Fair Market Value of a Common Share on the December 1 Enrollment Date of such Offering Period, (i) such Offering Period shall terminate, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option (pursuant to Section 8 hereof) and reenrolled in a new Offering Period, which shall commence on the December 1 Enrollment Date and end on the Exercise Date. For purposes of this new Offering Period, the December 1 Enrollment Date shall be the first day of the Purchase Period.

5. Participation.

(a) An Employee may become a participant in the Plan for an Offering Period by enrolling in the Plan through their on-line brokerage account and by completing the Employee Share Purchase Plan Form authorizing payroll deductions or providing for contributions to the Plan and filing it with the Company’s payroll office at least ten business days prior to the applicable Enrollment Date, unless a later time for enrolling in the Plan is set by the ~~[Board][~~Committee~~]~~ for all Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant who elects to have such deductions made ratably during an Offering Period shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof. Payroll deductions for a participant who elects to have such deductions made in a lump sum on the last payroll date of a Purchase Period shall be made on such date, unless the participant withdraws from the Plan prior to such date pursuant to Section 10 hereof. Contributions to the Plan by a participant who elects to make direct contributions may be made at any time during the applicable Purchase Period, but no later than five business days prior to the Exercise Date, unless the participant withdraws from the Plan during such Purchase Period pursuant to Section 10 hereof.

6. Payroll Deductions and Direct Contributions.

(a) At the time a participant enrolls into the Plan, he or she shall elect to either (1) have payroll deductions made either (i) on each pay day during the Offering Period in an amount (expressed as a whole number percentage) not less than one percent and not more than ten percent of the Compensation which he or she receives on each pay day during the Offering Period, or (ii) on the last pay day of a Purchase Period, in an amount (expressed as a whole number percentage) not exceeding the lesser of (A) the amount of such paycheck and (B) up to ten percent (expressed as a whole number percentage) of the aggregate Compensation payable to such participant during such Purchase Period, or (2) pay to the Company, in a single lump sum by check or wire transfer of immediately available funds, an amount (expressed as a whole number percentage) not exceeding ten percent of the aggregate Compensation paid to such participant during such Purchase Period.

(b) All payroll deductions and contributions to the Plan shall be credited to a participant’s account under the Plan and will be withheld in whole percentages only.

(c) A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, during any Offering Period by withdrawing from the Plan through the participant’s on-line brokerage account at least ten business days prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions or contributions to the Plan (as applicable) for that Offering Period, except that for any Offering Period consisting of two Purchase Periods, a Participant may, prior to the commencement of the second Purchase Period, change his or her payroll deductions or contributions to the Plan (as applicable) for such second Purchase Period. A participant may also during that Offering Period, increase or decrease the rate of his or her payroll deductions or contributions to the Plan (as applicable) for the next succeeding Offering Period. Such changes must be effected by making the election through the participant’s on-line brokerage account and by completing the Employee Share Purchase Plan Form, at least ten business days prior to the end of that Offering Period, authorizing a change in payroll deduction or Plan contribution rate. A participant’s on-line election shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

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(d) Notwithstanding the foregoing, a participant’s payroll deductions or Plan contributions (as applicable) may be decreased to 0 percent at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) or Section 7 hereof. Subject to the preceding sentence, payroll deductions and Plan contributions (as applicable) shall recommence at the rate provided in the on-line brokerage account at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

(e) Notwithstanding the foregoing, the value of the Common Shares that are purchasable under the Plan by Participants who reside within the EU shall not exceed €2.5 million over any 12 month period (the “Limit”). In order to comply with this Section 6(e), the Company shall be permitted to reduce, unilaterally and without consent, the amount of the payroll deductions or Plan contributions (as applicable) of a Participant who resides within the EU to ensure that the Limit is not exceeded.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the participant must make adequate provisions for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Employee’s payroll deductions or Plan contributions (as applicable) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a Common Share on the Enrollment Date, and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions or Plan contributions (as applicable) in his or her account. No fractional shares will be purchased; any payroll deductions or Plan contributions (as applicable) accumulated in a participant’s account which are not sufficient to purchase a full share shall, at the election of the participant, either be (i) retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof, or (ii) returned to the participant. Any other monies left over in a participant’s account after the Exercise Date shall also be retained in the participant’s account for the subsequent Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of Common Shares occurs, the Company shall arrange the allocation of the Common Shares purchased upon exercise of a participant’s option to the participant’s account with a broker selected by the Company. The Common Shares shall be held in such brokerage account until they are sold or transferred by such participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions or Plan contributions (as applicable) credited to his or her account and not yet used to exercise his or her option under the Plan at any time but not less than ten business days prior to the Exercise Date by withdrawing on-line through the participant’s brokerage account. All of the participant’s payroll deductions or Plan contributions (as applicable) credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no

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further payroll deductions or Plan contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period, except that for any Offering Period consisting of two Purchase Periods, a Participant may terminate his or her participation in the Plan in the first Purchase Period and resume participation in the second Purchase Period of such Offering Period by enrolling on-line through the participant’s brokerage account and by delivering to the Company a new Employee Share Purchase Plan Form at least ten business days prior to the beginning date of the applicable Purchase Period. If a participant withdraws from the Plan during the second Purchase Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by enrolling on-line and delivering to the Company a new Form at least ten business days prior to the Enrollment Date for such Offering Period.

(b) Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions or Plan contributions (as applicable) credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest or other increment shall accrue or be payable with respect to any of the payroll deductions or Plan contributions of a participant in the Plan.

12. Shares.

(a) The maximum number of Common Shares which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) No participant will have an interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are Employees are permitted to participate in the Plan; provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(b) No member of the ~~Committee~~Board who is not an employee may participate in the Plan.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

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(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions, nor Plan contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. Common Shares acquired by a participant pursuant to the Plan may be sold or transferred at any time.

16. Use of Funds. All payroll deductions and Plan contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions and Plan contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given by the Broker to participating Employees quarterly, which statements will set forth the amounts of payroll deductions or Plan contributions (as applicable), the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per Common Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the ~~[Board][~~Committee~~]~~, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the ~~[Board][~~Committee~~]~~.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share subject to the option immediately prior to the sale of assets or merger, the consideration (whether shares, cash or other securities or property) received in the sale of assets or merger

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by holders of Common Shares for each Common Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common shares of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets or merger.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Shares, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish and change, at any time in its sole discretion, a formula for determining the conversion rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any shares exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years thereafter unless soon terminated under Section 19 hereof.

*            *            *

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APPENDIX III

PARTNERRE LTD.

2003 NON-EMPLOYEE DIRECTOR SHARE PLAN

Originally Effective May 22, 3003, and As Amended and Restated ~~as of~~

~~May~~Effective February 10, 2005 and May 22, 2009

Section 1. Purpose.

The PartnerRe Ltd. 2003 Non-Employee Directors Share Plan is designed to enhance the ability of the Company to attract, retain and reward outside directors of the Company with equitable and competitive compensation opportunities and to allow outside directors of the Company to share in the share ownership of the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Alternative Award” shall mean an Award granted pursuant to Section 10.

(c) “Award” shall mean any Option, award of Restricted Shares or Restricted Share Units, Alternative Award or Other Share-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Board” shall mean the board of directors of the Company.

(f) “Change in Control” shall occur when (i) any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40 percent or more of the then outstanding Common Shares; (ii) at any time during a period of 12 consecutive months, individuals who constitute the Board on the effective date of this Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company’s shareholders, was on the recommendation or with the approval of at least a majority of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; (iii) all or substantially all of the assets of the Company are sold, (in one or a series of related transactions); or (iv) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent thereof) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

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(g) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the ~~Governance and~~ Nominating & Governance Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

(i) “Company” shall mean PartnerRe Ltd., a Bermuda corporation together with any successor thereto.

(j) “Event” shall mean any of the corporate transactions or events described in Section 6(d).

(k) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price per Share under the terms of an Option as determined pursuant to Section 7 of the Plan.

(m) “Expiration Date” shall mean the final date of the term of an Option, which shall be fixed by the Committee pursuant to Section 7(b) of the Plan.

(n) “Fair Market Value” with respect to a Share shall mean, (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(o) “Option” shall mean the right to purchase Shares granted under Section 7.

(p) “Other Share-Based Award” shall mean any right granted under Section 9.

(q) “Outside Director” shall mean any director of the Company who is not an employee of the Company or any of its Affiliates.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Person” shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(t) “Plan” shall mean this PartnerRe Ltd. 2003 Non-Employee Director Share Plan, as may be amended from time to time.

(u) “Plan Year” shall mean, with respect to an Outside Director, the period commencing at the time of election of directors at an annual meeting of shareholders of the Company (or the election of a class of directors if the Company then has a classified board), or such Outside Director’s initial election or appointment to the Board if not at such an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders of the Company.

(v) “Policies” shall mean policies established from time to time by the Board as set forth in Section 4.

(w) “Restricted Share” shall mean any Share granted under Section 8.

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(x) “Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100 percent) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(y) “Retainer Fees” shall mean all retainer fees including, without limitation, meeting or chair fees, payable to an Outside Director in his or her capacity as such for services to the Board.

(z) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(aa) “Shares” shall mean common shares of the Company, $1.00 par value.

(bb) “Subsidiary” shall mean any corporation of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

Section 3. Eligibility.

All Outside Directors shall be eligible to receive Awards under the Plan.

Section 4. Outside Director Awards.

(a) Awards shall be granted to Outside Directors in accordance with Policies established from time to time by the Board specifying (i) the classes of directors (if the Company then has a classified board) to be granted such Awards; (ii) the type or types of Awards to be granted to Participants under the Plan; (iii) the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards and (iv) the time(s) at which such Awards shall be granted.

(b) All decisions of the Board and of the Committee shall be final, conclusive and binding upon all parties, including the shareholders and the Participants.

(c) Notwithstanding the foregoing, the maximum number of Shares to which all Awards granted to any Outside Director in a single Plan Year may relate shall not exceed 30,000 for the Chairman or 20,000 for any Outside Director.

Section 5. Administration.

(a) The Plan shall be administered by the Committee. All actions by the Committee shall be subject to and consistent with the Policies. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan, Policies and applicable law, the Committee shall have full power and authority to: (i) determine the terms and conditions of any Award; (ii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (iii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee decides necessary or desirable; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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Section 6. Shares Available for Awards.

(a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be ~~500,000~~ 800,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) Any Shares delivered pursuant to an Award will consist of newly issued Shares.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the Share limits set forth in Section 4(c) and Section 6(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 7. Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified share options for U.S. federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award documents, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent with the provisions of the Plan and the Policies, as the Committee shall determine:

(a) Exercise Price. The Exercise Price per Share under an Option shall be determined by the Committee~~; provided, however, such Exercise Price~~. Except in connection with an action taken pursuant to Section 6(d), no Option shall ~~not be less than the Fair Market Value of a Share on the date of grant of such Option~~be amended or replaced in any manner that would have the effect of reducing the exercise price of such Option established at the time of grant thereof.

(b) Term. The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant.

(c) Payment for Shares. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full upon exercise of the Options (i) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check; (ii) by surrender to the Company of Shares that have either been (A) held by the Participant for at least six-months, or (B) acquired from a person other than the Company, and have a Fair Market Value equal to such aggregate Exercise Price; (iii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Exercise Price; (iv) by any combination of (i), (ii), or (iii) above; or (v) by any other means approved by the Committee.

Section 8. Restricted Shares and Restricted Share Units.

(a) The Committee is hereby authorized to grant, or to provide for the automatic grant of, Awards of Restricted Shares and Restricted Share Units pursuant to the Policies to Participants.

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(b) Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse, be lifted or waived separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. During the applicable restricted period, such certificates shall remain in the custody of the Company or its agent.

(d) Except as otherwise determined by the Committee pursuant to the Policies whether in an Award Agreement or otherwise, upon termination of a Participant’s service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited.

Section 9. Other Share-Based Awards.

The Committee is hereby authorized to grant, or to provide for the automatic grant of, such other Awards (including, without limitation, share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan and the Policies. Subject to the terms of the Plan and the Policies, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 10. Receipt of Alternative Awards in Lieu of Retainer Fees.

If and to the extent provided by the Policies, a Participant may elect to receive up to 100 percent of his or her Retainer Fees in Alternative Awards which may be Shares, Restricted Share Units, Options or other Awards, subject to such terms and conditions as the Committee shall determine.

Section 11. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal consideration as may be required by applicable law.

(b) Awards may be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan and the Policies, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

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(d) No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Awards that are forfeited or canceled, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(e) Notwithstanding Section 11(d) to the contrary, Awards may be transferred to family members or trusts during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Except to the extent specifically provided to the contrary in any Award Agreement and subject to Section 12(e), upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Section 12. Amendment and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations. Without limiting the generality of the foregoing, if the implementation of any provision of the Plan or any Award would cause any Outside Director to incur adverse tax consequences under Section 409A or Section 457A of the Code, the implementation of such provision shall be delayed until the first time at which the provision’s implementation would not cause adverse tax consequences under such Section 409A or Section 457A, as applicable.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 6(d), no such action shall reduce the exercise price of any Option established at the time of grant thereof.

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(c) The Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards; provided that such amendment or other modification shall not increase the total number of shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an Event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) In connection with a Change in Control or an Event, the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

Section 13. Miscellaneous.

(a) No Participant shall have any claim to be granted any Award under the Plan ~~except as otherwise provided in Section 7,~~, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company. Further, the Board may at any time terminate the services of a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(d) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

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Section 14. Effective Date of Plan.

The Plan shall be effective as of ~~[            ],~~May 22, 2003, the date of its initial approval by the shareholders of the Company.

Section 15. Term of the Plan.

This Plan shall have a term of ten Plan Years, beginning on the effective date of the Plan. No Award shall be granted under the Plan after the conclusion of the tenth Plan Year. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date subject to the applicable rules of Section 409A of the Code.

Section 16. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.

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APPENDIX IV PARTNERRE LTD. SWISS SHARE PURCHASE PLAN Originally Effective February 25, 2002 As Amended and Restated Effective September 4, 2008 As Amended and Restated Effective May 22, 2009

1. Purpose. The purpose of the Plan is to provide employees of PartnerRe Holdings Europe Limited (Zurich Branch), a subsidiary of PartnerRe Ltd., with an opportunity to purchase Common Shares of the Company.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board.

(d) “Common Shares” shall mean the common shares of the Company, $1.00 par value per share.

(e) “Company” shall mean PartnerRe Ltd., a Bermuda company.

(f) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) “Employee” shall mean any individual who is an employee of PartnerRe Holdings Europe Limited (Zurich Branch) and who is customarily employed by the Branch on an open-ended contract for at least 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” ~~shall mean, as of any date, the value of Common Shares determined as follows:~~

~~(1) If~~of a Common Share on a given date means (A) if the Common Shares are listed on ~~any established stock exchange or a national market system, including without limitation~~a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Common Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Common Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers~~, Inc.~~ Automated Quotation System (“NASDAQ-NMS”) ~~(“NASDAQ”), its~~on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall ~~be the average of the high and low sale price for the Common Shares (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable: or~~mean the amount determined by the Committee in good faith to be the fair market value per Common Share, on a fully diluted basis.

~~(2) If the Common Shares are quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported,~~

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~~its Fair Market Value shall be the average of the closing bid and asked prices for the Common Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or~~

~~(3) In the absence of an established market for the Common Shares, the Fair Market Value thereof shall be determined in good faith by the Board.~~

(k) “Offering Period” shall mean, subject to the second sentence of Section 4 hereof, a period of six months, commencing on the first Trading Day coincident with or immediately after June 1 and December 1, of each year and terminating on the last Trading Day in the period ending on or immediately prior to the following November 30 and May 31, respectively.

(l) “Plan” shall mean this PartnerRe Ltd. Swiss Share Purchase Plan, and any amendment thereto.

(m) “Purchase Price” shall mean an amount equal to 60 percent of the Fair Market Value of a Common Share on the Exercise Date.

(n) “Reserves” shall mean the number of Common Shares covered by each option under the Plan which have not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

(o) “Trading Day” shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3. Eligibility. Each person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 18 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Employee may become a participant in the Plan for an Offering Period by enrolling on-line or by contacting a Fidelity phone representative at least 10 business days prior to the applicable Enrollment Date, unless a later time for enrolling in the Plan is set by the Committee for all Employees with respect to a given Offering Period. The employee must also complete a share purchase plan form in the form of Exhibit A to this Plan and submit it to the Company’s Human Resources Department.

(b) Contributions to the Plan by a participant who elects to make direct contributions by wire transfer may be made at any time during the applicable Offering Period, but no later than 10 business days prior to the Exercise Date, unless the participant withdraws from the Plan during such Offering Period pursuant to Section 9.

(c) At the time a participant enrolls and submits the share purchase plan form, he or she shall elect to pay contributions in an amount (expressed as a whole number percentage) not less than one percent and not exceeding eight percent of the Compensation which he or she receives during the Offering Period; provided, however, that in no event may any participant be permitted to contribute more than 5,000 CHF annually.

(d) All contributions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(e) A participant may discontinue his or her participation in the Plan, as provided in Section 9 hereof, at any time during the Offering Period as long as such withdrawal is made not less than 15 business days prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her contributions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her contributions for the next succeeding Offering Period, by making the election through the participant’s on-line brokerage account, at least 10 business days prior to the end of that Offering Period, authorizing a change in the contribution rate. A participant’s election shall remain in effect for successive Offering Periods unless terminated as provided in Section 9 hereof.

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(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the participant must make adequate provisions for the Company’s tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by the Employee.

6. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Employee’s contributions received by the Company prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to contribute more than 5,000 CHF annually. Exercise of the option shall occur as provided in Section 7 hereof, unless the participant has withdrawn pursuant to Section 9 hereof, and shall expire on the last day of the Offering Period.

7. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 9 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 6 and 11 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the contributions in his or her account. No fractional shares will be purchased; any contributions in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 9 hereof. Any other monies left over in a participant’s account after the Exercise Date shall also be retained in the participant’s account for the subsequent Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

8. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the allocation of the Common Shares purchased upon exercise of a Participant’s option to the Participant’s account with a broker selected by the Company. The Common Shares shall be held by such brokerage account until such time as the Common Shares are sold or transferred by such Participant consistent with the requirements of Section 14 hereof.

9. Withdrawal; Termination of Employment.

(a) A participant may discontinue his or her participation in the Plan at any time but not less than 15 business days prior to the Exercise Date by withdrawing from the Plan through the participant’s on-line brokerage account. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by enrolling on-line or by contacting a Fidelity phone representative to enroll in the Plan at least 10 business days prior to the Enrollment Date for such Offering Period.

(b) Any provisions of the Plan to the contrary notwithstanding, a participant will be deemed to have withdrawn from the Plan if his or her contributions are not received by the Company 10 business days prior to the Exercise Date.

(c) Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and any monies credited to such participant’s account but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 13 hereof, and such participant’s option will be automatically terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

10. Interest. No interest or other increment shall accrue or be payable with respect to any of the contributions of a participant in the Plan.

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11. Shares.

(a) The maximum number of Common Shares which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) No participant will have an interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

12 Administration. The Committee shall have authority to administer the Plan or delegate certain matters to the Company’s Chief Executive Officer, including without limitation:

(a) Method of contribution

(b) Amount of contribution

(c) Annual limitation of contributions

(d) Amount of discount

(e) Adjustment to time period of restriction on sale or transfer of Common Shares

(f) Cut off time for withdrawal of contributions.

13. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 13 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof. Common Shares acquired by a Participant pursuant to the Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of by the Participant during the two-year period beginning on the date of the acquisition of such shares by the Participant.

15. Use of Funds. All contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions.

16. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given by the Broker to participating Employees quarterly such statements shall set forth the amounts of contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

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17. Adjustments upon Changes in Capitalization.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per Common Share covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 9 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share subject to the option immediately prior to the sale of assets or merger, the consideration (whether shares, cash or other securities or property) received in the sale of assets or merger by holders of Common Shares for each Common Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common shares of the successor corporation or its parent (as defined in Section 424 (e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Shares, and in the event of the Company being consolidated with or merged into any other corporation.

18. Amendment or Termination.

(a) The Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period,

AIV-5

establish and change, at any time in its sole discretion, a formula for determining the conversion rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee finds, in its sole discretion, advisable and consistent with the Plan.

19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any shares exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present attention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 18 hereof.

***

AIV-6

APPENDIX V

BYE-LAWS OF PARTNERRE LTD.

I N D E X

BYE-LAW	SUBJECT	PAGE
1	Interpretation	1
2	Registered Office	2
3	Share Rights	2
4	Modification of Rights	3
5	Shares	3
6	Certain Limitations on Ownership and Voting of Shares	4
7	Certificates / Uncertificated Shares	6
8	Lien	6
9	Calls on Shares	8
10	Forfeiture of Shares	8
11	Register of Shareholders	9
12	Register of Directors and Officers	9
13	Transfer of Shares	9
14	Transmission of Shares	10
15	Increase of Capital	11
16	Alteration of Capital	11
17	Reduction of Capital	12
18	General Meetings and Resolutions in Writing	12
19	Notice of General Meetings	12
20	Notice of Nominations and Shareholder Business	13
21	Proceedings at General Meetings	15
22	Voting	16
23	Proxies and Corporate Representatives	17
24	Appointment and Removal of Directors	18
25	Resignation and Disqualification of Directors	19
26	Alternate Directors	20
27	Directors’ Fees and Additional Remuneration and Expenses	20
28	Directors’ Interests	21
29	Powers and Duties of the Board	21
30	Delegation of the Board’s Powers	22
31	Proceedings of the Board	22
32	Officers	23
33	Minutes	24
34	Secretary and Resident Representative	24
35	The Seal	24
36	Dividends and Other Payments	25
37	Reserves	26
38	Capitalisation of Profits	26
39	Record Dates	26

BYE-LAW	SUBJECT	PAGE
40	Accounting Records	27
41	Audit	27
42	Service of Notices and Other Documents	28
43	Winding Up	29
44	Indemnity	29
45	Amalgamation	30
46	Alteration of Bye-Laws	30
47	Certain Reporting Requirements	30

B Y E - L A W S

of

PartnerRe Ltd.

INTERPRETATION

1	Interpretation

1.1	In these Bye-Laws, unless the context otherwise requires:

“Alternate Director” means an Alternate Director appointed in accordance with Bye-Law 26;

“Bermuda” means the Islands of Bermuda;

“Board” means the Board of Directors of the Company;

“Cause” means fraud, embezzlement or felony;

“Code” shall mean the United States Internal Revenue Code of 1986, as amended;

“Confidential Information” has the meaning set forth in Bye-Law 6.9;

“Company” means the company incorporated in Bermuda having the name of PartnerRe Ltd.;

“Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Controlled Shares” of a person means Shares that would be treated as owned by such person under the rules set forth in section 958 of the Code;

“Director” means such person or persons as shall be appointed to the Board from time to time pursuant to these Bye-Laws;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator or manager for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“Meeting Date” shall have the meaning given such term in Bye-Law 39.2;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws and shall not include an auditor of the Company;

“Own or Control” means, with respect to the Company’s Shares, own under the rules set forth in section 958 of the Code;

“Paid-Up” means paid-up or credited as paid-up;

“Record Date Holder” shall have the meaning given such term in Bye-Law 39.2.1;

“Register” means the Register of Shareholders of the Company and, except in Bye-Law 11 includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Relevant Shares” shall have the meaning given such term in Bye-Law 39.2.2;

“Resident Representative” means (if any) the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

“Resolution” means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of Shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Service” shall have the meaning given such term in Bye-Law 6.9.

“Share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder of the Company;

“Specified Place” means the place, if any, specified in the notice of any meeting of the Shareholders, or adjourned meeting of the Shareholders, at which the chairman of the meeting shall preside;

“Ten Percent Shareholder” means a person who Owns or Controls more than 9.9% of the total combined voting power of all classes of Shares entitled to vote at a general meeting of the Company’s Shareholders or in any other circumstance in which the Company’s Shareholders are entitled to vote; and

“these Bye-Laws” means these Bye-Laws, as amended from time to time.

1.2	Words importing only the singular number include the plural number and vice versa.

1.3	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.4	Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

1.5	A reference to writing shall include typewriting, printing, lithography, photography, facsimile and electronic record.

1.6	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE

2	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES AND SHARE RIGHTS

3	Share Rights

3.1	Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may determine.

3.2	Subject to the Companies Acts, any preference Shares may, with the approval of the Board, be issued on terms:

3.2.1	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

3.2.2	that they are liable to be redeemed at the option of the Company; and/or,

3.2.3	if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such form as the Board may determine and shall be attached to but shall not form part of these Bye-Laws.

3.3	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own Shares, of any class, at any price (whether at par or above or below par), and any Shares to be so purchased may be selected in any manner whatsoever, to be held as treasury Shares or otherwise, upon such terms as the Board may in its discretion determine, PROVIDED ALWAYS that such acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the Shares held by the Company as treasury Shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those Shares save as expressly provided for in the Companies Acts.

4	Modification of Rights

4.1	Notwithstanding Bye-Law 18.2 and subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent (75%) of the issued Shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such Shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy any of the Shares of the relevant class, that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by him and that any holder of Shares of the relevant class present in person or by proxy may demand a poll; PROVIDED HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

4.2	For the purposes of this Bye-Law 4, unless otherwise expressly provided by the rights attached to any Shares or class of Shares, those rights attaching to any class of Shares for the time being shall not be deemed to be altered by:

4.2.1	the creation or issue of further Shares ranking pari passu with them;

4.2.2	the creation or issue of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

4.2.3	the purchase, acquisition or redemption by the Company of any of its own Shares.

5	Shares

5.1	Subject to the provisions of these Bye-Laws, the unissued Shares (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	Subject to the provisions of these Bye-Laws, any Shares of the Company held by the Company as treasury Shares shall be at the disposal of the Board, which may hold all or any of the Shares, dispose of or transfer all or any of the Shares for cash or other consideration, or cancel all or any of the Shares.

5.3	The Board may in connection with the issue of any Shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other.

5.4	Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole Shares, so that a Share in a fractional denomination shall have, in proportion to the fraction of a whole Share that it represents, all the rights of a whole Share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

5.5	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or in any fractional part of a Share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

6	Certain Limitations on Ownership and Voting of Shares

6.1	Notwithstanding any provision to the contrary in these Bye-Laws but subject to the provisions of this Bye-Law 6.1, no person shall be permitted to (i) Own or Control Shares in excess of 9.9% of the outstanding Shares (determined by value) or (ii) be a Ten Percent Shareholder (determined without regard to Bye-Laws 6.3, 6.4 and 6.5). Accordingly, no person shall be registered as the holder of Shares, no Shares may be issued, purchased or transferred (including by reason of the death of a Shareholder), and no alteration of capital may occur if as a result of such registration, issuance, purchase, transfer or alteration, as applicable, a person would (i) Own or Control Shares in excess of 9.9% of the outstanding Shares (determined by value) or (ii) be a Ten Percent Shareholder (determined without regard to Bye-Laws 6.3, 6.4 and 6.5). Notwithstanding the foregoing, the Board may waive the restrictions set forth in this Bye-Law, in its discretion and on a case by case basis.

6.2	Notwithstanding any provision to the contrary in these Bye-Laws, if the Board reasonably determines that ownership by any Shareholder of the Company’s Shares may result in (i) a person being a Ten Percent Shareholder (determined without regard to Bye-Laws 6.3, 6.4 and 6.5) or (ii) any non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any Shareholder or affiliate of a Shareholder, the Company will have the option but not the obligation to purchase the minimum number of Shares held by such Shareholder that is necessary so that after such purchase such person is not a Ten Percent Shareholder (determined without regard to Bye-Laws 6.3, 6.4 and 6.5), or is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequences, in each case, at a price determined in the reasonable discretion of the Board to represent such Shares’ fair market value; provided that if the Shares are traded on a securities exchange in or outside the United States, the fair market value per Share shall be determined by the Board based on the last sales price per Share on such exchange or, if there is none, the average of the bid and asked price per Share on such exchange, in each case for the ten business days prior to the purchase date. The Board will use reasonable efforts to ensure equal treatment to similarly situated Shareholders to the extent possible under the circumstances in connection with the application of this Bye-Law 6.2.

6.3	If, but for the application of this Bye-Law 6.3, any person would be a Ten Percent Shareholder, notwithstanding any provision to the contrary in these Bye-Laws, the votes conferred by the Controlled Shares of such person are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction such person shall not be a Ten Percent Shareholder.

6.4	In determining the reduction in votes conferred by Controlled Shares pursuant to Bye-Law 6.3, the reduction in the vote conferred by the Controlled Shares of any person shall be effected proportionately among all the Controlled Shares of such person; PROVIDED, HOWEVER, that if a Shareholder owns, or is treated as owning by the application of section 958 of the Code, interests in another Shareholder, any reduction in votes conferred by Controlled Shares of such Shareholder (determined solely on the basis of Shares held directly by such Shareholder and Shares attributed from such other Shareholder) shall first be effected by reducing the votes conferred on the Shares held directly by the Shareholder that owns directly or through another entity an interest in such other Shareholder.

6.5

Notwithstanding any provision to the contrary in these Bye-Laws, in addition to any other provision of Bye-Law 6.3, Shares shall not carry rights to vote, or shall have reduced voting rights, to the extent that the Board reasonably determines that it is necessary that such Shares should not carry the right to vote or should have reduced voting rights in order to avoid non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company or any Shareholder or affiliate of a Shareholder; PROVIDED, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Shareholders (to the extent possible under the circumstances).

6.6	The votes that are reduced pursuant to Bye-Laws 6.3, 6.4 or 6.5 shall be conferred proportionately among the Shares held by the other Shareholders; PROVIDED, however, that no Shares shall be conferred votes to the extent that so doing would cause any person to be a Ten Percent Shareholder (without regard to any other adjustments to voting power pursuant to this Bye-Law 6).

6.7	Prior to any vote being cast on a resolution proposed at a meeting, the Board shall make a determination regarding any adjustments to be made pursuant to this Bye-Law 6, and shall notify the Shareholders of the voting power conferred by their Shares at such meeting.

6.8	Notwithstanding any provision to the contrary in these Bye-Laws, the Company shall have the authority to request from any Shareholder, and such Shareholder shall provide to the Company, such information as the Company may reasonably request for the purpose of implementing this Bye-Law 6. If a Shareholder fails to timely respond to a request for information from the Company pursuant to this Bye-Law, or submits incomplete or inaccurate information in response to such a request, the Board may in its reasonable discretion determine that such Shareholder’s Shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Board in its reasonable discretion.

6.9	Any information provided by a Shareholder to the Company pursuant to Bye-Law 6.8 shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by this Bye-Law 6 (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations pursuant to this Bye-Law 6 (iii) to officers and employees of the Company or (iv) as otherwise required by law or regulation.

6.10	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-Law 6.9 (ii) and (iii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in implementing this Bye-Law 6. Prior to granting access to the Confidential Information to such persons, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application of this Bye-Law 6. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any consideration to which such Confidential Information is relevant under this Bye-Law 6.

6.11	The Company shall (i) notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-Law 6, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, PROVIDED that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

6.12	Without limiting any protection otherwise provided in these Bye-Laws, neither the Company nor the Board will be liable to the Company, its Shareholders or any other person whatsoever with respect to any determinations made by it in implementing this Bye-Law 6 so long as it has acted in good faith.

7	Certificates / Uncertificated Shares

7.1	The Shares of the Company shall be represented by certificates, PROVIDED that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its Shares shall be uncertificated Shares. Any such resolution shall not apply to Shares represented by a certificate until such certificate is surrendered to the Company. Except as otherwise provided by the law, the rights and obligations of the holders of uncertificated Shares and the rights and obligations of the holders of Shares represented by certificates of the same class and series shall be identical. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

7.2	If a Share certificate is defaced, lost or destroyed, it may be replaced without fee but only on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

7.3	All certificates for Share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

7.4	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Laws 6 and 13.

8	Lien

8.1	The Company shall have a first and paramount lien on every Share (other than a fully Paid-Up Share) for all monies (whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share) and the Company shall also have a first and paramount lien on every Share (other than a fully Paid-Up Share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law 8.

8.2	The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder of the Share.

8.3

The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was the holder of the Share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

8.4	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

8.4.1	the death of such Shareholder;

8.4.2	the non-payment of any income tax or other tax by such Shareholder;

8.4.3	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

8.4.4	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

8.4.4.1	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

8.4.4.2	the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such Shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under the Interest and Credit Charges (Regulation) Act 1975 of Bermuda) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

8.4.4.3	the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

8.4.4.4	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

8.5

Subject to the rights conferred upon the holders of any class of Shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

9	Calls on Shares

9.1	The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid Shares held by the Company as treasury Shares) in respect of any monies unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

9.2	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

9.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

9.4	If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

9.5	Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

9.6	The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

10	Forfeiture of Shares

10.1	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

10.2	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

10.3	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

10.4	When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

10.5	A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board shall think fit.

10.6	A person whose Shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

10.7	An affidavit in writing that the deponent is a Director or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

REGISTER OF SHAREHOLDERS

11	Register of Shareholders

The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers. The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board otherwise determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any fractional part of a Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.5.

REGISTER OF DIRECTORS AND OFFICERS

12	Register of Directors and Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES

13	Transfer of Shares

13.1	Subject to the Companies Acts, to Bye-Law 6, and to such other restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form or in any other form which the Board may approve in accordance with Bye-Law 7.4. No such instrument shall be required on the redemption of a Share or on the purchase by the Company of a Share.

13.2	The instrument of transfer (if any) of a Share shall be signed by or on behalf of the transferor and where any Share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. Any instrument of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share which is not a fully-paid Share. The Board may also decline to register any transfer unless:

13.2.1	the instrument of transfer (if any) is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

13.2.2	the instrument of transfer (if any) is in favour of less than five (5) persons jointly; and

13.2.3	it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

13.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law 13.

13.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer (if any) was lodged, send to the transferee notice of such refusal.

13.5	A fee to be determined by the Board shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share (the Company may also require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

14	Transmission of Shares

14.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was holding the Shares as “joint holders”, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-Law 14, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law 14. For greater certainty, where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

14.2	Subject to Bye-Law 6, any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer (if any) as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

14.3	A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

14.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law 14.

SHARE CAPITAL

15	Increase of Capital

15.1	The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe.

15.2	The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

15.3	The new Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

16	Alteration of Capital

16.1	Subject to Bye-Law 6 and the approval of the Board, the Company may from time to time by Resolution:

16.1.1	divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

16.1.2	consolidate and divide all or any of its Share capital into Shares of larger par value than its existing Shares;

16.1.3	sub-divide its Shares or any of them into Shares of smaller par value than is fixed by its memorandum, so that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

16.1.4	make provision for the issue and allotment of Shares which do not carry any voting rights;

16.1.5	cancel Shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its Share capital by the amount of the Shares so cancelled;

16.1.6	change the currency denomination of its Share capital.

16.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law 16, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

16.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference Shares.

17	Reduction of Capital

17.1	Subject to Bye-Law 6, the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued Share capital or any Share premium account in any manner.

17.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

18	General Meetings and Resolutions in Writing

18.1	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings, at such time and place as the Board may appoint. Except as required by the Companies Acts, Special General Meetings may not be called by any person other than the Board.

18.2	Except in the case of the removal of auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing. Any such Resolution shall be signed by such number of Shareholders (or the holders of such class of Shares) as provided in the Companies Acts. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

18.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

18.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

18.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the relevant number of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

19	Notice of General Meetings

19.1

An Annual General Meeting or a Special General Meeting shall be called by not less than ten (10) days, and not more than ninety (90) days, notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company, and to every Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

19.2	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

19.3	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

19.4	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law 19.

20	Notice of Nominations and Shareholder Business

20.1	Nominations of persons for election to the Board or the proposal of other business to be transacted by the Shareholders may be made at an Annual General Meeting only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in Bye-Laws 20.1-20.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Bye-Laws 20.1-20.3.

20.2

For nominations or other business to be properly brought before an Annual General Meeting or by a Shareholder pursuant to clause (iii) of Bye-Law 20.1, the Shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for Shareholder action. To be timely, a Shareholder’s notice shall be delivered to, or mailed and received by, the Secretary at the Registered Office (or at such other place or places as the Board may otherwise specify for this purpose) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual General Meeting of Shareholders; PROVIDED HOWEVER, that in the event that the date of the Annual General Meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date then to be timely such notice must be received by the Company no earlier than ninety (90) days prior to such Annual General Meeting and no later than the later of sixty (60) days prior to such Annual General Meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an Annual General Meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

20.3	A Shareholder’s notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bye-Laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

20.3.1	the name and address, as they appear on the Register, of such Shareholder and any such beneficial owner;

20.3.2	the class or series and number of Shares which are held of record or are beneficially owned by such Shareholder and by any such beneficial owner;

20.3.3	a description of any agreement, arrangement or understanding between or among such Shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

20.3.4	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned Shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of Share price changes for, or increase or decrease the voting power of, such Shareholder or any such beneficial owner, or any such nominee, with respect to the Company’s securities;

20.3.5	a representation that the Shareholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

20.3.6	a representation as to whether such Shareholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding Shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Shareholders in support of such proposal or nomination.

20.4

Only such business shall be conducted at a Special General Meeting as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Bye-law 19 or otherwise in accordance with the Companies Acts. Nominations of persons for election to the Board of the Company at a Special General Meeting may be made by Shareholders only (i) in accordance with Bye-Law 18.1 or (ii) if the election of directors is included as business to be brought before a Special General Meeting in the Company’s notice of meeting, then only by any Shareholder of the Company who is a Shareholder of record at the time of giving of notice provided for in this Bye-Law 20, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bye-Law 20. The proposal by Shareholders of other business to be conducted at a Special General Meeting may be made only in accordance with Bye-Law 18.1. For nominations to be properly brought by a Shareholder before a Special General Meeting pursuant to this Bye-Law 20, the Shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the Registered Office (or at such other place or places as the Board may otherwise specify for this purpose) (A) not earlier than ninety (90) days prior to the date of the Special General Meeting nor (B) later than the later of sixty (60) days prior to the date of the Special General Meeting or the tenth (10 th) day following the day on which public announcement of the date of the Special General Meeting was first made. A Shareholder’s notice to the Secretary shall comply with the notice requirements of Bye-Law 20.3.

20.5	At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary the information that is required to be set forth in a Shareholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a Shareholder to serve as a Director unless nominated in accordance with the procedures set forth in this Bye-Law 20. No business shall be conducted at a general meeting except in accordance with the procedures set forth or referenced in Bye-Law 18.1 and this Bye-Law 20. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-Laws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Bye-Law 20, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Company to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company.

20.6	Without limiting the foregoing provisions of this Bye-Law 20, a Shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bye-Law 20; PROVIDED, HOWEVER, that any references in these Bye-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-Law 20, and compliance with this Bye-Law 20 shall be the exclusive means for a Shareholder to make nominations or submit other business (other than as provided in the last sentence of this Bye-Law 20.6). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-Law 20 other than a nomination shall be deemed satisfied by a Shareholder if such Shareholder has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Exchange Act and such Shareholder’s proposal is required to be included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of Shareholders.

21	Proceedings at General Meetings

21.1	In accordance with the Companies Acts, a general meeting may be held with only one (1) individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, Shareholders entitled to vote at any general meeting and present in person or by proxy representing not less than 25% of the Shares, shall be a quorum for all purposes.

21.2	If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one (1) Shareholder present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than seven (7) days notice of any meeting adjourned through want of a quorum and such notice shall state that the one (1) Shareholder present in person or by proxy (whatever the number of Shares held by them) and entitled to vote shall be a quorum.

21.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, video conference and webcast) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

21.4	Each Director, and upon giving the notice referred to in Bye-Law 19.1 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

21.5	The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

21.6

The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

22	Voting

22.1	Save where a greater majority is required by the Companies Acts or these Bye-Laws, and subject to Bye-Law 6, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

22.2	Subject to any rights or restrictions for the time being lawfully attached to any class of Shares and subject to the provisions of these Bye-Laws including any adjustments made to the voting power of the Shares of any Shareholder pursuant to Bye-Law 6, at any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

22.2.1	the chairman of the meeting; or

22.2.2	at least three (3) Shareholders present in person or represented by proxy; or

22.2.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

22.2.4	a Shareholder or Shareholders present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been Paid-Up equal to not less than one tenth (1/10) of the total sum Paid-Up on all such Shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand for a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

22.3	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

22.4	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

22.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

22.6	On a poll, votes may be cast either personally or by proxy.

22.7	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

22.8	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

22.9	In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

22.10	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

22.11	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

22.12	If:

22.12.1	any objection shall be raised to the qualification of any voter; or,

22.12.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

22.12.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

23	Proxies and Corporate Representatives

23.1	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his Shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

23.2	The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

23.3	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

23.4	Subject to Bye-Law 23.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

23.5	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

23.6	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

23.7	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

24	Appointment and Removal of Directors

24.1	The Board shall be divided into three classes, with the term of the office of one class expiring each year. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. Each class shall have a minimum of one director and a maximum of four directors. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in this Bye-Law 24. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time determine the respective numbers of class I Directors, class II Directors and class III Directors.

24.2	Subject to Bye-Law 24.1, the number of Directors shall be such number not less than three as the Company by Resolution may from time to time determine.

24.3	Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2009 or until re-elected or his successor is appointed; and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting thereafter or until re-elected or his successor is appointed.

24.4	Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2010 or until re-elected or his successor is appointed; and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting thereafter or until re-elected or his successor is appointed.

24.5	Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2011 or until re-elected or his successor is appointed; and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting thereafter or until re-elected or his successor is appointed.

24.6	If the number of Directors is altered by the Company pursuant to this Bye-Law 24, the Board shall apportion any increase or decrease among the classes so as to maintain the number of Directors in each class as equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. All Directors, upon election or appointment (except upon election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

24.7	Any one or more vacancies in the Board (whether arising as a result of an increase in the size of the Board or any Director vacating his office) shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall fill the vacancy arising and shall, for the purposes of these Bye-Laws, if such Director is appointed as a result of an increase in the size of the Board, constitute a member of the class of Directors as specified by the Board, or, if such Director is replacing a current or former Director on the Board, constitute a member of the class of Directors represented by the person that he replaces and shall hold office for the balance of the term of such vacant Board position.

24.8	The Company may in a Special General Meeting called for that purpose remove a Director for Cause, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting.

25	Resignation and Disqualification of Directors

25.1	The office of a Director shall be vacated upon the happening of any of the following events:

25.1.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

25.1.2	if he does not stand for re-election upon the expiration of his term;

25.1.3	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

25.1.4	if he becomes bankrupt under the laws of any country or compounds with his creditors;

25.1.5	if he is prohibited by law from being a Director;

25.1.6	if he ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to Bye-Law 24.8;

25.1.7	if he shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

25.1.8	if he is requested to resign in writing by not less than three quarters of the other Directors after notice and opportunity to be heard by the Directors. In calculating the number of Directors who are required to make such a request to the Director, there shall be excluded any Alternate Director appointed by him acting in his capacity as such.

25.2	The provisions of section 93 of the Companies Act 1981 of Bermuda shall not apply to the Company.

26	Alternate Directors

26.1	A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may be removed by the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

26.2	An Alternate Director shall cease to be an Alternate Director:

26.2.1	if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

26.2.2	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

26.2.3	if he is removed from office pursuant to Bye-Law 26.1; or

26.2.4	if he resigns his office by notice to the Secretary at the Registered Office.

26.3	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

26.4	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

27	Directors’ Fees and Additional Remuneration and Expenses

27.1	The ordinary remuneration of the Director’s office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by the Board and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

27.2	No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law 27 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

28	Directors’ Interests

28.1	A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

28.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

28.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

28.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

28.5	A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

28.6	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a Director or Officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

29	Powers and Duties of the Board

29.1	Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Law 29 shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

29.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

29.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

29.4	In addition to its powers under Bye-Law 27, the Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any

Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

29.5	The Board may from time to time appoint one or more of its body to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

30	Delegation of the Board’s Powers

30.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

30.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 30.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

30.3	When required under the requirements from time to time of any stock exchange on which the Shares are listed, the Board shall appoint an Audit Committee, Compensation Committee, Nominating & Governance Committee or any other committee in accordance with the requirements of such stock exchange. The Board may also delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

31	Proceedings of the Board

31.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes cast at a meeting at which a quorum is present. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

31.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

31.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

31.4	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

31.5	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

31.6	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of (i) calling a general meeting or (ii) preserving the assets of the Company.

31.7	The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

31.8	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

31.9	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in these Bye-Laws) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

31.10	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

31.11	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

32	Officers

32.1	The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time. Any person appointed pursuant to this Bye-Law 32 shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

33	Minutes

33.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

33.1.1	all appointments of Officers made by the Board;

33.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

33.1.3	all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board and of committees appointed by the Board.

33.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 40.3 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

34	Secretary and Resident Representative

34.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

34.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

35	The Seal

35.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

35.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

35.2.1	executed under the Seal in accordance with these Bye-Laws; or

35.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

35.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

35.3.1	a Director; or

35.3.2	the Secretary; or

35.3.3	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

36	Dividends and Other Payments

36.1	Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide, the Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 37, in paying up in full Shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

36.2	Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

36.2.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts Paid-Up on the Shares in respect of which the dividend or distribution is paid, and an amount Paid-Up on a Share in advance of calls may be treated for the purpose of this Bye-Law 36 as Paid-Up on the Share;

36.2.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts Paid-Up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

36.3	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

36.4	No dividend, distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

36.5	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

36.6	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

36.7

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up Shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, PROVIDED that such dividend or distribution may not be satisfied by the distribution of any partly paid Shares or debentures of any company without the sanction of a Resolution.

37	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

38	Capitalisation of Profits

38.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any Share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Shareholders respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, PROVIDED that for the purpose of this Bye-Law 38, a Share premium account may be applied only in paying up of unissued Shares to be issued to such Shareholders credited as fully paid.

38.2	Where any difficulty arises in regard to any distribution under this Bye-Law 38, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

39	Record Dates

39.1	Notwithstanding any other provisions of these Bye-Laws, the Board may fix any date as the record date for any dividend, distribution, allotment or issue and as more particularly set out in Bye-Law 39.2 for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

39.2	In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “Record Date”) prior to the date fixed for the meeting (the “Meeting Date”) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

39.2.1	each person entered in the Register at the Record Date as a Shareholder, or a Shareholder of the relevant class (a “Record Date Holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the Shares, or the Shares of the relevant class, registered in his name at the Record Date;

39.2.2	as regards any Shares, or Shares of the relevant class, which are registered in the name of a Record Date Holder at the Record Date but are not so registered at the Meeting Date (“Relevant Shares”), each holder of any Relevant Shares at the Meeting Date shall be deemed to have irrevocably appointed that Record Date Holder as his proxy for the purpose of attending and voting in respect of those Relevant Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the Record Date Holder in his absolute discretion may determine; and

39.2.3	accordingly, except through his proxy pursuant to Bye-Law 39.2.2, a holder of Relevant Shares at the Meeting Date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the Relevant Shares at that meeting.

39.3	The entry of the name of a person in the Register as a Record Date Holder shall be sufficient evidence of his appointment as proxy in respect of any Relevant Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the Record Date Holder as proxy in respect of any Relevant Shares.

ACCOUNTING RECORDS

40	Accounting Records

40.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

40.2	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

40.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

41	Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

42	Service of Notices and Other Documents

42.1	Any notice or other document (including but not limited to a Share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 40) may be sent to, served on or delivered to any Shareholder by the Company

42.1.1	personally;

42.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

42.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

42.1.4	by, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

42.1.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 42.1.1, 42.1.2, 42.1.3 or 42.1.4 of this Bye-Law 42, in accordance with the Companies Acts.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

42.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

42.2.1	if sent by personal delivery, at the time of delivery;

42.2.2	if sent by post, forty-eight (48) hours after it was put in the post;

42.2.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

42.2.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

42.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a Share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a Share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

42.3	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

42.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

43	Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is any liability.

INDEMNITY

44	Indemnity

44.1	Subject to the proviso below, every Indemnified Person shall be fully indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law 44 shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law 44 shall not extend to any matter which would render it void pursuant to the Companies Acts. The right to indemnification conferred in this Bye-Law 44 shall be a contract right.

44.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

44.3	Every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, in which he is acquitted, which is settled compromised or abandoned, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

44.4	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to immediately reimburse the person making such payment or effecting such discharge.

44.5	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

44.6	Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Bye-Laws shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if any allegation of fraud or dishonesty is proved (after the exhaustion of all rights of appeal) against the Indemnified Person.

44.7	Each Shareholder, by virtue of, and as a condition precedent to, its acquisition and continued holding of a Share shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 44 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

44.8	The purpose of Bye-laws 44.1 – 44.7 as a whole is to provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, it is the intent of these Bye-Laws that such indemnification be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-laws shall not be applied or construed so as to result in the indemnification of any person, including an Indemnified Person, to the extent he is proven (after the exhaustion of all rights of appeal) to have engaged in fraud or dishonesty.

44.9	To the extent permitted by Bermudan law, any repeal, alteration or amendment of Bye-Laws 44.1 – 44.8, or adoption of any provision inconsistent therewith or any modification shall not adversely affect any rights to indemnification or to the advancement of expenses thereunder existing at the time of such repeal, alteration, amendment, adoption or modification with respect to any events, acts or omissions occurring immediately prior to such repeal, alteration, amendment, adoption or modification (regardless of when any proceeding, or part thereof, relating to such event, act or omission arises or is first threatened, commenced or completed).

AMALGAMATION

45	Amalgamation

In addition to the approval of the Board, any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 21.1 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 22.2.

ALTERATION OF BYE-LAWS

46	Alteration of Bye-Laws

These Bye-Laws may only be revoked or amended by the Board, but no such revocation or amendment shall be operative unless and until it is subsequently approved by Resolution.

CERTAIN REPORTING REQUIREMENTS

47	Certain Reporting Requirements

47.1	So long as the Company is required to maintain the registration if its Common Shares under section 12 of the United States Securities Exchange Act of 1934 but continues to be exempt (by virtue of its qualification as a “foreign private issuer”, as defined in rule 3b-4 under the Exchange Act, or for any other reason):-

47.1.1

From the periodic filing and reporting requirements under Regulation 13A under the Exchange Act that are applicable to a private issuer of equity securities registered under the Exchange Act that is not a foreign private issuer (a “U.S. private issuer”), then the Company shall nevertheless comply with the periodic reporting provisions and related disclosure requirements, including filing requirements with the U.S. Securities and Exchange Commission (the “SEC”), that are applicable to a U.S. private issuer whose equity securities are registered under Section 12 of the Exchange Act; or

47.1.2	From the requirements imposed upon U.S. private issuers pursuant to sections 14(a), (b) and (c) of the Exchange Act with regard to the preparation and dissemination of proxy and information statements, then the Company shall nevertheless be required to comply, and all record or beneficial owners of Common Shares shall be required to comply, in connection with any dissemination of information or solicitation of proxies relating to action at a meeting of Shareholders or a solicitation of consents for Shareholder action, with all provisions of Regulations 14A and 14C under the Exchange Act other than those that relate to (a) filing requirements with the U.S. SEC, (b) requirements to include Shareholder proposals in proxy materials pursuant to rule 14a-8, and (c) requirements with respect to the approval of certain transactions pursuant to item 14 of the Schedule 14A, PROVIDED THAT, in lieu of the application of the provisions of rule 14a-9 and 14c-6, the following provision shall apply, interpreted under Bermuda law:

47.1.2.1	No dissemination of information or solicitation of proxies shall be made by the Company or any record or beneficial owner of Common Shares containing any statement that, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or that omits to state any material fact necessary in order to make the statements therein not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or with respect to the same matter that has become false or misleading.

47.1.2.2	The following rules and items under the Exchange Act shall be applicable to the Company and its record and beneficial Shareholders in compliance with the foregoing principles:

Rules: 14a-1, 14a-2, 14a-3(a) (but, with regard to specific matters, only to the extent specified below with respect to specific disclosures required by Schedule 14A), (b), (d), (e), and (f) (1), 14a-4, 14a-5, 14a-7, 14a-10, 14a-11(a), (b) and (f), 14a-12a, 14a-13, 14a-14, 14c-1, 14c-2(a) (but, with regard to specific matters, only to the extent specified below with respect to specific disclosures required by Schedule 14C) and (b), 14c-3(a), 14c-4 and 14c-7. Schedule 14A: Items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18, 19, 20 (but not with respect to matters analogous to those governed by items 14) and 21. Schedule 14C: Items 1 (to the extent required by the items specified with respect to Schedule 14A above), 2, 3, 4 and 7.

47.1.2.3	All reference to U.S. laws, regulations, rules and schedules in this Bye-Law are to such provisions as in effect on 26 th August 1993 and to any successor provisions thereto.

47.1.2.4	No amendment to this Bye-Law 47 shall be effective without the approval of 66 2/3% of the Common Shares outstanding from time to time.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on May 21, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors ☐	☐	☐
Nominees
01	Jan H. Holsboer 02 Kevin M. Twomey
The Board of Directors recommends you vote FOR the following proposal(s):					For	Against	Abstain
2

To re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors, to serve until the 2010 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors.

					☐	☐	☐
3	To approve our 2009 Employee Share Plan.				☐	☐	☐
4	To approve amendments to our 2003 Non-Employee Director Share Plan, as amended and restated;				☐	☐	☐
5	To approve the extension of the term applicable to the shares remaining under our Swiss Share Purchase Plan; and				☐	☐	☐
6A	PROPOSALS 6A-6F ARE CROSS-CONDITIONED UPON SHAREHOLDER APPROVAL OF ALL OF PROPOSALS 6A-6F. To eliminate supermajority voting requirements for amalgamations in our Bye-Laws.				☐	☐	☐
6B	To approve advance notice provisions in our Bye-Laws.				☐	☐	☐
6C	To approve certain limitations on voting/ownership in our Bye-Laws.				☐	☐	☐
6D	To approve indemnification provisions in our Bye-Laws.				☐	☐	☐
6E	To approve election, disqualification and removal of director provisions in our Bye-Laws.				☐	☐	☐
6F	To approve other changes to our Bye-Laws.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd in connection with our Annual General Meeting of Shareholders to be held on May 22, 2009

The undersigned shareholder of PartnerRe Ltd. hereby appoints John A. Rollwagen and Patrick A. Thiele, each the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held May 22, 2009 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of nominees and the approval of the proposals described on the reverse side.
Please complete, sign and date and return this proxy card promptly, using the enclosed envelope.